TERM LOAN CREDIT AGREEMENT, dated as of December 20, 2013, among ARC DOCUMENT SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of the Initial Term Loans on the Effective Date in an initial aggregate principal amount of $200,000,000.

WHEREAS, the proceeds of the Initial Term Loans will be used by the Borrower to finance the Transactions.

WHEREAS, the applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.

“Additional Security Documents” shall have the meaning provided in Section 9.12.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding the foregoing, no Lender listed on Schedule 1.01-A to the Disclosure Letter (nor any of their respective Affiliates a majority of the voting Equity Interests of which are owned directly or indirectly by a parent company of any such Lender) shall be deemed to be an Affiliate of the Borrower or any Restricted Subsidiary.

“Agreement” shall mean this Term Loan Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, increased or restructured from time to time.

“Anti-Money Laundering Laws” shall have the meaning provided in Section 8.21.

“Anti-Terrorism Laws” shall have the meaning provided in Section 8.21.

“Applicable Excess Cash Flow Repayment Percentage” shall mean 50%; provided that (i) if the Total Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 3.25:1.00 but greater than 2.75:1.00, then the Applicable Excess Cash Flow Repayment Percentage shall be 25% and (ii) if the Total Leverage Ratio as of the last day of the respective Excess Cash Flow Payment Period is less than or equal to 2.75:1.00, then the Applicable Excess Cash Flow Repayment Percentage shall be 0%.

“Applicable Margin” shall mean a percentage per annum equal to: (i) in the case of Initial Term Loans maintained as (x) Base Rate Loans, 4.25%, and (y) Eurodollar Loans, 5.25%; (ii) in the case of any Type of Incremental Term Loan of a given Tranche that is not an Initial Term Loan, that percentage per annum set forth in, or calculated in accordance with, Section 2.14 and the respective Incremental Term Loan Commitment Agreement; and (iii) in the case of any Type of Extended Term Loans of a given Tranche, that percentage per annum set forth in the relevant Extension Offer accepted by the respective Extending Term Lenders. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin shall be increased as and to the extent necessary to comply with Section 2.14(a) or 2.15(a), as the case may be.

“Asset Sale” shall mean (i) any sale, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries to any Person (including by way of redemption by such Person) other than to a Credit Party of any asset (including, any Equity Interests in another Person) and (ii) any issuance by any Restricted Subsidiary of the Borrower of its Equity Interests to any Person other than the Borrower or any Restricted Subsidiary thereof, but excluding (x) any sale, transfer or other disposition of assets pursuant to Sections 10.02(i), (ii)(b) (to the extent such transactions are entered into the ordinary course of business), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xv) and (xvi) and (y) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Sales Proceeds of less than $2,500,000.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

“Attributable Debt” shall mean, on any date of determination: (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Financial Officer” of any Person shall mean the chief financial officer, the vice-president finance, the treasurer or assistant treasurer of such Person or, if there is no chief financial officer, vice-president of finance, treasurer or assistant treasurer of such Person, any other senior executive officer of such Person designated by the president of such Person as being a financial officer authorized to deliver and certify financial information under this Agreement.

“Authorized Officer” shall mean the chief executive officer, president, vice president of finance, chief financial officer, treasurer, assistant treasurer, or other similar officer of a Credit Party and, as to any document delivered on the Effective Date, any secretary or assistant secretary of a Credit Party. Any document delivered hereunder that is signed by an Authorized Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Bank Product” means any one or more of the following financial products or accommodations extended to the Borrower or its Restricted Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) cash management services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by the Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Provider” means Wells Fargo Bank, National Association or any of its Affiliates.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time, and (iii) the Eurodollar Rate for a Eurodollar Loan with a one-month Interest Period commencing on such day plus 1.00% and. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to the preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean each Loan that bears interest at a rate based on the Base Rate.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration, repair or improvement of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted restored, repaired or improved or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, in either case, to the extent that such proceeds or awards are not required to be applied in accordance with Section 5.02(e), (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Asset Sales that are not required to be applied pursuant to Section 5.02(c), (iv) expenditures that constitute operating lease expenses in accordance with GAAP, (v) expenditures that constitute Permitted Acquisitions, (vi) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and its Subsidiaries or (vii) any non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and its Subsidiaries.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” means (1) (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or province of Canada or any political subdivision of any such state or province any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or Canada or any state or province thereof or the District of Columbia or any United States or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or Canada or any state or province thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation or comparable organization in the relevant jurisdiction, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than US $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above; and (2) with respect to any Foreign Subsidiary, (a) investments of the type and maturity described in clause (1) above of foreign commercial banks, which investments or commercial banks (or the parents of such commercial banks) have the ratings described in such clauses or reasonably equivalent ratings from comparable foreign rating agencies (if available) and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management of comparable tenure and credit quality to those described in clause (1) above or other high quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean a Domestic Subsidiary of the Borrower that has no material assets other than the equity interests of one or more CFCs.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application there of by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” shall mean, (a) at any time any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), shall have acquired “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), of 30% or more on a fully diluted basis of the voting or economic interest in the Equity Interests of the Borrower; (b) the occurrence of any event or the existence of any circumstance that constitutes “fundamental change” or “change of control” (or any similar term) under the Existing Revolving Credit Agreement or documents governing any other Indebtedness involving in excess of $10,000,000; or (c) the Borrower fails to own and control, directly or indirectly, at least the percentage of the equity interest of each other Credit Party, owned or controlled, directly or indirectly, by the Borrower on the Effective Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the “Collateral,” and “Mortgaged Property” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” shall mean the Administrative Agent (together with its successors in such capacity in accordance with Section 12.09) acting as collateral agent for the Secured Parties pursuant to the Security Documents.

“Commitment” shall mean any of the commitments of any Lender, i.e., an Initial Term Loan Commitment or an Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall have the meaning provided in Section 9.01(f).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated December 2013.

“Consolidated Cash Interest Expense” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum for such period of (without duplication): (a) all cash interest expense plus (b) all payments made under Interest Rate Protection Agreements and Other Hedging Agreements to the extent not included in clause (a) of this definition; minus (c) all payments received under interest rate Hedge Agreements; plus (d) the portion of expense under capital leases that is treated as interest in accordance with GAAP (to the extent not already included in clause (a) of this definition).

“Consolidated Current Assets” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding cash and Permitted Investments and any tax related accounts with respect to prepaid taxes based on income or profits.

“Consolidated Current Liabilities” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding current liabilities associated with payroll expense, the current portions of Consolidated Indebtedness and Capitalized Lease Obligations and any tax related accounts with respect to tax liability based on income or profits.

“Consolidated EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any Test Period, (i) the sum for such Test Period of (without duplication): (a) Consolidated Net Income; and to the extent already deducted in arriving at Consolidated Net Income: (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) any non-cash non-recurring costs and expenses related to any transaction permitted under this Agreement or the issuance of Equity Interests of the Borrower, (g) restructuring and severance expenses disclosed in the Borrower’s periodic reports filed with the SEC, and (h) other non-cash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that were paid in a prior period), minus (ii) other non-cash items increasing Consolidated Net Income for such Test Period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), minus (iii) all cash interest income, in each case, determined in accordance with GAAP to the extent applicable to any of the foregoing.

“Consolidated Indebtedness” shall mean, at any time, an amount equal to the sum of (without duplication) (i) all Indebtedness of the Borrower and its Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clause (ii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Borrower or any of its Restricted Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar obligations which have not been paid within three Business Days of becoming due) shall not be included in any determination of “Consolidated Indebtedness.”

“Consolidated Interest Expense” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum for such period of (without duplication): (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets; plus (b) all payments made under Interest Rate Protection Agreements and Other Hedging Agreements to the extent not included in clause (a) of this definition; minus (c) all payments received under interest rate Hedge Agreements; plus (d) the portion of rent expense under capital leases that is treated as interest in accordance with GAAP (to the extent not already included in clause (a) of this definition).

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, net income (or loss) determined in accordance with GAAP for such period, but excluding (without duplication): (a) any income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s direct or indirect equity in the net income of any such Person for such period shall be included in such computation of net income (or loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution; and (b) net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is prohibited by operation of the terms of its organizational documents or any document or Laws applicable to such Restricted Subsidiary or by which such Restricted Subsidiary is bound.

“Consolidated Net Working Capital” shall mean, as at any date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

“Contingent Obligation” shall mean, as to any Person, without duplication, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” shall have the meaning provided in the definition of “Affiliate.”

“Credit Card Processors” shall have the meaning provided in Section 10.01(xi).

“Credit Documents” shall mean this Agreement the Disclosure Letter and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Guaranty, the Intercompany Subordination Agreement, the Security Agreement, the Fee Letter and each other Security Document and each Incremental Term Loan Commitment Agreement; provided, that, for the avoidance of doubt, Secured Interest Rate Protection Agreements shall not constitute Credit Documents.

“Credit Event” shall mean the making of any Loan.

“Credit Party” shall mean the Borrower and each Guarantor.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any time of determination (the “Reference Date”), an amount equal to, initially, $5,000,000, plus the sum of:

(a) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal quarter) generated from and after December 31, 2013 to the last day of the most recently completed fiscal year to the extent such Excess Cash Flow was not applied in accordance with Section 5.02(d) hereof; plus

(b) to the extent not (A) included in clause (a) above or clause (c) below or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any minority investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date; plus

(c) to the extent not (A) included in clause (a) or (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any minority investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such minority investments or Unrestricted Subsidiaries; plus

(d) (i) to the extent not (A) included in clause (a) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 5.02(c), the aggregate amount of all Net Sale Proceeds received by the Borrower or any Restricted Subsidiary in connection with any Asset Sale permitted under Section 10.02 of its ownership interest in any minority investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date; plus (ii) any Declined Proceeds of a prepayment of Term Loans in accordance with Section 5.02(c) or (e); plus

(e) in the event any Unrestricted Subsidiary originally designated as such pursuant to Section 10.05(xix) becomes a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the lesser of (a) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by the Borrower in good faith; minus

(f) any Restricted Payments made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.03(vii), voluntary or optional repayments of Junior Indebtedness made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.08(i)(A) or Investments made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.05(xix), in each case, during the period commencing on the Effective Date and ending on the Reference Date (and, for purposes of this clause (f), without taking account of the intended usage of the Cumulative Retained Excess Cash Flow Amount on such Reference Date in the contemplated transaction).

“Declined Proceeds” shall have the meaning provided in Section 5.02(j).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within one Business Day of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied or waived in writing by the Required Lenders prior to the date of funding, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination (in good faith) that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any proceeding of the type described in Section 11.05, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account” shall have the meaning given to such term in the UCC.

“Disclosing Party” shall have the meaning provided in Section 13.16.

“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by the Borrower to the Administrative Agent for the benefit of the Lenders, as amended or otherwise modified from time to time.

“Disqualified Equity Interests” shall mean, with respect to any Person, any Equity Interest of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Equity Interests of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the latest Maturity Date at the time of determination; provided, however, that (i) only the portion of such Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be a Disqualified Equity Interest, (ii) if such Equity Interests are issued to any current or former employees or other service providers or to any plan for the benefit of employees, directors, officers, members of management or consultants (including any equity or incentive compensation or benefit plan) of the Borrower or its Subsidiaries or by any such compensation or plan to such current or former employees, other service providers, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such current or former employee’s, other service provider’s, director’s, officer’s, management member’s or consultant’s termination, death or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests, and (iv) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an initial public offering, “asset sale” or “change of control” occurring prior to such date if either (x) such Equity Interests provide that the issuer thereof will not be required to redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations or (y) such redemption is permitted hereunder. For purposes of this Agreement, the principal amount of any Disqualified Equity Interests shall be deemed to be the liquidation preference or the maximum fixed repurchase price, as the case may be.

“Dividend” shall mean any dividend or other distribution (whether in cash, securities or other property (other than common Equity Interests of the respective Person paying such dividend or distribution) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property (other than common Equity Interests of the respective Person paying such dividend or distribution)) including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Borrower or any of its Restricted Subsidiaries.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn-Outs” shall mean unsecured liabilities of a Credit Party arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target.

“Effective Date” shall mean the date on which all the conditions precedent in Section 6 are satisfied (or waived in accordance with Section 13.12).

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but excluding (i) natural Persons and (ii) the Borrower and its Subsidiaries and Affiliates.

“Environmental Claims” shall mean any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or adjudicatory proceedings arising pursuant to any Environmental Law or pursuant to any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on the Borrower or any of its Restricted Subsidiaries, relating to the environment, the effect of the environment on employee health, or the generation, use, treatment, storage, handling, transportation or Release of, or exposure to, Hazardous Materials, in each case as amended from time to time

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or remedial action required, by any Governmental Authority or any third party, and which relate to any Environmental Claim.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equity Interests” of any Person shall mean any and all capital stock, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, any preferred stock, any limited or general partnership interest, any limited liability company membership interest; provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instruments are so converted or exchanged.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA), trade or business (whether or not incorporated) which together with the Borrower is deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA, and/or Section 412 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Eurodollar Loan” shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, with respect to any Borrowing of Eurodollar Loans for any Interest Period, (i) the higher of (a) the rate per annum (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent at approximately 11:00 a.m. (London Time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollar (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that if the Reuters Screen LIBOR01 shall not be available for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate; provided however that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be determined by reference to such other publicly available service for displaying interest rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London, England time, on the date that is two Business Days prior to the commencement of such Interest Period, and (b) with respect to Initial Term Loans only, 1.00%, (ii) with respect to any Tranche of Incremental Term Loans, such percentage as may be agreed to in the respective Incremental Term Loan Commitment Agreement, and (iii) with respect to any Tranche of Extended Term Loans, such percentage as may be agreed to in the relevant Extension Offer by the respective Extending Term Lenders.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for the applicable Excess Cash Flow Payment Period,

(a) Consolidated EBITDA for that period; plus

(b) the amount, if any, by which the Consolidated Net Working Capital decreased during such period, minus

(c) Consolidated Interest Expense for that period; minus

(d) (i) the aggregate amount of scheduled and mandatory payments made by the Borrower or any Restricted Subsidiary that permanently reduce the principal amount of outstanding Indebtedness for borrowed money (including such payments with respect to Loans under Section 5.02(a)) and (ii) the aggregate amount of scheduled and mandatory payments and voluntary prepayments made by the Borrower or any Restricted Subsidiary that permanently reduce the principal component of Capitalized Lease Obligations and any purchase money Indebtedness of the Borrower and its Restricted Subsidiaries during such period other than, in either case, (A) repayments financed with the proceeds of long-term Indebtedness, (B) repayments using the Cumulative Retained Excess Cash Flow Amount, (C) repayments financed with the Net Sale Proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests), (D) repayments of any revolving credit facility (except to the extent the commitments with respect thereto are permanently reduced in connection with such repayments), (E) repayments under Section 5.02(d) (on account of the existence of Excess Cash Flow) and (F) principal repayments of the Loans to the extent that (and only to the extent that) such repayments were made as a voluntary prepayment pursuant to Section 5.01 hereof; minus

(e) the amount of Investments actually paid in cash by the Borrower and its Restricted Subsidiaries permitted under Sections 10.05(iii) (to the extent constituting Investments in Persons other than the Borrower and its Restricted Subsidiaries and made after the Effective Date), (xii), (xiii), (xv), and (xvi), in each case, other than to the extent (A) financed with the proceeds of long-term Indebtedness, (B) financed using the Cumulative Retained Excess Cash Flow Amount and (C) financed with the Net Sale Proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests); minus

(f) the amount of Capital Expenditures actually paid in cash by the Borrower and its Restricted Subsidiaries during that period other than (A) Capital Expenditures financed with the proceeds of long-term Indebtedness (excluding, however, revolving loans made under any revolving credit facility) and (B) Capital Expenditures financed with the Net Sale Proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests); minus

(g) the amount of Restricted Payments permitted under Sections 10.03(iii), (viii), (ix) and (x) during such period, period other than (A) Restricted Payments financed with the proceeds of long-term Indebtedness (excluding, however, revolving loans made under any revolving credit facility) and (B) Restricted Payments financed using the Cumulative Retained Excess Cash Flow Amount; minus

(h) all Taxes actually paid in cash by the Borrower or its Restricted Subsidiaries during such period; minus

(i) any earn-out, indemnification, purchase price or similar adjustments paid in cash in connection with any disposition or Investment permitted hereunder (including any Permitted Acquisition); minus

(j) the amount paid in cash during such period on account of (A) items that were accounted for as non-cash reductions of Consolidated Net Income or Consolidated EBITDA and (B) reserves or amounts established in purchase accounting; minus

(k) the aggregate amount of all costs, fees and expenses (including prepayment premiums) incurred in connection with the Transactions and any issuance or offering of Equity Interests or Indebtedness, Permitted Acquisitions and other Investments permitted under Section 10.05, permitted dispositions, financing or refinancing transaction by the Borrower or any of its Restricted Subsidiaries on or after the Effective Date, the issuance, repayment, refinancing, amendment or modification of Indebtedness in each case whether or not successful, and any actual or proposed amendment, waiver or modification to the terms of any such transactions, in each case during such period to the extent paid in cash; minus

(l) an amount equal to the amount of extraordinary, unusual or non-recurring cash losses, charges or expenses and cash losses during such period; minus

(m) the amount, if any, by which the Consolidated Net Working Capital increased during such period; plus

(n) an amount equal to the amount of extraordinary, unusual or non-recurring cash gains and cash gains during such period.

“Excess Cash Flow Payment Date” shall mean the date occurring 5 Business Days after the earlier to occur of the date on which (x) the Borrower delivered its financial statements to Lenders pursuant to Section 9.01(c) and (y) the date on which the Borrower was required to deliver its financial statements to Lenders pursuant to Section 9.01(c) (commencing with the fiscal year ending December 31, 2014).

“Excess Cash Flow Payment Period” shall mean the immediately preceding fiscal year of the Borrower.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Property” shall have the meaning provided in the Security Agreement.

“Excluded Subsidiary” shall mean each (i) Domestic Subsidiary of a Foreign Subsidiary that is a CFC and (ii) CFC Holdco.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, in the case of each Lender, the Administrative Agent or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) any Tax on such recipient’s net income or net profits (or a franchise Tax imposed in lieu of a Tax on net income or net profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office located in such jurisdiction or as the result of any other present or former connection between such recipient and such jurisdiction (other than any connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Credit Document, or sold or assigned an interest in any Loan or any Credit Document), (ii) any branch profits Taxes imposed pursuant to Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in preceding clause (i), (iii) in the case of a Foreign Lender (other than a Foreign Lender that becomes a party hereto pursuant to Borrower’s request under Section 2.13), any United States federal withholding Taxes imposed on amounts payable to such Foreign Lender pursuant to a law in effect on the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Taxes pursuant to Section 5.04, (iv) any withholding Taxes attributable to a Lender’s failure to comply with Section 5.04(b) and (v) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” shall have the meaning provided in Section 8.21.

“Existing Indebtedness” shall have the meaning provided in Section 10.04(iv).

“Existing Revolving Credit Agreement” shall mean (i) that Credit Agreement (as amended, restated or otherwise modified from time to time), dated as of January 27, 2012, among the Borrower, Wells Fargo Bank, National Association, as U.S. agent, Wells Fargo Capital Finance Corporation Canada as Canadian agent, the lenders party thereto and the other parties thereto or (ii) any Permitted Refinancing of the credit agreement referred to in clause (i).

“Extended Term Loans” shall have the meaning provided in Section 2.15.

“Extended Term Note” shall have the meaning provided in Section 2.05(a).

“Extending Term Lender” shall have the meaning provided in Section 2.15.

“Extension” shall have the meaning provided in Section 2.15(a).

“Extension Offer” shall have the meaning provided in Section 2.15.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Borrower or the Subsidiary of the Borrower selling such asset.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (and any related law, treaty or other official guidance) implementing the foregoing.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates (rounded upward to the nearest 1/100th of 1%) on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain (i) fee letter dated as of November 30, 2013 between J.P. Morgan Securities LLC and the Borrower and (ii) fee letter dated as of November 30, 2013 between Wells Fargo Securities, LLC and the Borrower.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Foreign Lender” shall have the meaning provided in Section 5.04(b).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with GAAP are subject (to the extent provided therein) to Section 13.07(a).

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial, county, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantor” shall mean (i) each Subsidiary Guarantor, and (ii) with respect to the payment and performance by each Specified Credit Party of its Secured Obligations under its Guaranty with respect to all Swap Obligations, the Borrower (determined before giving effect to Section 2 of the Guaranty).

“Guaranty” shall mean (i) the guaranty of the Guarantors substantially in the form of Exhibit G-1 and (ii) each other guaranty and guaranty supplement delivered pursuant to Section 9.12.

“Hazardous Materials” shall means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; and (e) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority pursuant to applicable Environmental Law.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Bank” means any Person that, at the time it enters into an Interest Rate Protection Agreement permitted under Sections 9 and 10, is the Administrative Agent or an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender, in its capacity as a party to such Interest Rate Protection Agreement.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment.

“Incremental Commitment Requirements” shall mean, with respect to any provision of Incremental Term Loan Commitments on an Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions on any such date: (i) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments then provided had been incurred, and the proceeds of such Loans had been applied, on any such date); provided that the Lenders providing Incremental Term Loan Commitments the proceeds of which are to be used primarily to finance a Permitted Acquisition may agree to waive this requirement as part of customary “sungard” limitations; (ii) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (it being understood that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such earlier date); provided that the Lenders providing the Incremental Term Loan Commitments the proceeds of which are used primarily to finance a Permitted Acquisition may agree to a subset of such representations and warranties as a condition to such borrowing as part of customary “sungard” limitations; (iii) the delivery by the Borrower to the Administrative Agent on or prior to such date of an officer’s certificate executed by an Authorized Financial Officer of the Borrower and certifying as to compliance with preceding clauses (i) and (ii); (iv) the delivery by the Borrower to the Administrative Agent on or prior to such date of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by the Borrower and each Subsidiary Guarantor, acknowledging that such Incremental Commitments and all Loans to be incurred pursuant thereto shall constitute “Secured Obligations” under the Security Agreement; (v) to the extent reasonably requested by the Administrative Agent, the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 6.03 or as may otherwise be reasonably satisfactory to the Administrative Agent; (vi) the delivery by the Borrower to the Administrative Agent of such officer’s certificates, Board of Director resolutions and evidence of good standing as the Administrative Agent shall reasonably request; and (vii) the completion by the Borrower and the other Credit Parties by such date of such other actions relating to any Mortgaged Property (or the Mortgages entered into in connection therewith) as the Administrative Agent may reasonably request in connection with such Incremental Commitments.

“Incremental Equivalent Debt” has the meaning specified in Section 10.04(xv).

“Incremental Term Loan” shall have the meaning provided in Section 2.14(a).

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to the applicable Incremental Term Loan Commitment Agreement and as otherwise permitted by Section 2.14.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule 1.01 to the Disclosure Letter (as modified in accordance with Section 2.14) directly below the column entitled “Incremental Term Loan Commitment,” as the same may be terminated pursuant to Section 4.02 or 11.

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement substantially in the form of Exhibit D (appropriately completed) executed in accordance with Section 2.14.

“Incremental Term Loan Lender” shall have the meaning provided in Section 2.14(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement; provided, that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Note” shall have the meaning provided in Section 2.05(a).

“Indebtedness” shall mean, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, (h) all Contingent Obligations of such Person in respect of Indebtedness of such Person or another Person of the types described in clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation. The amount of any net obligations under any Interest Rate Protection Agreement, Other Hedging Agreement or similar agreement shall be the Swap Termination Value. Notwithstanding the foregoing, Indebtedness shall not include (i) trade payables and accrued expenses incurred by any Person in the ordinary course of business of such Person and (ii) any Earn-Out obligation until such obligation becomes a non-contingent liability on the balance sheet of such Person in accordance with GAAP

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under this Agreement or any other Credit Document.

“Initial Term Loan” shall have the meaning provided in Section 2.01.

“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01 to the Disclosure Letter directly below the column entitled “Initial Term Loan Commitment” as the same may be terminated pursuant to Section 4.02 or 11.

“Initial Term Loan Maturity Date” shall mean December 20, 2018.

“Initial Term Note” shall have the meaning provided in Section 2.05(a).

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case of proceeding under the Bankruptcy Code with respect to any Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding-up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Credit Party.

“Intellectual Property” shall have the meaning provided in Section 8.19.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with the Agreement, executed and delivered by the Borrower, each of its Subsidiaries and the Administrative Agent in the form of Exhibit L.

“Intercreditor Agreement” shall mean the intercreditor agreement, in the form attached hereto as Exhibit F, to be dated the Effective Date, between the Collateral Agent and the agent under the Existing Revolving Credit Agreement, and acknowledged by the Credit Parties, as amended, modified, or otherwise changed in accordance with the terms hereof and thereof.

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Expense Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such Test Period; provided that for purposes of any calculation of the Interest Expense Coverage Ratio pursuant to this Agreement, Consolidated EBITDA and Consolidated Cash Interest Expense shall be determined on a pro forma basis in accordance with Section 1.08.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Reuters Screen LIBOR01 for the longest period for which the Reuters Screen LIBOR01 is available that is shorter than the Impacted Interest Period; and (b) the Reuters Screen LIBOR01 for the shortest period (for which the Reuters Screen LIBOR01 is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investments,” shall have the meaning provided in Section 10.05.

“Lead Arrangers” shall mean J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in their capacity as Joint Lead Arrangers and Book Running Managers, and any successors thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or sublessee in, to and under leases or subleases of land, improvements and/or fixtures.

“Lender” shall mean each financial institution or other Person listed on Schedule 1.01 to the Disclosure Letter, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 13.04(b) or 13.04(c).

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Term Loan.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (c) a material adverse effect upon (i) the enforceability or priority of the Collateral Agent’s Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of the Borrower or its Restricted Subsidiaries; or (ii) the ability of the Administrative Agent and/or Collateral Agent to enforce or collect the Obligations or to realize on a material portion of the Collateral.

“Material Contract” means, with respect to any Person, all contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Initial Term Loan Maturity Date or each Incremental Term Loan Maturity Date, as the case may be; provided that, with respect to any Tranche of Extended Term Loans, the Maturity Date with respect thereto shall be the final maturity date as specified in the applicable Extension Offer accepted by the respective Extending Term Lenders.

“Maximum Rate” shall have the meaning provided in Section 13.19.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minimum Tranche Amount” shall have the meaning provided in Section 2.15(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, debenture, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, or similar security instrument.

“Mortgage Policy” shall mean an ALTA Lender’s Title Insurance Policy (Form 2006).

“Mortgaged Property” shall mean any Real Property owned, leased or subleased by the Borrower or any of its Restricted Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate has, or within the past five years has had, an obligation to contribute or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Debt Proceeds” shall mean with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions, fees and other costs associated therewith, including those of attorneys, accountants and other professionals) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

“Net Recovery Event Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event, net of (i) costs, expenses and Taxes incurred in connection with such Recovery Event, (ii) in the case of any Recovery Event regarding a Non-Wholly Owned Subsidiary of the Borrower, the pro rata portion of such proceeds that is contractually required (including pursuant to the organizational documents of such Subsidiary) to be paid to third Persons holding minority interests of such Subsidiary at the time of such Recovery Event (with such portion not to exceed such third Person’s proportionate share of such proceeds based on its relative holding of Equity Interests in such Subsidiary) and (iii) any funded escrow established in connection with any such Recovery Event (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary thereof, such amounts, net of any related expenses, shall constitute Net Recovery Event Proceeds).

“Net Sale Proceeds” shall mean, for any Asset Sale, the gross cash or Cash Equivalent proceeds (including any cash or Cash Equivalents received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) the costs and expenses of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold), (ii) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold, (iii) in the case of any Asset Sale consummated by a Non-Wholly Owned Subsidiary of the Borrower, the portion of such proceeds that is contractually required (including pursuant to such Subsidiary’s organizational documents) to be paid to third Persons holding minority interests of such Subsidiary at the time of such Asset Sale (with such portion not to exceed such third Person’s proportionate share of such proceeds based on its relative holding of Equity Interests in such Subsidiary), (iv) Taxes paid or reasonably estimated to be payable as a result thereof, (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary thereof, such amounts, net of any related expenses, shall constitute Net Sale Proceeds) and (vi) without duplication of clause (v) above, the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (iv) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Restricted Subsidiaries including Pension Plan and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Sale Proceeds of such Asset Sale occurring on the date of such reduction).

“Non-Consenting Lender” shall have the meaning provided in Section 2.13(a).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Non-Wholly Owned Subsidiary” shall mean each Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary.

“Not Otherwise Applied” shall mean, with reference to (i) the Cumulative Retained Excess Cash Flow Amount or (ii) the amount of Net Sale Proceeds of equity contributions to, or the sale of equity by, the Borrower received from and after the Effective Date, in each case that is proposed to be applied to a particular use or transaction permitted by this Agreement, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Note” shall mean each Initial Term Note, each Incremental Term Note and each Extended Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the address as set forth on Schedule 13.03 to the Disclosure Letter or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including all amounts in respect of any principal, premium, interest, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement or in the other Credit Documents, whether or not such interest, fees or expenses are allowed claims under any such proceeding or under applicable state, federal or foreign law); provided that the Obligations do not include obligations under Secured Interest Rate Protection Agreements.

“OFAC” shall have the meaning provided in Section 8.21(a)(v).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Other Taxes” shall mean all present and future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made under any Credit Document, or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

“Participant Register” shall have the meaning provided in Section 13.04(b).

“Patriot Act” shall have the meaning provided in Section 13.17.

“Payment Office” shall mean the office of the Administrative Agent set forth on Schedule 13.03 to the Disclosure Letter or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or an ERISA Affiliate is, or in the past five years has been (or if such pension plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and that is subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA.

“Permitted Acquisition” shall have the meaning provided in Section 9.14.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Refinancing” shall mean, with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of any such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus fees (including original issue discount) and expenses incurred in connection with such modification, refinancing, refunding, renewal, replacement or extension, (b) such modification, refinancing, refunding, renewal, replacement or extension at the time of incurrence has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Secured Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Secured Obligations (x) on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (y) on terms reasonably satisfactory to the Administrative Agent, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness, taken as a whole, are not materially less favorable to the Borrower and its Subsidiaries or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, taken as a whole; in each case, as set forth in a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, (iii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor or guarantor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (iv) if the Indebtedness to be so modified, refinanced, renewed, replaced or extended is unsecured, such modification, refinancing, renewal, replacement or extension Indebtedness is also unsecured and (v) if the Indebtedness to be so modified, refinanced, refunded, renewed, replaced or extended is secured, such modification, refinancing, refunding, renewal or extension Indebtedness is secured by the same assets (and proceeds thereof).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan (as defined in ERISA).

“Prime Lending Rate” shall mean the rate last quoted by the Administrative Agent as the “Prime Rate” in the United States.

“Private-Side Lender” shall mean those Lenders willing to receive material non-public information (within the meaning of the United States securities laws) with respect to the Borrower, its Affiliates and any of their respective Subsidiaries.

“Projections” shall mean the projections that are contained in the Lender Presentation dated December 3, 2013 and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Private-Side Lenders prior to the Effective Date.

“Public-Side Lenders” shall mean Lenders that are not Private-Side Lenders.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Effective Date, commencing on March 31, 2014.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Real Property Deliverables” shall mean:

(i) fully executed counterparts of Mortgages and corresponding UCC fixture filings (if required pursuant to the law of the state where the Mortgaged Property is located), in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages and UCC Fixture Filings (if required) shall cover each Real Property owned or leased by the Borrower or any of its Restricted Subsidiaries and designated as a “Mortgaged Property” on Schedule 8.12 to the Disclosure Letter, together with evidence that counterparts of such Mortgages and UCC Fixture Filings (if required) have been delivered to the title insurance company insuring the Lien of such Mortgage for recording;

(ii) a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Administrative Agent, in an insured amount reasonably satisfactory to the Administrative Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including endorsements relating to usury, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Administrative Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions with respect to a survey or an exception for mechanics’ liens (it being understood and agreed that if the Mortgage Policy is not delivered at Closing, then the Borrower shall use commercially reasonable efforts to deliver a Mortgage Policy that does not have an exception for mechanics’ liens and that in the event that such coverage is unavailable at commercially reasonable rates in the applicable jurisdiction at the time of issuance of the Mortgage Policy or the title company is unable or unwilling to issue coverage over any notices of commencement, mechanics, materialmen or other similar liens (“Mechanics’ Liens”) due to construction or other work (a “Project”) affecting the Mortgaged Property, the Borrower shall (i) promptly following the completion of such Project, deliver to the Collateral Agent an officer’s certificate executed by the Borrower stating that the applicable Credit Party’s payment obligations under the construction contracts for such Project have been satisfied and (ii) within the applicable statutory period for expiration of such Mechanics’ Liens after the delivery of the certificate described in clause (i), deliver to the Collateral Agent (i) a title insurance search and endorsement to the title insurance policy in form and substance reasonably acceptable to the Collateral Agent, it being understood that (x) such endorsed policy shall be free and clear of all Mechanics’ Liens and (y) the Borrower shall deliver such documents, including lien waivers, releases and terminations, as are reasonably requested by the Collateral Agent or the title insurance company to release any such liens);

(iii) to induce the title company to issue the Mortgage Policies referred to in clause (ii) above, such affidavits, certificates, information and instruments of indemnification (including a so-called “gap” indemnification) as shall be required by the title company, together with payment by the Borrower of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iv) either: (i) a survey of each Mortgaged Property (and all improvements thereon) (1) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (2) dated not earlier than six months prior to the date of delivery thereof, (3) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Collateral Agent in its capacity as such and the title company and (4) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date or preparation of such survey or (ii) an existing ALTA survey, together with such other documentation (including a so-called “no change” affidavit), in either instance, sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements required pursuant to the provisions of clause (ii) above;

(v) to the extent reasonably requested by the Administrative Agent, fully executed landlord consents, estoppels, assignments and such other documentation and certifications in each case as may be reasonably required by the Collateral Agent or necessary in order to create a valid and perfected first priority Lien against the applicable Mortgaged Property, and in each case, in form and substance reasonably satisfactory to the Collateral Agent;

(vi) to the extent requested by the Administrative Agent, copies of all leases and subleases in which the Borrower or any of its Restricted Subsidiaries holds the lessor’s interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent requested by the Administrative Agent and to the extent permitted under such agreements, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent);

(vii) a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower and any applicable Restricted Subsidiary) and, in the event any improved parcel of Mortgaged Property is located in a special flood hazard area as indicated in such “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination), flood insurance satisfying the requirements of Section 9.03(b) hereof; and

(viii) from local counsel in each state in which a Mortgaged Property is located, an opinion in form and substance reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent in its capacity as such, each of the Lenders and the other Secured Parties.

“Recovery Event” shall mean the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Restricted Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03 (in either case, excluding any business interruption insurance proceeds).

“Refinanced Term Loans” shall have the meaning provided in Section 13.12(e).

“Refinancing” shall mean the redemption (by tender offer, discharge or otherwise) in full of the Senior Notes or the making of provisions therefor reasonably acceptable to the Lenders on the Effective Date.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation S-X” shall mean Regulation S-X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Rejection Notice” shall have the meaning provided in Section 5.02(j).

“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, migrating or the like, into or upon any land or water or air.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Replacement Term Loans” shall have the meaning provided in Section 13.12(e).

“Repricing Event” shall mean (i) the incurrence by the Borrower of any Indebtedness (other than term loans having terms, including amortization, customarily considered “tranche A” loans in the then current loan markets and syndicated primarily to one or more commercial banking institutions, which terms loans may, but are not required to, be incurred under a credit facility containing additional provisions for revolving loans) (including the conversion of the Initial Term Loans into, any new or replacement tranche of Term Loans) bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount assuming a four year average life, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement tranche of term loans) less than the “effective yield” applicable to the Initial Term Loans subject to such event, the proceeds of which are used substantially concurrently to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the Initial Term Loans; provided that the primary purpose of such prepayment, repayment or conversion was to reduce the “effective yield” for the Initial Term Loans; provided, further that in no event shall any prepayment or repayment of such loans in connection with (x) borrowings under the Existing Revolving Credit or of revolving loans under any other revolving credit facility permitted under this Agreement or (y) a Change of Control, constitute, in either of the foregoing instances, a Repricing Event or (ii) any amendment to this Agreement or any of the other Credit Documents which reduces the “effective yield” applicable to the Initial Term Loans (it being understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Pension Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Term Loans at such time represents at least a majority of all outstanding Term Loans of Non-Defaulting Lenders at such time.

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of their respective Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder) or (ii) are subject to any Lien in favor of any Person other than (A) those of the Collateral Agent for the benefit of the Secured Parties and (B) Liens of the type described in clauses (i) and (xvii) of Section 10.01.

“Restricted Payment” shall mean, as to any Person: (a) any Dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person; (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest; (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person; (d) payments with respect to Earn Outs arising with respect to acquisitions occurring after the Effective Date and (e) any other transaction that has a similar effect as clauses (a) through (d) of this definition.

“Restricted Subsidiary” shall mean, of any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless otherwise specified, references to a “Restricted Subsidiary” will be deemed to be a Restricted Subsidiary of the Borrower.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sanctioned Country” shall have the meaning provided in Section 8.21.

“Sanctions” shall have the meaning provided in Section 8.21.

“Scheduled Extended Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(iii).

“Scheduled Extended Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(iii).

“Scheduled Incremental Term Loan Repayment” shall have the meaning provided in Section 5.02(b)(ii).

“Scheduled Incremental Term Loan Repayment Date” shall have the meaning provided in Section 5.02(b)(ii).

“Scheduled Initial Term Loan Repayment” shall have the meaning provided in Section 5.02(a).

“Scheduled Initial Term Loan Repayment Date” shall have the meaning provided in Section 5.02(a).

“Scheduled Term Loan Repayment” shall mean each Scheduled Initial Term Loan Repayment, each Scheduled Incremental Term Loan Repayment of a given Tranche and each Scheduled Extended Term Loan Repayment of a given Tranche, as the context may require.

“Scheduled Term Loan Repayment Date” shall mean each Scheduled Initial Term Loan Repayment Date, each Scheduled Incremental Term Loan Repayment Date of a given Tranche and each Scheduled Extended Term Loan Repayment Date of a given Tranche, as the context may require.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor thereto.

“Section 5.04(b) Certificate” shall have the meaning provided in Section 5.04(b).

“Secured Parties” shall have the meaning assigned that term in Security Agreement.

“Secured Interest Rate Protection Agreement” means any Interest Rate Protection Agreement permitted under Sections 9 and 10 of this Agreement that is entered into by and between any Credit Party and a Hedge Bank.

“Secured Obligations” shall mean all Secured Obligations (as defined in the Security Agreement); provided that the Secured Obligations shall exclude any Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning provided in Section 6.09.

“Security Documents” shall mean and include each of the Security Agreement, the Intercreditor Agreement, each Mortgage, each other document, instrument or agreement pursuant to which any lien is granted to the Administrative Agent for the benefit of the Secured Parties, including, after the execution and delivery thereof, each Additional Security Document.

“Seller Subordinated Notes” means, collectively, the unsecured promissory notes issued by any Credit Party to any seller in connection with a Permitted Acquisition which are expressly subordinated and made junior to the payment and performance in full of all the Obligations in accordance with a subordination agreement substantially in the form of Exhibit K.

“Senior Notes” shall mean the Borrower’s 10.5% Senior Notes due 2021.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets (including the present fair saleable value thereof) is greater than all of such Person’s debts and liabilities, direct, subordinated, contingent, and otherwise.

“Specified Credit Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2 of the Guaranty).

“Specified Default” shall mean any Default under Section 11.01 or 11.05.

“Specified Transaction” shall mean any Permitted Acquisition, any Investment made pursuant to Section 10.05(vii), (xv) or (xix), any Restricted Payment paid or made pursuant to Section 10.03(vii) or (x), any permitted non-ordinary course asset sale, any voluntary or optional repayment of Junior Indebtedness made pursuant to Section 10.08(i) and any incurrence of Indebtedness.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest (as determined by ordinary voting control over such partnership, limited liability company, association, joint venture, or other entity) on such date of determination.

“Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Restricted Subsidiary of the Borrower that is party to the Guaranty and each other Wholly-Owned Domestic Restricted Subsidiary that shall be required to execute a guaranty supplement pursuant to Section 9.12.

“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Interest Rate Protection Agreements or Other Hedging Agreements, after taking into account the effect of any netting agreement relating to such Interest Rate Protection Agreement Other Hedging Agreement, (a) for any date on or after the date such Interest Rate Protection Agreements or Other Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Interest Rate Protection Agreements or Other Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Interest Rate Protection Agreements or Other Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” shall mean the monetary obligations of a Person under either: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” shall mean any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges now or hereafter imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean each Initial Term Loan, each Incremental Term Loan, and each Extended Term Loan.

“Term Loan Commitments” shall mean, collectively, the Initial Term Loan Commitments and the Incremental Term Loan Commitments.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Test Period” shall mean:

(a) the four consecutive fiscal quarter period most recently ended for which financial statements have been delivered to the Lenders pursuant to this Agreement; provided that in the case of determinations of the Total Leverage Ratio and the Interest Expense Coverage Ratio pursuant to this Agreement, effect shall be given to any Specified Transactions as described in Section 1.08; and

(b) for the purposes of the definition of “Excess Cash Flow” (including the definition of “Consolidated EBITDA” used in the definition of “Excess Cash Flow”), any Excess Cash Flow Payment Period.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Incremental Term Loan Commitment” of any Tranche of Incremental Term Loans shall mean, at any time, the sum of the Incremental Term Loan Commitments of such Tranche of each of the Lenders at such time.

“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness on such date to (b) Consolidated EBITDA for the Test Period, as the case may be, last ended on or prior to such date; provided that for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA and Consolidated Indebtedness shall be determined on a pro forma basis in accordance with Section 1.08.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder. Commitments or Loans that have different maturity dates, pricing (other than upfront fees) or other terms will be designated as separate Tranches, including Incremental Term Loans and Extended Term Loans. In addition, and notwithstanding the foregoing, any Incremental Term Loans extended after the Effective Date shall, except to the extent provided in Section 2.14(c), be made pursuant to one or more additional Tranches of Term Loans which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreement in accordance with the relevant requirements specified in Section 2.14.

“Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Credit Documents on the Effective Date and the incurrence of Initial Term Loans on such date, and (iii) the payment of Transactions Expenses.

“Transaction Expenses” shall mean all costs, fees and expenses incurred in connection with, and payable prior to or in connection with the closing of, the Transaction and the transactions contemplated in connection with the Transaction, including all closing fees paid to any of the Lenders and the Administrative Agent hereunder, attorneys’ fees, accountants’ fees, placement agents’ fees, discounts, commissions and brokerage fees and consultant fees.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any relevant jurisdiction.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the actuarial present value of the accumulated benefits under the plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Pension Plan’s actuary in the most recent annual valuation of the Pension Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” shall mean (x) Unis Document Solutions Co., Ltd and each of its Subsidiaries and (y) any Subsidiary designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Effective Date.

“Voting Equity Interests” shall mean, as to any Person, any class or classes of outstanding Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors or equivalent governing body of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person and a Restricted Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Foreign Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose Equity Interests (other than director’s qualifying shares and nominal amounts of shares held by another Person, in each case to the extent required by applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest (other than nominal amounts of Equity Interests required to be held by another Person to the extent required by applicable law) at such time. Unless otherwise indicated herein, or the context otherwise requires, all references herein to any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries shall mean and be deemed to be references to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries, as the case may be, of the Borrower.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) All references to “knowledge” of any Credit Party or a Restricted Subsidiary of the Borrower means the actual knowledge of an Authorized Officer, an Authorized Financial Officer or other senior or executive officer or manager of such Credit Party or Restricted Subsidiary.

(i) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein and in the other Credit Documents) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

1.03 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.04 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements, restatements, extensions, increases, supplements, refinancings, renewals, replacements and other modifications thereto, but only to the extent that such amendments, amendments and restatements, restatements, extensions, refinancings, renewals, replacements, supplements, increases and other modifications are permitted by the Credit Documents, and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as provided in Section 2.09) or performance shall extend to the immediately succeeding Business Day.

1.07 Cumulative Retained Excess Cash Flow Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Retained Excess Cash Flow Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

1.08 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Total Leverage Ratio and the Interest Expense Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided that, notwithstanding anything to the contrary in clause (b), (c) or (d) of this Section 1.08, when calculating the Total Leverage Ratio for purposes of the Applicable Excess Cash Flow Repayment Percentage, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Total Leverage Ratio and the Interest Expense Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) and the Transactions that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) and the Transactions had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the Total Leverage Ratio and the Interest Expense Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by an Authorized Financial Officer of the Borrower in accordance with the terms of this Agreement.

(d) In the event that the Borrower or any Restricted Subsidiary of the Borrower incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio and the Interest Expense Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period and (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio and the Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day (or, in the case of the Interest Expense Coverage Ratio, the first day) of the applicable Test Period.

1.09 Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

1.10 Lease Treatment. Notwithstanding anything to the contrary contained in this Agreement, in the event of an accounting change requiring additional leases to be capitalized, only those leases that would constitute capital leases on the date hereof (assuming for purposes hereof that they were in existence on the date hereof) shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Credit Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

SECTION 2. AMOUNT AND TERMS OF CREDIT.

2.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make a term loan or term loans (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) to the Borrower, which Initial Term Loans (i) shall be incurred pursuant to a single drawing on the Effective Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Effective Date. Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans (unless a greater number of such Borrowings is agreed to by the Administrative Agent).

2.03 Notice of Borrowing.

(a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Eurodollar Loan to be incurred hereunder or (y) Base Rate Loans hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York time) on such day. Each such notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, substantially in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans or Incremental Term Loans, and if Incremental Term Loans, the specific Tranche thereof, and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error or willful misconduct.

2.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately following such notification pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

2.05 Notes.

(a) The Borrower’s obligations to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, promptly following request also be evidenced (i) in the case of Initial Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each an “Initial Term Note” and, collectively, the “Initial Term Notes”), (ii) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”), and (iii) in the case of Extended Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each an “Extended Term Note” and, collectively, the “Extended Term Notes”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05, or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall (at its expense) promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided that (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted unless the Borrower pays any amounts due under Section 2.11 and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the proposed date of conversion and either the Administrative Agent or the Required Lenders have elected to not permit such conversion in its or their sole discretion and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 P.M. (New York time) (x) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) in the case of a conversion into Eurodollar Loans and (y) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) in the case of a conversion into Base Rate Loans (in each case, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

2.07 Pro Rata Borrowings. All Borrowings of Initial Term Loans and Incremental Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Initial Term Loan Commitments or applicable Incremental Term Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest.

(a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan hereunder, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Initial Term Loans that are maintained as Base Rate Loans from time to time.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full or in part of outstanding Term Loans of any Tranche (other than repayments pursuant to Section 5.02(b)), in each case, on the amount repaid or prepaid, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 2:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, or, to the extent agreed to by all Lenders with Commitments and/or Loans under the relevant Tranche, a twelve month period, provided that (in each case):

(i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) at the election of the Administrative Agent or the Required Lenders in its or their sole discretion, no Interest Period may be selected at any time if an Event of Default is then in existence; and

(vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans.

If by 2:00 P.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc.

(a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

(ii) at any time, that such Lender shall incur increased costs of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate, or reductions in the amounts received or receivable hereunder in connection with any of the foregoing because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to (A) a change that shall subject any Lender to any Taxes (other than (1) Indemnified Taxes or Other Taxes indemnifiable under Section 5.04 and (2) any Excluded Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting the interbank Eurodollar market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, promptly following such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) within one Business Day of the date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction or effectiveness of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, promptly following its written demand therefor (together with the reasonable detail described in the last sentence of this clause (c)) such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and customary, provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.10).

(e) Notwithstanding anything to the contrary in this Section 2.10, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.10 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.

2.11 Compensation. The Borrower agrees to compensate each Lender, promptly following its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans, or assignment of any of its Eurodollar Loans pursuant to Section 2.13, occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b).

2.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that, in the reasonable judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10 and 5.04.

2.13 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of an event giving rise to the operation of Section 2.10(a), Section 2.10(c) or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs under any such Section, (c) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) (a “Non-Consenting Lender”), or (d) a Lender rejects (or is deemed to reject) the Extension requested of it under Section 2.15 which Extension has been accepted under Section 2.15 by at least the Majority Lenders of the respective Tranche of Loans whose Loans and Commitments are to be extended pursuant to such Extension, the Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and in the case of a replacement as provided in Section 13.12(b), where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, to replace the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall be obligated to enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender or the Borrower) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only the outstanding Term Loans of a Tranche or Tranches, the outstanding Term Loans of such Tranche or Tranches with respect to which such Lender is being replaced) of, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 4.01 (other than pursuant to Section 4.01(c)); and

(ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those (x) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Sections 2.11 and 4.01(h) or (y) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, prompt delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, Sections 2.10, 2.11, 5.04, 12.06 and 13.01, which shall survive as to such Replaced Lender). In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption Agreement effecting such replacement within five Business Days after the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Assumption Agreement without any action on the part of the Non-Consenting Lender or Defaulting Lender.

2.14 Incremental Term Loan Commitments.

(a) The Borrower shall have the right to request, at any time after the Effective Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide commitments to increase the aggregate principal amount of any existing Tranche of Term Loans or to establish one or more new Tranches of Term Loans (such Term Loans, the “Incremental Term Loans”) to the Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent and the Borrower an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferees who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments, and all Incremental Term Loans to be made pursuant thereto, shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments (whether constituting a new Tranche of Incremental Term Loans or being added to (and thereafter constituting a part of) a then outstanding Tranche of Term Loans) shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least $10,000,000 (or such lower amount as may be reasonably acceptable to the Administrative Agent) and in integral multiples of $2,500,000 in excess thereof (or such other integral multiple as may be reasonably acceptable to the Administrative Agent), (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.14 and the aggregate principal amount of all Incremental Term Loans to be made pursuant thereto shall not, together with the aggregate principal amount of all Indebtedness incurred pursuant to Section 10.04(iii)(B) and all Incremental Equivalent Debt incurred pursuant to Section 10.04(xv), exceed $50,000,000, (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable to each Incremental Term Loan Lender in respect of each Incremental Term Loan Commitment shall be separately agreed to by the Borrower and each such Incremental Term Loan Lender, (vii) the Borrower and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 10.13(i) and the Total Leverage Ratio shall not exceed 3.50 to 1.00, in each case, on a pro forma basis after giving effect to such Incremental Term Loans as of the most recently ended Test Period, (viii) each Tranche of Incremental Term Loans shall (A) have an Incremental Term Loan Maturity Date of no earlier than the Initial Term Loan Maturity Date, (B) have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans and (C) be subject to the Applicable Margins as are set forth in the Incremental Term Loan Commitment Agreement governing such Tranche of Incremental Term Loans; provided that, if the Applicable Margins for such Tranche of Incremental Term Loans (which, for such purposes only, shall be deemed to include all up-front or similar fees or original issue discount (amortized over four years) payable to all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans and any Eurodollar Rate floor or Base Rate floor applicable to such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared generally with all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans) determined as of the initial funding date for such Tranche of Incremental Term Loans exceeds the Applicable Margins (which, for such purposes only, shall be deemed to include all up-front or similar fees or original issue discount originally payable to all Lenders providing the Initial Term Loans or any Incremental Term Loans theretofore incurred and any Eurodollar Rate floor or Base Rate floor applicable to the Initial Term Loans or such Incremental Term Loans) relating to the Initial Term Loans by more than 0.50%, then the Applicable Margins relating to the Initial Term Loans shall be adjusted to be equal to the Applicable Margins (determined as provided above) relating to such Tranche of Incremental Term Loans minus 0.50%, (ix) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 8.08(b), (x) each Incremental Term Loan Commitment Agreement shall specifically designate the Tranche or Tranches of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as the Initial Term Loans or any other then existing Tranche of Term Loans) unless the requirements of Section 2.14(c) are satisfied), (xi) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Security Documents, and guaranteed under the Guaranties, on a pari passu basis with all other Obligations secured by the Security Documents and guaranteed under the Guaranties, (xii) each Lender (including any Eligible Transferees who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement and such Incremental Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents, and (xiii) other terms may differ if reasonably satisfactory to the Administrative Agent and the Borrower.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement, with the effectiveness of the Incremental Term Loan Commitment provided therein and the making of the respective Incremental Term Loans thereunder to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.14 shall have been satisfied (or waived in writing by the Required Lenders prior to the incurrence of such Incremental Term Loan Commitments), and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied (or waived in writing by the Lenders providing such Incremental Term Loan Commitments). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule 1.01-A to the Disclosure Letter shall be deemed modified to reflect the Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued, at the Borrower’s expense, to such Incremental Term Loan Lender in conformity with the requirements of Section 2.05.

(c) Notwithstanding anything to the contrary contained above in this Section 2.14, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof i.e., A-1, A-2, A-3, B-1, B-2, B-3, C-1, C-2, C-3, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, a then outstanding Tranche of Term Loans so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added; provided, however, if the up-front fees and/or original issue discount (amortized over the shorter of (x) the life of such Tranche of Incremental Term Loans and (y) four years) payable to each Incremental Term Loan Lender providing such Tranche of Incremental Term Loans exceeds the up-front fees and/or original issue discount (amortized over the shorter of (x) the life of such Tranche of Term Loans and (y) four years) originally payable to the Lenders that provided the Tranche of Term Loans to which such Incremental Term Loans are to be added by more than 0.50%, then the Applicable Margins for such Tranche of Term Loans shall be increased as, and to the extent, necessary to eliminate any such deficiency in excess of 0.50%; provided, further, that if any Eurodollar Rate floor or Base Rate floor applicable to such Incremental Term Loans exceeds the Eurodollar Rate floor or Base Rate floor applicable to the Tranche of Term Loans to which such Incremental Term Loans are to be added, the Eurodollar Rate floor or Base Rate floor applicable to such Tranche of Term Loans shall be increased so that the applicable floor is the same;

(ii) the new Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Scheduled Term Loan Repayment Dates as then remain with respect to the Tranche of Term Loans to which such new Incremental Term Loans are being added (with the amount of each Scheduled Term Loan Repayment applicable to such new Incremental Term Loans to be the same, on a pro rata basis, as is theretofore applicable to the Tranche of Term Loans to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Term Loan Repayments of the respective Tranche of Term Loans); and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each applicable Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of the respective Tranche of Term Loans, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of the respective Tranche and which will end on the last day of such Interest Period). In connection therewith, the Borrower hereby agrees to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and the respective Lender or Lenders as may be provided in the respective Incremental Term Loan Commitment Agreement.

The Incremental Term Loan Agreement may, with the consent of the Borrower and the Administrative Agent, but without the consent of any other Credit Party or the Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.

2.15 Extension of Term Loans.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.15, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like Maturity Date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time following the Effective Date transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans (and related outstandings)) (each, an “Extension,” and any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;

(ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions applicable only to periods after the then latest Maturity Date then in effect);

(iii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Maturity Date then in effect;

(iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Lenders with Term Loans shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders with Term Loans shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders with Term Loans have accepted such Extension Offer;

(vii) all documentation in respect of such Extension shall be consistent with the foregoing;

(viii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent;

(ix) no more than two Extensions may be effected; and

(x) the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of each Credit Party dated the applicable date of the Extension and executed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Extension and (y) the conditions set forth in Section 7 shall be satisfied (or waived in writing by the Required Lenders prior to the effective date of such Extension) (with all references in such Section to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by an Authorized Officer of the Borrower. In connection with each Extension Offer, each relevant Lender, acting in its sole and individual discretion, shall determine whether it wishes to participate in the respective Extension contemplated by such Extension Offer. Any relevant Lender that does not respond to an Extension Offer within the time period contemplated by the applicable Extension Offer shall be deemed to have rejected such Extension Offer. The election of any relevant Lender to agree to an Extension shall not obligate any other Lender to so agree.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02, or 13.06 and (ii) no Tranche of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (but otherwise subject to Section 13.12(a)) or any other Credit Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15, provided that such consent shall not be deemed to be an acceptance of an Extension Offer.

(c) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents with the Borrower (and the other applicable Credit Parties) as (and to the extent) may be necessary in order establish new Tranches in respect of Term Loans so extended and such technical amendments as may be necessary, in the reasonable discretion of the Administrative Agent and the Borrower, in connection with the establishment of such new Tranches, in each case on terms consistent with this Section 2.15. Without limiting the foregoing, in connection with any Extensions, the respective Credit Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a Maturity Date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent), it being understood, however, that such requirement to amend any Mortgage shall not apply to the Mortgage for the Mortgaged Property being delivered as of the Effective Date.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

SECTION 3. [RESERVED].

SECTION 4. FEES; REDUCTIONS OF COMMITMENT.

4.01 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for distribution to the respective Incremental Term Loan Lenders such fees as may be agreed to as provided in Section 2.14(a).

(b) The Borrower agrees to pay to the Administrative Agent and its Affiliates such fees as set forth in the Fee Letter and as otherwise may be agreed to in writing from time to time by the Borrower and/or any of its Subsidiaries and the Administrative Agent and such Affiliates.

(c) At the time of the effectiveness of any Repricing Event that is consummated prior to the two year anniversary of the Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Initial Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Replaced Lender under Section 2.13), a fee in an amount equal to 2.0% prior to the one year anniversary of the Effective Date and 1.0% from the one year anniversary of the Effective Date to any date prior to the two year anniversary of the Effective Date of (x) in the case of a Repricing Event described in clause (i) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid or converted in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (ii) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

4.02 Mandatory Reduction of Commitments.

(a) The Initial Term Loan Commitment of each Lender shall terminate in its entirety upon the making of such Lender’s Initial Term Loans pursuant to Section 2.01.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Incremental Term Loan Commitment under a given Tranche shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans (after giving effect to the incurrence of Incremental Term Loans of such Tranche on such date).

SECTION 5. PREPAYMENTS; PAYMENTS; TAXES.

5.01 Voluntary Prepayments.

(a) Subject to Section 4.01(c), the Borrower shall have the right to prepay the Loans, without premium or penalty (except as set forth in clause (vi) of this Section 5.01(a)), in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 2:00 P.M. (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans, (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify (I) whether Initial Term Loans, Incremental Term Loans or Extended Term Loans under a given Tranche shall be prepaid, (II) the amount of such prepayment, (III) the Types of Loans to be prepaid, and (IV) in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is reasonably acceptable to the Administrative Agent); (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied as designated in writing by the Borrower or, in the absence of such designation, pro rata among such Loans; (iv) each prepayment in respect of any Tranche of Term Loans made pursuant to this Section 5.01(a) shall be allocated among each of the outstanding Tranches of Term Loans as designated in writing by the Borrower or, in the absence of such designation, on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment; (v) each prepayment of any Tranche of Term Loans pursuant to this Section 5.01(a) shall reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans in the order designated in writing by the Borrower to the Administrative Agent at the time that the Borrower delivers its respective notice of prepayment, or in the absence of such designation, in direct order of maturity; and (vi) any prepayment of Initial Term Loans made on or prior to the first anniversary date of the Effective Date in connection with a Repricing Event shall be accompanied by the payment by the Borrower of the fee described in Section 4.01(c). Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind or revoke any notice of prepayment under this Section 5.01(a), if such prepayment would have resulted from (A) a refinancing (or payment in full) of the Term Loans and/or (B) the incurrence of Incremental Term Loans and/or (C) any extension or refinancing (or payment) of a portion of the Facilities with Indebtedness permitted hereunder, in each case, which incurrence, extension or refinancing (or other payment) shall not be consummated or otherwise shall be delayed.

(b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to repay all Loans of such Lender, together with accrued and unpaid interest, Fees, and all other amounts (including all amounts, if any, owing under Section 2.11) then owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b), so long as the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained. Each prepayment of any Tranche of Term Loans pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled Term Loan Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Term Loan Repayment of such Tranche of Term Loans after giving effect to all prior reductions thereto).

5.02 Mandatory Repayments.

(a) (i) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date set forth below (each, a “Scheduled Initial Term Loan Repayment Date,” the Borrower shall be required to repay that principal amount of Initial Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be (x) reduced as provided in 5.01(a), 5.01(b) or 5.02(f), or (y) increased as provided in Section 2.14(c), a “Scheduled Initial Term Loan Repayment”):

Scheduled Initial Term Loan Repayment Date	Amount
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2014	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2014	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2014	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2014	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2015	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2015	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2015	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2015	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2016	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2016	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2016	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2016	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2017	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending June 30, 2017	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2017	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending December 31, 2017	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending March 31, 2018	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending June, 2018	$2,500,000
The last Business Day of the Borrower’s fiscal quarter ending September 30, 2018	$2,500,000
Initial Term Loan Maturity Date	$152,500,000 (or, if less, the then remaining aggregate outstanding principal amount of Initial Term Loans)

(ii) In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such date, a “Scheduled Incremental Term Loan Repayment Date,” and each such repayment, as the same may be (x) reduced as provided in 5.01(a), 5.01(b) or 5.02(f), or (y) increased as provided in Section 2.14(c), a “Scheduled Incremental Term Loan Repayment”).

(iii) In addition to any other mandatory repayments pursuant to this Section 5.02, the Borrower shall be required to make, with respect to each Tranche of Extended Term Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Extended Term Loans on the dates and in the principal amounts set forth in the respective Extension Offer accepted by the respective Extending Term Lenders (each such date, a “Scheduled Extended Term Loan Repayment Date,” and each such repayment, as the same may be (x) reduced as provided in 5.01(a), 5.01(b) or 5.02(f), or (y) increased as provided in Section 2.14(c), a “Scheduled Extended Term Loan Repayment”).

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, within one Business Day after the date on which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(f) and (g).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02 and subject to Section 5.02(i), within five Business Days after the date on which the Borrower or any of its Restricted Subsidiaries receives any Net Sale Proceeds from any Asset Sale in excess of $2,500,000 in aggregate after the Effective Date, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(f) and (g); provided, however, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Event of Default or Specified Default then exists and such Net Sale Proceeds shall be used to reinvest in productive assets used or useful in the businesses permitted pursuant to Section 10.11 within (x) 365 days following receipt of such Net Sale Proceeds or (y) if the Borrower or a Restricted Subsidiary of the Borrower enters into a legally binding commitment to use such Net Sale Proceeds before the expiration of the 365 day period referred to in preceding clause (x), within 180 days after the end of such 365 day period; and provided further, however, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 5.02(c) are not so reinvested within the applicable time period (or such earlier date, if any, as the Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(c) without regard to the preceding proviso; provided; that, if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase or otherwise prepay any Incremental Equivalent Debt that is secured on a pari passu basis with the Term Loans (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Term Loans) pursuant to the terms of the documentation governing such Incremental Equivalent Debt with such Net Sale Proceeds, then the Borrower may apply such Net Sale Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of such Incremental Equivalent Debt, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 5.02(d) shall be reduced accordingly; provided; further that, if at the time that any such prepayment would be required (without giving effect to the “reinvestment” provision described in the first provision of this Section 5.02(c), the Borrower is required to offer to repurchase or otherwise prepay any Indebtedness under the Existing Revolving Credit with Net Sale Proceeds of Collateral that is secured on a senior basis to the Term Loans (or any Permitted Refinancing thereof that is secured on a senior basis with respect to such Collateral to the Term Loans) pursuant to the terms of the Existing Revolving Credit Agreement (including ABL Priority Collateral), then the Borrower may apply such Net Sale Proceeds to the prepayment of Indebtedness under the Existing Revolving Credit Agreement, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 5.02(d) shall be reduced accordingly, and the Borrower will refer to the provisions of the Intercreditor Agreement, with respect to the Existing Revolving Credit Agreement, or any other intercreditor agreement, with respect to pari passu Incremental Equivalent Debt, in order to establish the priority of the Indebtedness under the Existing Revolving Credit Facility or such Incremental Equivalent Debt (and in each case, any Permitted Refinancing thereof described in this Section 5.02(d) for purposes of this Section 5.02(d).

(d) In addition to any other mandatory repayments pursuant to this Section 5.02 and subject to Section 5.02(i), on each Excess Cash Flow Payment Date, an amount equal to the remainder (if positive) of (A) the Applicable Excess Cash Flow Repayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period minus (B) the aggregate amount of principal repayments of Loans to the extent (and only to the extent) that such repayments were made as to voluntary prepayment pursuant to Section 5.01 with internally generated funds during the relevant Excess Cash Flow Payment Period minus (C) applicable withholding or income taxes due in relation to the repatriation of Excess Cash Flow attributable to a Foreign Subsidiary (except to the extent such funds are not required to be applied in accordance with Section 5.02(i)), shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(f) and (g); provided that if such amount in any Excess Cash Flow Payment Period does not exceed $1,000,000, then no such payment will be required.

(e) In addition to any other mandatory repayments pursuant to this Section 5.02 and subject to Section 5.02(i), within 30 days following each date on or after the Effective Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Recovery Event Proceeds therefrom do not exceed $2,500,000), an amount equal to 100% of the Net Recovery Event Proceeds so received from such Recovery Event shall be applied within such 30-day period as a mandatory repayment in accordance with the requirements of Sections 5.02(f) and (g); provided, however that, so long as no Event of Default of Specified Default then exists, such Net Recovery Event Proceeds shall not be required to be so applied within such 30 day period to the extent that such Net Recovery Event Proceeds shall be used to purchase assets used or useful in the businesses permitted pursuant to Section 10.11 within (x) 365 days following the date of the receipt of such Net Recovery Event Proceeds or (y) if the Borrower or a Restricted Subsidiary of the Borrower enters into a legally binding commitment to use such Net Recovery Event Proceeds before the expiration of the 365-day period referred to in preceding clause (x), within 180 days after the end of such 365-day period; and provided further, that if all or any portion of such Net Recovery Event Proceeds not required to be so applied pursuant to the preceding proviso are not so used within the applicable period after the date of the receipt of such Net Recovery Event Proceeds (or such earlier date, if any, as the Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Recovery Event Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02(e) without regard to the immediately preceding proviso; provided; that, if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase or otherwise prepay any Incremental Equivalent Debt that is secured on a pari passu basis with the Term Loans (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Term Loans) pursuant to the terms of the documentation governing such Incremental Equivalent Debt with such Net Recovery Event Proceeds, then such Borrower may apply such Net Recovery Event Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of such Incremental Equivalent Debt, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 5.02(e) shall be reduced accordingly; provided; further that, if at the time that any such prepayment would be required, the Borrower is required (without giving effect to the “reinvestment” provision described in the first provision of this Section 5.02(e), to offer to repurchase or otherwise prepay any Indebtedness under the Existing Revolving Credit with Net Recovery Event Proceeds of Collateral that is secured on a senior basis to the Term Loans (or any Permitted Refinancing thereof that is secured on a senior basis with respect to such Collateral to the Term Loans) pursuant to the terms of the Existing Revolving Credit Agreement (including ABL Priority Collateral), then the Borrower may apply such Net Recovery Event Proceeds to the prepayment of Indebtedness under the Existing Revolving Credit Agreement, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 5.02(e) shall be reduced accordingly, and the Borrower will refer to the provisions of the Intercreditor Agreement, with respect to the Existing Revolving Credit Agreement, or any other intercreditor agreement, with respect to pari passu Incremental Equivalent Debt, in order to establish the priority of the Indebtedness under the Existing Revolving Credit Facility or such Incremental Equivalent Debt (and in each case, any Permitted Refinancing thereof described in this Section 5.02(e) for purposes of this Section 5.02(e).

(f) Each amount required to be applied pursuant to Sections 5.02(b), (c), (d) and in accordance with this Section 5.02(f) shall be applied to repay the outstanding principal amount of Term Loans and shall be allocated among each Tranche of outstanding Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of the respective repayment. The amount of each principal repayment of each Tranche of Term Loans made as required by Sections 5.02(b), 5.02(c), 5.02(d) and 5.02(f) shall be applied to reduce the then remaining Scheduled Term Loan Repayments in direct order of maturity.

(g) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but not an obligation, to minimize breakage cost owing under Section 2.11.

(h) In addition to any other mandatory repayments pursuant to this Section 5.02, notwithstanding anything to the contrary contained herein, all then outstanding Loans of a respective Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

(i) Notwithstanding any other provisions of Sections 5.02(c), (d) and (e), to the extent that any Net Sale Proceeds of an Asset Sale by a Foreign Subsidiary, Net Recovery Events Proceeds from a Recovery Event by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited by applicable local law from being repatriated to the United States of America or, if the Borrower has determined that such repatriation would have a material adverse tax consequence with respect to such Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow, the portion of such Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Sections 5.02(c), (d) and (e) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America or for so long as the effects of such repatriation would continue to cause a material adverse tax consequence (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local law to permit such repatriation, or to ameliorate such material adverse tax consequence, as applicable), and once such repatriation of any of such affected Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow is permitted under the applicable local law or would no longer have a material adverse tax consequence, such repatriation will be effected and such repatriated Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Sections 5.02(c), (d) and (e), to the extent provided therein.

(j) The Borrower shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 5.02(b), (c), (d) or (e) at least three Business Days prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide a reasonably detailed calculation of the amount of such repayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.02(b), (c), (d) or (e) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 P.M. (New York time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds may be retained by the Borrower; provided that the Borrower shall not be permitted to use any such Declined Proceeds to make Restricted Payments.

5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office; provided that, written notice by the Borrower to the Administrative Agent regarding the making of any payment from the Borrower’s account at the Payment Office shall be deemed the making of such payment to the extent that a sufficient amount of funds are available to be withdrawn from such account and such funds are in fact transferred to the Payment Office. Any payments under this Agreement or under any Note which are made later than 2:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04 Net Payments.

(a) All payments made by any Credit Party hereunder and under any other Credit Document will be made free and clear of, and without deduction or withholding for any Taxes, unless such deduction or withholding is required by any applicable law. If any Credit Party, the Administrative Agent or any other applicable withholding agent is required by applicable law to make any deduction or withholding on account of Taxes in respect of any payment in respect of any Credit Document, (i) the applicable withholding agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (ii) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as may be necessary so that after withholding or deduction for or on account of any such Indemnified Taxes or Other Taxes has been made (including any such deductions or withholdings attributable to any payments required to be made under this Section 5.04), each of the Lender or the Administrative Agent (as applicable), receives on the due date a net sum equal to what it would have received had no such withholding or deduction been made. The applicable Credit Party will furnish to the Administrative Agent, as soon as practicable after any payment of any Taxes to a Governmental Authority pursuant to this Section 5.04(a), certified copies of tax receipts (or such other evidence reasonably satisfactory to the Administrative Agent) evidencing such payment by the applicable Credit Party. The Credit Parties agree to, jointly and severally, indemnify and hold harmless each Lender and the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04(a)) payable by such Lender or the Administrative Agent, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(b) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Credit Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 5.04(b)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes agrees shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit C (any such certificate, a “Section 5.04(b) Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, Section 5.04(b) Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 5.11(d) if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the Section 5.04(b) Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Credit Documents.

(3) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.

Notwithstanding any other provision of this Section 5.04(b), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(c) Without duplication of any payments by a Credit Party required under Section 5.04(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) If any Lender or Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 5.04 (including by the payment of additional amounts pursuant to this Section 5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.04 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.04(d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.04(d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.04(d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.04(d) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 6. CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE EFFECTIVE DATE. The obligation of each Lender to make the Initial Term Loans on the Effective Date are subject at the time of the making of such Loans to the satisfaction (or waiver in writing by the Required Lenders) of the following conditions:

6.01 This Agreement; the Guaranty; the Notes. (i) The Administrative Agent and the Lenders shall have received executed counterparts to this Agreement duly executed by an Authorized Officer of the Borrower, the Administrative Agent and each Lender; (ii) the Administrative Agent and the Lenders shall have received executed counterparts to the Guaranty duly executed by an Authorized Officer of each Guarantor on the Effective Date and (iii) on or prior to the Effective Date, there shall have been delivered to each Lender that has requested the same the appropriate Initial Term Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

6.02 Officer’s Certificate. On the Effective Date, the Administrative Agent and the Lenders shall have received a certificate in the form Exhibit E, dated the Effective Date and signed on behalf of the Borrower by an Authorized Officer, certifying on behalf of the Borrower that all of the conditions in Sections 6.06, 6.07 and 7.01 have been satisfied substantially concurrently with the occurrence of the Effective Date.

6.03 Opinions of Counsel. On the Effective Date, the Administrative Agent and the Lenders shall have received from each of (i) Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Credit Parties and (ii) Barnes and Thornburg LLP, special Minnesota counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

6.04 Corporate Documents; Proceedings, etc.

(a) On the Effective Date, the Administrative Agent and the Lenders shall have received a customary certificate from each Credit Party, dated the Effective Date, signed by an Authorized Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in a form reasonably acceptable to the Administrative Agent with appropriate insertions, together with copies of the certified certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, the incumbency certificate and the resolutions referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b) On the Effective Date, the Administrative Agent and the Lenders shall have received good standing certificates and bringdown certificates (or the equivalent to the extent available in such jurisdictions) in the jurisdiction of organization of each Credit Party and, to the extent required by the Administrative Agent, each jurisdiction where such Credit Party conducts business, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

6.05 Refinancing. On or prior to the Effective Date and concurrently with the funding of the Initial Term Loans hereunder, the Refinancing shall have been consummated. The Administrative Agent and the Lenders shall have received reasonably satisfactory evidence (including reasonably satisfactory evidence of discharge of the indenture governing the Senior Notes) that the matters set forth in the immediately preceding sentence have been satisfied as of the Effective Date.

6.06 Adverse Change. Since December 31, 2012, there shall not have occurred any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

6.07 Litigation. On the Effective Date, there shall be no actions, suits, investigations or proceedings pending or, to the best of Borrower’s knowledge, threatened (i) with respect to the Transaction, this Agreement or any other Credit Document or (ii) which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.08 Intercompany Subordination Agreement. The Intercompany Subordination Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

6.09 Security Agreement. On the Effective Date, the Borrower and each Wholly-Owned Domestic Restricted Subsidiary of the Borrower (other than any Excluded Subsidiary) shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G-2 (as amended, modified, restated, waived or supplemented from time to time, the “Security Agreement”) covering all of the Borrower’s and each such Wholly-Owned Domestic Restricted Subsidiary’s Collateral (subject to any limitations contained therein), together with:

(i) financing statements (Form UCC-1 or the equivalent) in appropriate form for filing under the UCC or other appropriate filing offices of each jurisdiction in order to perfect the security interests purported to be created by the Security Agreement;

(ii) copies of UCC, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each as of a recent date, listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any Credit Party is organized or maintains its principal place of business or in the United States Patent and Trademark Office or United States Copyright Office, as applicable, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Liens permitted by Section 10.01;

(iii) subject in all cases to Section 13.21, delivery of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary to perfect (if and to the extent perfection is required by the Security Agreement) the security interests intended to be created by the Security Agreement; and

(iv) evidence that all other actions necessary to perfect (if and to the extent perfection is required by the Security Agreement) the security interests created by the Security Agreement have been taken (including, any requirements to perfect such security interest by “control” (within the meaning of the UCC)), and the Security Agreement shall be in full force and effect.

6.10 Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, substantially in the form of Exhibit F and shall be in full force and effect.

6.11 Financial Statements; Pro Forma Financials; Projections, etc. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements and the Projections referred to in Sections 8.05(a) and (c).

6.12 Solvency Certificate; Insurance Certificates. On the Effective Date, the Administrative Agent shall have received:

(i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit H; and

(ii) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of the Borrower and its Restricted Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee.

6.13 Fees, etc. On the Effective Date, the Borrower shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all invoiced reasonable costs, fees and out-of-pocket expenses (including reasonable legal fees and expenses) and other compensation payable to any of them pursuant to the terms of this Agreement and the related Engagement Letter, dated November 30, 2013, among the Borrower and the Lead Arrangers to the extent then due and owing or the Fee Letter.

6.14 Patriot Act. At least two Business Days prior to the Effective Date, the Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent requested in writing at least five Business Days prior to the Effective Date.

6.15 Existing Revolving Credit Agreement Amendment. The Administrative Agent shall have received reasonably satisfactory evidence the amendment to the Existing Revolving Credit Agreement has been duly executed by the parties thereto and is in effect.

In determining the satisfaction of the conditions specified in this Section 6, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a material adverse condition of the type described in Section 6.06, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Effective Date.

All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 6 unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders.

SECTION 7. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Effective Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction (or waiver in writing by the Required Lenders prior to the occurrence of the respective Credit Event) of the following conditions:

7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also immediately after giving effect thereto (i) there shall exist no Default or Event of Default; provided that the Lenders providing such Credit Event the proceeds of which are to be used primarily to finance a Permitted Acquisition may agree to waive this requirement as part of customary “sungard” limitations and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) only as of such specified date; provided that the Lenders providing such Credit Event the proceeds of which are used primarily to finance a Permitted Acquisition may agree to a subset of such representations and warranties as a condition to such borrowing as part of customary “sungard” limitations.

7.02 Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, the Borrower makes the following representations and warranties to the Administrative Agent and each of the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on the date of each such other Credit Event (it being understood and agreed that (x) any representation and warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) only as of such specified date).

8.01 Organizational Status.

(i) The Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected to result in a Material Adverse Effect. Each Subsidiary of the Borrower is a corporation, partnership or limited liability company duly organized, incorporated or amalgamated and existing and in good standing under the laws of the jurisdiction of its incorporation, amalgamation, organization or formation, and is qualified or licensed to do business (and is in good standing as a foreign corporation, extra-provincial corporation, partnership or limited liability company, if applicable) in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected result in a Material Adverse Effect. Schedule 8.14 to the Disclosure Letter correctly identifies the jurisdiction of organization of the Borrower and each of its Subsidiaries as of the date hereof.

(ii) As of the Effective Date, neither the Borrower nor any Subsidiary owns any Equity Interest, directly or indirectly, in any Person other than the Persons set forth on Schedule 8.14 to the Disclosure Letter, which accurately and completely reflects the number of shares or other units and the percentage ownership of such Person.

8.02 Power and Authority. This Agreement and each Credit Document have been duly authorized, executed and delivered by each Credit Party that is a party thereto, and constitute legal, valid and binding agreements and obligations of the Borrower and each Guarantor party thereto enforceable against such Credit Party in accordance with their respective terms, except as enforcement may be limited by equitable principles, or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

8.03 No Violation. The execution, delivery and performance by the Borrower and each Guarantor of each of the Credit Documents does not violate any provision of any law, regulation or court order, or contravene any provision of such Person’s organizational documents, or result in any breach of or default under any Material Contract, or any other material obligation, indenture or other instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor may be bound.

8.04 Approvals. No order, consent, approval, license, permit, authorization or validation of, notice or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be given, obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document (except (in each case) for (A) those that have otherwise been obtained or made and (B) filings which are necessary to perfect (if and to the extent required by the Security Agreement) the security interests created under the Security Documents).

8.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections.

(a) The audited consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 2010, December 31, 2011 and December 31, 2012, and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the Borrower and its Subsidiaries for the fiscal years ended on such dates, in each case furnished to the Lenders on or prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of said financial statements and the results for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b) On and as of the Effective Date and the date of each Credit Event thereafter, and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower and its Restricted Subsidiaries taken as a whole will exceed their respective debts, (ii) the Borrower and its Restricted Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond its or their respective ability to pay such debts as such debts mature in the ordinary course of business, and (iii) the Borrower and its Restricted Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 8.05(b), “debt” means any liability on a claim, and “claim” means right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c) The Projections delivered to the Administrative Agent and the Private-Side Lenders on or prior to the Effective Date have been prepared in good faith and are based on assumptions believed by the Borrower at the time prepared and on the date of delivery thereof to be reasonable, are based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, reflect in all material respects the adjustments required to be made to give effect to the Transactions, it being understood and agreed by all Lenders that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.

(d) After giving effect to the Transaction, since December 31, 2012, there has been no change in the property, assets, business, operations, liabilities or financial condition of the Borrower or any of its Restricted Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.06 Litigation. There are no pending, or to the Borrower’s or any other Credit Party’s actual knowledge after due inquiry, threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency which could result in a Material Adverse Effect.

8.07 True and Complete Disclosure. No statement of financial or other information (taken as a whole) furnished by or on behalf of the Borrower or any other Credit Party to the Administrative Agent or any Lender (including, all information contained in the Credit Documents and in the Confidential Information Memorandum) in connection with this Agreement or any of the other Credit Documents contains any untrue statement of material fact or omits a material fact necessary to make the statement not misleading in light of all of the circumstances existing on the date the statement was made, including such circumstances or other factual information (taken as a whole) previously furnished by the Borrower or any other Credit Party to the Administrative Agent and the Lenders. Any projections (including the Projections) and any pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material. There are no facts that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Administrative Agent or any Lender for use in connection with the transactions contemplated hereby. It is understood and agreed that for purposes of this Agreement and the other Credit Documents, the failure of the Borrower or any other Credit Party to furnish any financial or other information to a Public-Side lender, solely virtue of such Lender’s status as a Public-Side Lender, shall not constitute a breach of this Section 8.07.

8.08 Use of Proceeds; Margin Regulations.

(a) All proceeds of the Initial Term Loans will be used by the Borrower to (i) finance the Refinancing and (ii) pay the Transaction Expenses.

(b) All proceeds of the Incremental Term Loans will be used for the working capital, capital expenditures and other general corporate purposes of the Borrower and its Restricted Subsidiaries (including for Restricted Payments, Investments, Permitted Acquisitions and repayments and/or prepayments of Indebtedness to the extent permitted hereunder.

(c) Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09 Tax Returns and Payments. All income Tax returns and reports and all other material Tax returns and reports of the Borrower and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes (whether or not shown on a Tax return) and all other material assessments, fees and other governmental charges upon a Credit Party and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable, except for any Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Each Credit Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There are no current or pending material assessments or adjustments of the Borrower’s or any of its Restricted Subsidiaries’ Taxes with respect to any year that is not being actively contested by such Credit Party diligently, in good faith and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

8.10 Compliance with ERISA. The Borrower and each of its Domestic Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA; the Borrower has not, and none of its Domestic Subsidiaries has, violated any provision of any Plan maintained or contributed to by the Borrower or such Restricted Subsidiary; no Reportable Event has occurred and is continuing with respect to any Plan initiated by the Borrower or any Domestic Subsidiary; the Borrower and each of its Domestic Subsidiaries has met its minimum funding requirements under ERISA with respect to each Plan; and each such Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

8.11 The Security Documents.

(a) The provisions of the Security Agreement (taken as a whole) are effective, upon execution and delivery thereof, to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Secured Parties, will have a perfected (if and to the extent perfection is required by the Security Agreement) security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens, subject to the Intercreditor Agreement (i) when financing statements and other filings in appropriate form are filed in the respective jurisdiction of organization of each Credit Party and in the United States Patent and Trademark Office and United States Copyright Office, as required by the Security Agreement, and (ii) upon the taking of possession or control by the Collateral Agent (or a bailee acting on behalf of the Collateral Agent in accordance with the terms of the Intercreditor Agreement) of such Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent (or a bailee acting on behalf of the Collateral Agent in accordance with the terms of the Intercreditor Agreement) to the extent possession or control by the Collateral Agent (or a bailee acting on behalf of the Collateral Agent in accordance with the terms of the Intercreditor Agreement) is required by the Security Agreement) (to the extent intended to be created thereby and to the extent such perfection is governed by the laws of the United States, any state thereof or the District of Columbia).

(b) Each Mortgage, upon its execution, delivery and filing thereof, creates, as security for the Secured Obligations purported to be secured thereby, a valid and enforceable mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons (except that the security interest in and Lien created on such Mortgaged Property may be subject to the Permitted Liens related thereto and subject to the terms of the Intercreditor Agreement) and subject to no other Liens (other than Permitted Liens related thereto and subject to the terms of the Intercreditor Agreement). As of the Effective Date, there are no Mortgaged Properties.

8.12 Properties. As of the Effective Date, Schedule 8.12 to the Disclosure Letter contains a true, accurate and complete list of all owned Real Property of each Credit Party. The Borrower and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and subject to good faith disputes promptly and diligently prosecuted by such Credit Party, all of such material leases are valid and subsisting and no material default by the Borrower or its Restricted Subsidiaries exist under any of them.

8.13 [Reserved].

8.14 Subsidiaries. As of the Effective Date, no Credit Party has any Subsidiaries other than those Subsidiaries listed on Schedule 8.14 to the Disclosure Letter (which Schedule identifies the direct owner of each such Subsidiary on the Effective Date and their percentage ownership interest therein).

8.15 Compliance with Statutes, etc.

None of the Borrower or any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

8.16 Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

8.17 Environmental Matters. Except as set forth on Schedule 8.17 to the Disclosure Letter, (i) the Borrower and each of its Restricted Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) neither the Borrower nor any of its Restricted Subsidiaries has received notice that its operations are the subject of any federal, state or provincial investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment and (iii) neither the Borrower nor any of its Restricted Subsidiaries has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

8.18 Employment and Labor Relations. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Borrower or any of its Restricted Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Credit Party that could reasonably be expected to result in a material liability, or (iii) except as set forth on Schedule 8.18 to the Disclosure Letter to the knowledge of the Borrower, after due inquiry, as of the Effective Date, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Credit Party. No Credit Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. Except as set forth on Schedule 8.18 to the Disclosure Letter, the hours worked and payments made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Borrower or any of its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or any of its Restricted Subsidiaries, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

8.19 Intellectual Property, etc. Except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each of its Restricted Subsidiaries owns or has the right to use all the domestic and foreign patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, proprietary information, know-how and other intellectual property of any type, whether or not written (including, but not limited to, rights in computer programs, databases and data collections) and formulas, or has rights with respect to the foregoing (collectively “Intellectual Property”) necessary for the present conduct of its business, without any known conflict with the rights of others. The conduct of the business of the Borrower and its Restricted Subsidiaries does not infringe the Intellectual Property rights of others, except for such infringements which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.20 Insurance. Schedule 8.20 to the Disclosure Letter sets forth a true and complete listing of all insurance maintained by the Borrower and its Restricted Subsidiaries as of the Effective Date. All such insurance policies are in full force and effect as of the Effective Date and comply with the requirements of Section 9.03(c).

8.21 Anti-Terrorism Law.

(a) Neither the Borrower nor any of its Subsidiaries is in violation of any material legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Patriot Act.

(b) Neither the Borrower nor any of its Subsidiaries nor any director, officer, or employee of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any agent, affiliate or other person associated with or acting on behalf of the Borrower or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Borrower and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(c) The operations of the Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Borrower or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(d) Neither the Borrower nor any of its Subsidiaries, directors, nor, to the knowledge of the Borrower, any of its officers or employees, any agent, or affiliate or other person associated with or acting on behalf of the Borrower is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union (not to include those protecting against the effects of extraterritorial sanctions by other nations), Her Majesty’s Treasury, or other relevant sanctions authority of OECD member countries (collectively, “Sanctions”), nor is the Borrower, any of its Subsidiaries located, organized or resident in a country or territory that is itself the subject of any comprehensive embargo or country-wide Sanctions, including Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Borrower will not directly or indirectly use the proceeds of the Loans hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any Lender) of Sanctions. For the past 5 years, the Borrower and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was itself the subject of any comprehensive embargo or country-wide Sanctions or with any Sanctioned Country.

8.22 Solvency. The Borrower and each other Credit Party, taken individually, is and, following the execution and delivery of this Agreement and of the other Credit Documents and completion of the transactions contemplated hereunder and thereunder, will be Solvent, able to pay its debts generally as such debts mature, and has capital sufficient to carry on its businesses and all businesses in which it is about to engage.

8.23 Licenses. Each Credit Party possesses, and will hereafter possess, all material permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance in all material respects with applicable law.

SECTION 9. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01 Information Covenants. The Borrower will furnish to the Administrative Agent (for distribution to each Lender that requests such information, it being understood that a Lender may elect to remain a Public-Side Lender while the Obligations are outstanding):

(a) [Reserved].

(b) Quarterly Financial Statements. Upon the earlier of the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower or the date such information is filed with the SEC, (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, consolidated statements of changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by an Authorized Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by an Authorized Financial Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries, and (ii) management’s discussion and analysis in the form required to be filed with SEC together with such quarterly financial statements.

(c) Annual Financial Statements. Upon the earlier of the date that is 90 days after the end of each fiscal year of the Borrower or the date such information is filed with the SEC, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and also accompanied by internally prepared, unaudited consolidating financial statements (covering the matters described above, but excluding statements of cash flow and changes in stockholders’ equity), all such consolidating statements to be certified by an Authorized Financial Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries and (ii) management’s discussion and analysis in the form required to be filed with SEC together with such annual financial statements.

(d) [Reserved].

(e) Forecasts. As soon as practicable and in any event no later than ninety (90) days after the beginning of each fiscal year, a consolidated plan and financial forecast for such fiscal year and each fiscal year (or portion thereof) through the final maturity date of the Loans, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each such fiscal year, together with pro forma calculations of financial covenants showing compliance therewith for each such fiscal year and the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each quarter of such fiscal year and (iii) forecasts demonstrating adequate liquidity through the final maturity date of the Loans without giving effect to any additional debt or equity offerings not reflected in the Projections, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to the Administrative Agent.

(f) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(b) and (c), a compliance certificate from an Authorized Financial Officer of the Borrower substantially in the form of Exhibit I (each a “Compliance Certificate”) certifying on behalf of the Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying in reasonable detail the nature and extent thereof, which certificate shall (i) in the case of the delivery of the financial statements required under Section 9.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) (x) Excess Cash Flow for the respective Excess Cash Flow Payment Period as well as the Applicable Excess Cash Flow Repayment Percentage and (y) if any Cumulative Retained Excess Cash Flow Amount has been utilized pursuant to Sections 10.03(viii), 10.08(i)(A) or 10.05(xix), the Cumulative Retained Excess Cash Flow Amount as of the Excess Cash Flow Payment Date in respect of the respective Excess Cash Flow Payment Period, (ii) certify that there have been no changes to Schedules I through IX, inclusive, of the Security Agreement since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and (iii) set forth the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 10.13 as at the end of such fiscal year or period.

(g) Notice of Default, Litigation and Material Adverse Effect.

(i) Promptly, and in any event within five Business Days after the Borrower obtains knowledge thereof, notice of (A) any litigation pending or threatened in writing against the Borrower or any of its Subsidiaries with a stated claim (x) in excess of $6,000,000 or (y) that could reasonably be expected to have or result in a Material Adverse Effect, or (B) any other event, change or circumstance that could reasonably be expected to result in a Material Adverse Effect.

(ii) Promptly (but in no event more than ten days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of: (A) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (B) any change in the legal name, the organizational structure or jurisdiction of organization of the Borrower or any other Credit Party; (C) the occurrence and nature of any Reportable Event or “prohibited transaction,” (as defined in ERISA), or any funding deficiency with respect to any Plan; or (D) any termination or cancellation of any insurance policy which the Borrower or any other Credit Party is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting the Borrower’s property in excess of an aggregate of $1,000,000.

(h) Environmental Matters.

(i) Promptly notify the Administrative Agent of any Release of which the Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Credit Party and take any Remedial Actions required to abate said Release or otherwise to come into compliance, in all material respects, with applicable Environmental Law except where failure to do so could not reasonably be expected to result in a Material Adverse Effect; and

(ii) Promptly, but in any event within 5 Business Days of its receipt thereof, provide the Administrative Agent with written notice of any of the following: (x) notice that an Environmental Lien has been filed against any of the real or personal property of any Credit Party, and (y) commencement of any Environmental Claim or written notice that an Environmental Claim will be filed against any Credit Party that could reasonably be expected to result in a liability in excess of $1,000,000, and (z) written notice of a violation, citation, or other administrative order from a Governmental Authority that could reasonably be expected to result in a liability in excess of $1,000,000.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Restricted Subsidiary’s response thereto.

(i) Patriot Act. Promptly following the Administrative Agent’s or any Lender’s request therefor, all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(j) Material Reports. (A) Promptly after the furnishing thereof, copies of any financial statement or report required (other than compliance certificates or calculations of financial covenants, if any) to be furnished to the trustee or agent, as applicable, on behalf of any holder of capital markets debt securities of the Borrower or of any of its Restricted Subsidiaries pursuant to the terms of any indenture or similar agreement and not otherwise required to be furnished to the Administrative Agent and Lenders pursuant to this Agreement; and (B) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; documents required to be delivered pursuant to this Section 9.01(j) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto or other direction as to where such information is posted (provided, that the Borrower gives written notice to the Administrative Agent of such posting on such date, which notice may be receipt of an automatically generated email link that the Administrative Agent may subscribe to (and available at: http://ir.e-arc.com/); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent and Lenders have access; provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent upon request.

(k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender may reasonably request; provided that, the Borrower shall not be required to deliver any information pursuant to this Section 9.01(k) to the extent it (i) is subject to third party confidentiality agreements with Persons that are not Affiliates of the Borrower or attorney/client privilege, (ii) constitutes non-financial trade secrets or non-financial proprietary information or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law.

(l) Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify the Administrative Agent if any written information, exhibit, or report furnished to the Administrative Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules to the Disclosure Letter.

Financial information required to be delivered pursuant to Sections 9.01(b) and (c) (in each case, solely to the extent such financial information is included in materials filed with the SEC or posted on the relevant website, as the case may be) shall be deemed to have been delivered to the Administrative Agent on the date on which such information has been posted on the Borrower’s behalf on IntraLinks (or another relevant website identified by the Borrower to the Administrative Agent and reasonably acceptable to the Administrative Agent) or is available via the EDGAR system of the SEC on the Internet; provided that in each case the Borrower shall (i) notify the Administrative Agent of the posting of any such information, which notice may be receipt of an automatically generated email link that the Administrative Agent may subscribe to (and available at: http://ir.e-arc.com/), (ii) to the extent such information is in lieu of information required to be provided under Section 9.01(c), the Borrower separately delivers to the Administrative Agent a report of Deloitte and Touche LLP or other independent certified public accountants of national recognized standing or otherwise reasonably acceptable to the Administrative Agent in accordance with Section 9.01(c), and (iii) deliver paper copies of any such documents to the Administrative Agent if the Administrative Agent requests.

9.02 Books, Records and Inspections; Quarterly Conference Calls.

(a) The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in all material respects in conformity in all material respects with (and to the extent required by) generally accepted accounting principles and all applicable requirements of law shall be made in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to permit, upon reasonable notice to the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of the Borrower or such Restricted Subsidiary, any of the properties of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request; provided that the Borrower and its Restricted Subsidiaries shall not be required to disclose any information to the Administrative Agent or any Lender to the extent it (i) is subject to third party confidentiality agreements with Persons that are not Affiliates of the Borrower or attorney/client privilege, (ii) constitutes non-financial trade secrets or non-financial proprietary information or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law; provided further that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.02(a) and the Administrative Agent shall not exercise such rights more often than one time during any calendar year; provided, however, that when an Event of Default exists, the Administrative Agent or the Required Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

(b) The Borrower will, within 30 days after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(b) and (c), hold a conference call or teleconference, at a time selected by the Borrower and its Restricted Subsidiaries and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of the Borrower and the financial condition of the Borrower and its Restricted Subsidiaries and the forecast presented for the current fiscal year of the Borrower; provided that no separate call with Lenders shall be required for any quarter in which the Borrower has held a public earnings call with its shareholders in which Lenders were given the opportunity to participate by way of a notice of such earnings call deemed delivered pursuant to the final paragraph of Section 9.01.

9.03 Maintenance of Property; Insurance.

(a) The Borrower will, and will cause each of its Restricted Subsidiaries to keep all properties useful and necessary to the Borrower’s and each of its Restricted Subsidiaries’ business in good repair and condition (ordinary wear, tear casualty and Asset Sales permitted hereunder excepted), and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained to the extent necessary for the proper conduct of each of the Borrower and its Restricted Subsidiaries’ business.

(b) If at any time the improvements on a Mortgaged Property are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency with jurisdiction over such subject matter, the Borrower will, and will cause each of its Restricted Subsidiaries to, at all times keep and maintain flood insurance in an amount reasonably satisfactory to the Administrative Agent but in no event less than the amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time and will deliver to the Administrative Agent evidence of such insurance in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Borrower will, and will cause each of its Restricted Subsidiaries to maintain and keep in force, for each business in which the Borrower and each of its Restricted Subsidiaries is engaged, insurance of the types set forth on Schedule 8.20 to the Disclosure Letter covering each Credit Party and such other Restricted Subsidiaries typically covered by such insurance policies in accordance with the Borrower’s prudent business judgment, in amounts and containing loss payable (with respect to property insurance and business interruption insurance) and additional insured (with respect to general liability insurance) endorsements and notice of cancellation in favor of the Administrative Agent, all in a manner, reasonably satisfactory to Administrative Agent, and deliver to the Administrative Agent from time to time at the Administrative Agent’s request, schedules setting forth all insurance then in effect. If the Borrower fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Borrower shall give the Administrative Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right to file claims under any property, business interruption and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

9.04 Existence; Franchises. The Borrower will, and will cause each of its Restricted Subsidiaries to preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which the Borrower or any of its Restricted Subsidiaries is organized and/or which govern the Borrower’s or such Restricted Subsidiaries’ continued existence and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to the Borrower or such Restricted Subsidiary and/or such Person’s business except where such failure could not reasonably be expected to result in a Material Adverse Effect.

9.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Restricted Subsidiaries to comply with all applicable statutes, regulations (including the United States Foreign Corrupt Practices Act of 1977, as amended, OFAC, Anti-Money Laundering Laws and Anti-Terrorism Laws) and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including all applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06 Compliance with Environmental Laws.

(a) The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, in all material respects, with Environmental Laws except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will keep, and will cause each of its Restricted Subsidiaries to keep, any property either owned or operated by any Credit Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens.

9.07 ERISA. As soon as possible and, in any event, within 15 Business Days after the Borrower, any Guarantor or any ERISA Affiliate knows of the occurrence of any of the following, to the extent that same, either individually or (to the extent such occurrence is ongoing and has not been satisfied) in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of an Authorized Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Guarantor or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Guarantor, the plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority and any notices received by the Borrower, such Guarantor or such ERISA Affiliate from the PBGC or any other Governmental Authority with respect thereto: (a) that a Reportable Event has occurred; (b) that the Borrower, with respect to a Pension Plan, is subject to the advance reporting requirement of PBGC Regulation Section 4043.61, and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Pension Plan within the following 30 days; (c) that a Pension Plan has failed to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (d) that a determination has been received that any Pension Plan is considered an “at risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA: (e) that a Pension Plan has an Unfunded Current Liability; (f) that proceedings, under Title IV of ERISA have been or are reasonably expected to be instituted to terminate or appoint a trustee to administer a Pension Plan; (g) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; (h) that any contribution required to be made with respect to a Pension Plan or Multiemployer Plan has not been timely made; (i) that notice has been received that a Multiemployer Plan has been “terminated,” or is in “reorganization” or “insolvent” (all within the meaning of Title IV of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA); or (j) that the Borrower, any Guarantor or any ERISA Affiliate will or is reasonably likely to incur (A) any liability with respect to a Pension Plan under Sections 409, 502(i), 502(1), 4062, 4063, 4064 or 4069 of ERISA or Sections 436(f), 4971 or 4975 of the Code, or (B) any liability under Sections 4201 or 4212(c) of ERISA with respect to a Multiemployer Plan. In addition, at the request of any Lender, within 30 days following the later of the date of the request or the date of filing or receipt (as applicable), the Borrower will deliver to the Administrative Agent for delivery to such Lender (i) a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series) of each Pension Plan specified (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) any material notices furnished or received by the Borrower, any Guarantor or any ERISA Affiliate to or from, as applicable, either the plan administrator or an applicable Governmental Authority with respect to a Pension Plan or Multiemployer Plan.

9.08 [Reserved].

9.09 [Reserved].

9.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, when due any and all indebtedness, obligations, assessments and Taxes, both real or personal, including without limitation federal, state and provincial income taxes, provincial pension plans, employer health taxes, provincial and local property taxes and assessments, except (a) such as the Borrower or such Restricted Subsidiary may in good faith contest by appropriate proceedings diligently conducted, and (b) for which the Borrower or such Restricted Subsidiary has made adequate reserves in accordance with GAAP.

9.11 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 8.08.

9.12 Additional Security; Further Assurances, etc.

(a) Subject to the terms herein, the Borrower will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Parties security interests and Mortgages in such assets and Collateral of the Borrower and such other Credit Party acquired after the Effective Date as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Borrower (including, in the case of Real Property, pursuant to Mortgages and other Real Property Deliverables, (collectively, the “Additional Security Documents”)and shall constitute valid and enforceable perfected security interests, hypothecations and Mortgages (if and to the extent perfection is required by the Security Documents) superior to and prior to the rights of all third Persons, subject to Permitted Liens and subject to the terms of the Intercreditor Agreement, and enforceable against third parties (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and subject to no other Liens except for Permitted Liens and subject to the terms of the Intercreditor Agreement. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed (if and to the extent perfection is required by the Security Documents) in such manner and in such places as are required by law to establish, perfect (if and to the extent perfection is required by the Security Documents), preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges then due, owing and payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, (i) this Section 9.12(a) shall not apply to (and the Borrower and the other Credit Parties shall not be required to grant a Mortgage in) any fee owned Real Property the Fair Market Value of which is less than $1,000,000, any Leasehold subject to a ground lease, the Fair Market Value of which is less than $1,000,000 any Leasehold (other than ground leases) for which the aggregate annual rental payments are less than $1,000,000 or any Leasehold with respect to which the respective Credit Party has not obtained (after using commercially reasonable efforts to obtain same) the consent of the lessor to grant a mortgage in such Leasehold and (ii) this Section 9.12(a) shall not require any Credit Party to grant any security interest in any Excluded Property.

(b) The Borrower will, and will cause each of the other Credit Parties to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require to create and perfect (and maintain the perfection and priority), if and to the extent perfection is required by the Security Documents, of the security interests in the Collateral (but otherwise subject to any limitations set forth in this Agreement and the other Credit Documents). Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, surveys, and, if applicable, flood certifications as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.12 has been complied with.

(c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the Borrower and the other Credit Parties constituting Collateral, the Administrative Agent will, at the Borrower’s expense, order appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Borrower agrees that each action required by clauses (a) through (d) and clause (e)(ii) of this Section 9.12 shall be completed no later than 60 days (as such date may be extended by the Administrative Agent in its sole discretion) after acquisition of such assets; provided that, in no event will the Borrower or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.12.

(e) Within 15 Business Days (as such date may be extended by the Administrative Agent in its sole discretion) (i) after the establishment, creation or acquisition of a Wholly-Owned Domestic Restricted Subsidiary of the Borrower (other than a Excluded Subsidiary; provided that, notwithstanding the foregoing, any Domestic Subsidiary of the Borrower that guarantees the Existing Revolving Credit Agreement or any Permitted Refinancing thereof shall be required to be a Guarantor hereunder for so long as it guarantees such Indebtedness), the Borrower shall cause such Wholly-Owned Domestic Restricted Subsidiary (x) to execute and deliver to the Administrative Agent a supplement to the Guaranty and Security Agreement and (y) to deliver to the Administrative Agent such other relevant documentation of the type described in Section 6 as such Wholly-Owned Domestic Restricted Subsidiary would have had to deliver on the Effective Date if it were a Credit Party on such date to the extent requested by the Administrative Agent or Section 9.12 with respect to any Real Property owned by such Wholly-Owned Domestic Restricted Subsidiary and (ii) after any Credit Party acquires any additional Equity Interests of any Restricted Subsidiary, such Equity Interests shall be promptly pledged and delivered pursuant to (and to the extent required by) the Security Agreement, subject to the Intercreditor Agreement; provided that, notwithstanding any other provision herein or in any other Credit Document to the contrary, with respect to a Subsidiary of the Borrower that is a CFC or CFC Holdco, in no event shall more than 65% of the voting stock (and 100% of the non-voting stock) of such entity be pledged.

9.13 Maintenance of Ratings. The Borrower will use its commercially reasonable efforts to maintain at all times (i) monitored public debt ratings (of any level) from S&P and Moody’s in respect of each Tranche of Loans and (ii) a monitored public corporate rating (of any level) from S&P and and a monitored public corporate family rating (of any level) from Moody’s.

9.14 Permitted Acquisitions. Subject to the provisions of this Section 9.14, the Borrower and its Restricted Subsidiaries may from time to time effect acquisitions, whether by purchase, merger or otherwise (“Permitted Acquisitions”), so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations; (iii) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired, or otherwise issued by such Person or any newly formed Restricted Subsidiary of the Borrower, in connection with such acquisition shall be owned 100% by the Borrower or another Credit Party, and the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Restricted Subsidiary of the Borrower each of the actions set forth in Section 9.12; provided, however notwithstanding the foregoing requirements of this clause (iii), the aggregate amount of consideration paid in respect of Permitted Acquisitions that do not become Guarantors or the assets of which are not subject to the Security Documents shall not exceed the sum of (x) $5,000,000 and (y) any amounts available to make Investments at such time pursuant to Sections 10.05(xii), (xv) and (xix), (iv) if the consideration to be delivered in connection with the proposed acquisition includes any deferred consideration payable to any seller, such as payment under a seller note, Earn-Outs, or extraordinary payments under consulting, employment or lease agreements with such seller or its Affiliates, such deferred consideration shall in all cases be expressly subordinated to payment of the Obligations pursuant to a Seller Subordinated Note or a subordination agreement substantially in the form of Exhibit K (or an agreement containing substantially similar terms); (v) the Borrower and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.13 on a pro forma basis after giving effect to such Acquisition as of the most recently ended Test Period; provided that for purposes of this clause (v), the Total Leverage Ratio levels in the financial covenants shall be deemed to be 0.25x less than those actually set forth in Section 10.13(ii); (vi) the Borrower shall have delivered to the Administrative Agent at least 5 Business Days prior to such proposed acquisition: (x) a Compliance Certificate evidencing compliance with Section 10.13 as required under clause (v) above, together with all relevant financial information with respect to such acquired assets, including the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 10.13; provided, that the Borrower shall not be required to deliver a Compliance Certificate with respect to any proposed acquisition if, since the date of the most recently delivered Compliance Certificate, the purchase price for all Permitted Acquisitions plus the proposed acquisition is less than $10,000,000; (y) copies of the definitive documentation relating to such proposed acquisition, unless purchase price for the proposed acquisition is less than $10,000,000; (vii) any Person or assets or division as acquired in accordance herewith (i) shall be in the same or a similar or related business or lines of business in which the Borrowers and/or its Restricted Subsidiaries are permitted to be engaged pursuant to Section 10.02 and (ii) if the purchase price for a proposed acquisition is greater than or equal to $10,000,000, shall have generated positive Consolidated EBITDA (after allowing for pro forma adjustments permitted hereunder) for the most recently completed four-fiscal quarter period prior to the date of such acquisition; (viii) in the case of a purchase or other acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such purchase or other acquisition; and (ix) no Credit Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller or the business, Person or properties acquired, unless (i) with respect to any Indebtedness, such Indebtedness is permitted to exist under Section 10.04 and (ii) with respect to obligations not constituting Indebtedness, such obligations are incurred in the ordinary course of business and are necessary or desirable to the continued operation of the underlying properties; and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Credit Party hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition.

9.15 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) its and each of its Restricted Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Restricted Subsidiaries’ fiscal quarters to end on the last day of each three month period ending on March 31, June 30, September 30 and December 31.

9.16 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be in pro forma compliance with the financial covenants pursuant to Section 10.13 as of the most recently ended Test Period. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 10. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and Notes (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 or in any other Credit Document which are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01 Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) any Lien for tax liabilities, assessments and governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves for such taxes have been provided in accordance with GAAP; provided that no notice of lien has been filed or recorded under the Code;

(ii) any landlord’s, grower’s, supplier’s, producer’s, carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s or other like Lien arising in the ordinary course of business (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (y) that is being contested in good faith and by appropriate proceedings timely instituted and diligently conducted, if adequate reserves with respect thereto, if any, in accordance with GAAP are set aside on the financial statements of the Borrower;

(iii) any Lien existing on the date hereof and listed on Schedule 10.01 to the Disclosure Letter and any renewals or extensions thereof, provided that: (i) the property covered thereby is not changed; (ii) the amount secured or benefited thereby is not increased; (iii) the direct or any contingent obligor with respect thereto is not changed; and (iv) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 10.04(iv);

(iv) Liens created pursuant to this Agreement and the Security Documents (including, for the avoidance of doubt, with respect to any Incremental Equivalent Debt to the extent such Indebtedness is permitted to be incurred pursuant to Section 10.04(xv));

(v) the right of a licensee under a license agreement entered into by the Borrower or any Restricted Subsidiary thereof, as licensor, in the ordinary course of business for the use of Intellectual Property or other intangible assets of the Borrower or any such Restricted Subsidiary; provided that, in the case of any such license granted by any Borrower or any such Restricted Subsidiary on an exclusive basis: (a) such Person shall have determined in its reasonable business judgment that such Intellectual Property or other intangible assets are no longer useful in the ordinary course of business; (b) such license is for the use of Intellectual Property or other intangible assets in geographic regions in which any Borrower or any Restricted Subsidiary thereof does not have material operations or in connection with the exploitation of any product not then produced or planned to be produced by the Borrower or any Restricted Subsidiary thereof; or (c) such license is granted in connection with a transaction otherwise permitted by this Agreement in which a third party acquires the right to manufacture or sell any product covered by such Intellectual Property or other intangible assets from the Borrower or such Restricted Subsidiary; provided further that, in the case of clauses (b) and (c) of this subsection (v), the Borrower or such Subsidiary has determined that it is in its best economic interest to grant such license;

(vi) any Lien securing obligations in respect of a Capitalized Lease Obligations on the assets subject to such lease; provided that such Capitalize Lease Obligation is permitted by Section 10.04; provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Restricted Subsidiaries (other than proceeds and accessions thereof);

(vii) any Lien securing Indebtedness permitted under Section 10.04(iii) and, with respect to Capitalized Lease Obligations incurred under Section 10.04(iii)(x), that is placed at the time of the acquisition thereof by the Borrower or such Restricted Subsidiary or within 270 days; provided that: (x) any such Lien does not at any time encumber any property other than the property financed by the related Indebtedness and proceeds thereof to the extent granted as a matter of law; and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of the acquisition thereof;

(viii) any lease, utility access, sublease, easement, right of way, encroachment, zoning restriction, restriction or other similar encumbrance affecting real property that, when aggregated with all other such Liens, is not substantial in amount, and that does not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(ix) any deposit to secure the performance of bids, trade contracts or leases (other than Indebtedness constituting borrowed money), statutory obligations, surety bonds and reimbursement obligations thereof (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(x) any Lien securing a judgment for the payment of money not constituting an Event of Default under Section 11.09 or securing an appeal or other surety bond related to any such judgment;

(xi) Liens in favor of credit card processors (including, Bank of America and Axia) (“Credit Card Processors”) pursuant to the agreements with such parties, consisting of (a) Deposit Accounts into which such Credit Card Processor makes payments and any reserve Deposit Account required to be established by such Credit Card Processor, (b) the transactions executed pursuant to the merchant services agreement with such Credit Card Processor and the proceeds thereof; (c) the rights of the applicable Person under such merchant services agreement, and (d) other assets in the possession of such Credit Card Processor, provided, that (x) obligations secured by such Liens are incurred by such Persons in the ordinary course of business for credit card processing services and not in connection with the borrowing of money, (y) such Liens only secure amounts not past due (except to the extent such amounts are being diligently disputed in good faith and the applicable Credit Card Processor has not exercised any of its rights with respect to the collateral for its obligations, and (z) all Deposit Accounts subject to Liens in favor of the Credit Card Processors are subject to Control Agreements (as defined in the Security Agreement) unless any such Deposit Account is permitted to remain without a Control Agreement pursuant to the Security Agreement or such Deposit Account is not owned by a Credit Party;

(xii) any pledge or deposit in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(xiii) any Lien existing on any property prior to a Permitted Acquisition or existing on any property of any Person that becomes a Restricted Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Restricted Subsidiary of the Borrower; provided that: (x) such Lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming a Restricted Subsidiary of the Borrower as otherwise permitted hereunder, as the case may be; (y) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary thereof; and (z) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition or the date such Person becomes a Restricted Subsidiary of the Borrower, as the case may be;

(xiv) Permitted Encumbrances;

(xv) Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii) any Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that: (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Borrower or any Restricted Subsidiary thereof in excess of those set forth by regulations promulgated by the Federal Reserve Board or any other analogous banking regulator outside of the United States; and (y) such deposit account is not intended by any Borrower or any Restricted Subsidiary thereof to provide collateral to the depository institution;

(xviii) pledges and deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(xix) Liens on property of any Non-Guarantor Subsidiary securing Indebtedness of the applicable Non-Guarantor Subsidiary permitted under Section 10.04;

(xx) the interests of lessors under operating leases and non-exclusive licensors under license agreements;

(xxi) Liens on Collateral securing Obligations in respect of Indebtedness incurred pursuant to Section 10.04(viii); provided that the holders of such Indebtedness or their representative or agent is or becomes party to the Intercreditor Agreement, and all such Liens are subject to the terms of the Intercreditor Agreement;

(xxii) in the case of any Non-Wholly Owned Subsidiary of the Borrower or any joint venture, any customary put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(xxiii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(xxiv) other Liens (other than any Lien imposed by ERISA) which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,500,000; and

(xxv) Liens securing Indebtedness under Hedging Agreements permitted pursuant to Section 10.04(ix).

In connection with the granting of Liens of the type described in clauses (vi), (vii) and (xiii) of this Section 10.01, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

10.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to enter into, any merger, consolidation, amalgamation or other reorganization or liquidation, or engage in any business that is not substantially related to business-to-business document management services and other services related thereto or lease or otherwise dispose (such conveyance, sale, issuance, lease or other disposition collectively in this Section 10.02, a “sale” or “disposition,” or “to sell” or “to dispose”) of all or any part of its property or assets, or enter into any sale-leaseback, except for:

(i) any disposition of Inventory in the ordinary course of business;

(ii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Restricted Subsidiaries may sell Assets (including Equity Interests of any Subsidiary) if (a) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the asset sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of, and at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents or (b) such Asset Sale is in respect of equipment in connection with sale-leasebacks, provided that the proceeds of any such sale-leaseback shall be entirely in cash and shall not be less than 100% of the fair market value of the equipment being sold (determined in good faith by the Borrower);

(iii) the leasing or subleasing of assets of the Borrower or any Restricted Subsidiary in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(iv) the sale or discount, in each case without recourse and forgiveness, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(v) (A) any Restricted Subsidiary of the Borrower may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or another Restricted Subsidiary so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving Person of any such merger, consolidation, dissolution or liquidation, (ii) in all other cases involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving Person of any such merger, consolidation, dissolution or liquidation, and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets of such Restricted Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation), (B) any merger between the Borrower and its Subsidiaries that are not Credit Parties so long as the Borrower is the surviving entity of any such merger, and (C) (for the avoidance of doubt) any merger between Subsidiaries of the Borrower that are not Credit Parties;

(vi) [reserved];

(vii) any disposition of used, obsolete or surplus property disposed of in the ordinary course of business;

(viii) the lapse of registered patents, trademarks, and other Intellectual Property of any Credit Party to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders;

(ix) the contemporaneous exchange of equipment traded for credit towards new equipment so long as such transaction is otherwise permitted by the terms of this Agreement;

(x) the granting of Permitted Liens and the making of a Restricted Payment that is expressly permitted to be made pursuant to this Agreement;

(xi) any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by the exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(xii) the unwinding of any Interest Rate Protection Agreement or Other Hedging Agreements so long as the termination of the Hedge Agreement does not result in an Event of Default;

(xiii) any disposition by such Borrower or any Restricted Subsidiary thereof of Investments of in cash or Cash Equivalents;

(xiv) dispositions of Investments in the minority interests of the stock of another Person, so long as made in an arm’s length transaction at fair market value; provided that the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c);

(xv) the licensing on a non-exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;

(xvi) transactions expressly permitted by Section 10.05; and

(xvii) dispositions of assets (other than accounts, Intellectual Property, licenses, stock of Restricted Subsidiaries) not otherwise permitted in clauses (i) through (xvi) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Effective Date would not exceed $2,500,000.

To the extent the Required Lenders (or all of the Lenders, as the case may be) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to the Borrower or another Credit Party), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

10.03 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to declare or pay any Restricted Payments, except that:

(i) any Wholly-Owned Subsidiary of the Borrower may pay Dividends to the Borrower or to any Restricted Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower also may pay Dividends to any Wholly-Owned Domestic Restricted Subsidiary or Wholly-Owned Foreign Subsidiary of the Borrower;

(ii) any Non-Wholly Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders, partners or members generally so long as the Borrower or its Restricted Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Event of Default is then continuing, the Borrower may make distributions to former employees, officers, or directors of the Borrower on account of redemptions and repurchases of Equity Interests of the Borrower held by such Persons, such distributions not to exceed $1,000,000 in the aggregate in any calendar year;

(iv) the Borrower and its Restricted Subsidiaries may make payments permitted under the Intercompany Subordination Agreement;

(v) the Borrower and its Restricted Subsidiaries may make required payments with respect to Earn-Outs so long as no Event of Default is then continuing;

(vi) the Borrower and each of its Restricted Subsidiaries may declare and make Dividend payments or other distributions payable solely in common Equity Interests of such Person;

(vii) the Borrower and each of its Restricted Subsidiaries may pay or make additional Restricted Payments, so long as (i) the aggregate amount of all Restricted Payments paid or made pursuant to this clause (vii) does not exceed the sum of (1) if the Total Leverage Ratio is less than 3.25 to 1.00, calculated on a pro forma basis after giving effect to such Restricted Payments as of the last day of the fiscal quarter most recently ended for which financial statements of the Borrower have been delivered to the Lenders pursuant to Section 9.01, the Cumulative Retained Excess Cash Flow Amount and (2) the aggregate amount of net cash proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests) received after the Effective Date, in each that case that is Not Otherwise Applied and (ii) no Default or Event of Default then exists or would result therefrom;

(viii) so long as no Event of Default is then continuing, the Borrower may repurchase fractional shares of its Equity Interests in an amount not to exceed $1,000,000 in the aggregate in any calendar year;

(ix) the Borrower may acquire shares of its Equity Interests in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities by way of cashless exercise; and

(x) the Borrower may declare and make other Restricted Payments, together with all payments pursuant to Section 10.08(i)(C), in an amount not to exceed $25,000,000, so long as (i) no Default or Event of Default exists at the time of the making of such Restricted Payment or results or would result by virtue of the making thereof and (ii) the Borrower, after giving effect to such Restricted Payments (and any other Restricted Payments pursuant to this Section 10.03) on a pro forma basis, would be in compliance with the financial covenants set forth in Section 10.13 as of the end of the most recently ended Test Period).

10.04 Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, and the Borrower will not issue any Disqualified Equity Interests and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity Interests or preferred stock, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) guarantees (x) of Indebtedness otherwise permitted hereunder of the Borrower or any other Credit Party, provided both before and immediately after giving effect thereto, no Default or Event of Default exists or would result therefrom, including as a consequence of failure to comply with any of the financial covenants set forth in Section 10.13; and (y) by the Borrower or any other Credit Party of Indebtedness otherwise permitted hereunder of any Foreign Subsidiary, provided that the aggregate outstanding amount of all Indebtedness so guaranteed pursuant to this clause (ii)(y) shall not at any time exceed $25,000,000;

(iii) Indebtedness (which shall include the then applicable outstanding Attributable Debt with respect to Capitalized Lease Obligations and Synthetic Lease Obligations) with respect to (x) Capitalized Lease Obligations or Synthetic Lease Obligations, (y) purchase money Indebtedness (including Indebtedness with respect to assets acquired in connection with a Permitted Acquisition) and (z) borrowed money that is secured by a Permitted Lien pursuant to Section 10.01(vii) to the extent that the aggregate amount of such Indebtedness does not exceed (A) $30,000,000 plus (B) an amount such that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (B), together with the aggregate principal amount (or committed amount, if applicable) of all Incremental Term Loan Commitments provided pursuant to Section 2.14 and all Incremental Term Loans to be made pursuant thereto and all Incremental Equivalent Debt incurred pursuant to Section 10.04(xv), shall not exceed $50,000,000;

(iv) Indebtedness outstanding on the Effective Date and listed on Schedule 10.04 to the Disclosure Letter (the “Existing Indebtedness”) (as reduced by any repayments thereof on or after the Effective Date other than as part of a Permitted Refinancing thereof), and any Permitted Refinancing thereof;

(v) Indebtedness of the Borrower, American Reprographics Company, LLC and ARC Acquisition Corporation with respect to Earn-Outs; provided that such Earn-Out also conform to the requirement of Section 9.14(iv).

(vi) (A) intercompany Indebtedness and preferred stock (including Disqualified Equity Interests) among the Borrower and/or its Subsidiaries to the extent permitted by Section 10.05, provided that any note evidencing any such Indebtedness, to the extent held by a Credit Party, shall be pledged to the Collateral Agent pursuant to the applicable Security Documents (to the extent required thereby) and (B) Indebtedness of a Credit Party to a Foreign Subsidiary, subject to the terms of the Intercompany Subordination Agreement;

(vii) Indebtedness constituting endorsement of instruments or other payment items for deposit;

(viii) Indebtedness under the Existing Revolving Credit Agreement in an amount not to exceed $50,000,000;

(ix) the incurrence by Borrower or its Restricted Subsidiaries of Indebtedness under Hedge Agreements and Interest Rate Protection Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risk associated with Borrower’s and it Subsidiaries’ operations and not for speculative purposes;

(x) Indebtedness incurred in respect of credit cards credit card processing services, debit cards, stored value cards (including so-called “procurement cards” or “P-cards”), or cash management services, in each case, incurred in the ordinary course of business;

(xi) guarantees (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations otherwise permitted hereunder incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money);

(xii) Indebtedness in an aggregate principal amount not to exceed $15,000,000 secured solely by cash and Cash Equivalents of the Unrestricted Subsidiary on the Effective Date that are held in a Deposit Account outside the United States on the Effective Date;

(xiii) Indebtedness which may be deemed to exist in connection with Investments permitted pursuant to Section 10.05 so long as any such obligations are those of the Person making the respective Permitted Acquisition or Investment;

(xiv) unsecured Indebtedness not otherwise permitted under subsections (i) through (xiv) inclusive of this Section 10.04 in an aggregate outstanding principal amount not to exceed at any time $30,000,000;

(xv) secured or unsecured notes (such notes, “Incremental Equivalent Debt”); provided that (A) the aggregate principal amount of all Incremental Equivalent Debt, together with the aggregate principal amount (or committed amount, if applicable) of all Incremental Term Loan Commitments provided pursuant to Section 2.14 and all Incremental Term Loans to be made pursuant thereto and all Indebtedness incurred pursuant to Section 10.04(iii)(B), shall not exceed $50,000,000, (B) the incurrence of such Indebtedness shall be subject to Section 2.14(a)(vii), Section 2.14(a)(viii)(A) and Section 2.14(a)(viii)(B), (C) the covenants and events of default applicable to such Incremental Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those under this Agreement or shall otherwise be reasonably satisfactory to the Administrative Agent (it being agreed that terms applicable only after the latest Maturity Date at the time of determination are satisfactory) and (D) to the extent such Indebtedness is subordinated in right of payment or security to the Term Loans, such Indebtedness shall be subject to an intercreditor agreement which shall be on reasonable and customary terms and reasonably satisfactory to the Administrative Agent, or if pari passu in right of payment or security with the Term Loans, such Indebtedness shall be subject to an intercreditor agreement which shall be on reasonable and customary terms and shall be reasonably satisfactory to the Administrative Agent;

(xvi) (A) Contingent Obligations of the Borrower or any Guarantor with respect to Indebtedness and obligations of the Borrower or any Restricted Subsidiary otherwise permitted under this Agreement; and (B) Contingent Obligations of any Non-Guarantor Subsidiary with respect to Indebtedness and obligations of any other Non-Guarantor; and

(xvii) preferred stock issued by any Guarantor so long as in each case the terms of any such preferred stock (i) does not constitute Disqualified Equity Interests, (ii) do not require cash payment of dividends prior to the date occurring 91 days following the last Maturity Date in effect and (iii) do not contain any financial performance “maintenance” covenants (whether stated as a covenant, default or otherwise, although “incurrence based” financial tests may be included).

10.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lend money or make advances to any Person, or purchase or acquire any stock, Indebtedness or securities of, or make any capital contribution to, any other Person (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(ii) Investments in cash and Cash Equivalents;

(iii) Investments owned by the Borrower and its Restricted Subsidiaries on the Effective Date and as set forth on Schedule 10.05 to the Disclosure Letter;

(iv) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Credit Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise in the ordinary course of business) or as security for an such Indebtedness or claims;

(v) advances to officers, directors, employees, shareholders, partners or members of the Borrower or any Subsidiary thereof for travel, entertainment, relocation and analogous business purposes, that are not excluded as “Investments” in the definition thereof, in a maximum aggregate amount at any time outstanding not to exceed $5,000,000;

(vi) advances made in connection with purchases of goods or services in the ordinary course of business;

(vii) (A) Investments by the Borrower or any Subsidiary Guarantor in any Subsidiary Guarantor; (B) Investments by any Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary; and (C) Investments by Restricted Subsidiaries of the Borrower in the Borrower;

(viii) Investments received in settlement of amounts due to any Credit Party or any of its Subsidiaries effected in the ordinary course of business or upon the foreclosure or enforcement of any Lien in favor of any Credit Party or its Subsidiaries;

(ix) Investments resulting from entering into Bank Product Agreements;

(x) the formation of any direct or indirect Subsidiary so long as the requirements set forth in Section 5.11 are met;

(xi) Investments arising from transactions by any Borrower or any Restricted Subsidiary thereof with customers or suppliers in the ordinary course of business;

(xii) Investments of the Borrower or any Restricted Subsidiary in Foreign Subsidiaries and foreign joint ventures in an aggregate outstanding amount not to exceed $25,000,000 for all such Foreign Subsidiaries and foreign joint ventures; provided that availability under this clause (xii) shall be reduced by any amounts utilized under this clause (xii) pursuant to subclause (y) of the proviso to Section 9.14(c);

(xiii) Investments made for the benefit of employees of the Borrower or any Subsidiary thereof for the purposes of deferred compensation;

(xiv) Investments that constitute Indebtedness permitted pursuant to Section 10.04;

(xv) other Investments at one time outstanding not to exceed $30,000,000; provided that availability under this clause (xv) shall be reduced by any amounts utilized under this clause (xv) pursuant to subclause (y) of the proviso to Section 9.14(c);

(xvi) Permitted Acquisitions shall be permitted in accordance with Section 9.14;

(xvii) [reserved];

(xviii) Investments consisting of repayments or other acquisitions of Indebtedness of the Borrower or any of its Restricted Subsidiaries that are expressly permitted pursuant to Section 10.08(i); and

(xix) the Borrower and its Restricted Subsidiaries may make additional Investments, so long as (i) the aggregate amount of all Investments made pursuant to this clause (xix) does not exceed the sum of (1) if the Total Leverage Ratio is less than 3.50 to 1.00, calculated on a pro forma basis after giving effect to such Investment as of the last day of the fiscal quarter most recently ended for which financial statements of the Borrower have been delivered to the Lenders pursuant to Section 9.01, the Cumulative Retained Excess Cash Flow Amount and (2) the aggregate amount of net cash proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests) received after the Effective Date, in each that case that is Not Otherwise Applied and (ii) no Default or Event of Default then exists or would result therefrom; provided that availability under this clause (xix) shall be reduced by any amounts utilized under this clause (xix) pursuant to subclause (y) of the proviso to Section 9.14(c).

For purposes of this Section 10.05, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment (including any write-downs or write-offs thereof) but giving effect to any cash returns or cash distributions received by such Person with respect thereto in an amount not to exceed the original amount of such Investment.

10.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Borrower or any of its Restricted Subsidiaries, irrespective of whether in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or a Restricted Subsidiary of the Borrower as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(i) transactions between or among the Borrower and any other Restricted Subsidiary or between or among Restricted Subsidiaries;

(ii) transactions permitted pursuant to Section 10.02(v);

(iii) Restricted Payments pursuant to Section 10.03;

(iv) Indebtedness permitted pursuant to Section 10.04;

(v) Investments permitted pursuant to Section 10.05;

(vi) transactions permitted pursuant to Section 10.08(i);

(vii) employment agreements, indemnification and fee agreements with officers and directors and other employment and compensation related transactions approved by the Board of Directors of the Borrower or such Restricted Subsidiary;

(viii) transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 10.06 to the Disclosure Letter or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

10.07 [Reserved].

10.08 Limitations on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitation on Voluntary Payments, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to:

(i) make any voluntary or optional payment of principal or interest or any voluntary or optional purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness for borrowed money that is subordinated to the payment of the Loans hereunder (such Indebtedness, “Junior Indebtedness”) (which, for the avoidance of doubt, shall not include any Loans, Indebtedness under the Existing Revolving Credit Agreement or any Indebtedness permitted under Sections 10.04(iii) and (vi) (if, in the case of Section 10.04(vi) such payments are made pursuant to the terms of the Intercompany Subordination Agreement); provided, however, the Borrower may make voluntary or optional payments, prepayments, redemption, repurchases or acquisitions of or with respect to any Junior Indebtedness:

(A) so long as (i) the aggregate amount of all such payments, prepayments, redemptions, repurchases and acquisitions does not to exceed the sum of (1) if the Total Net Leverage Ratio is less than 3.25 to 1.00, calculated on a pro forma basis after giving effect to such payment as of the last day of the fiscal quarter most recently ended for which financial statements of the Borrower have been delivered to the Lenders pursuant to Section 9.01, the Cumulative Retained Excess Cash Flow Amount and (2) the aggregate amount of net cash proceeds from the issuance or sale by the Borrower or any Restricted Subsidiary of its Equity Interests (other than Disqualified Equity Interests) received after the Effective Date, in each that case that is Not Otherwise Applied and (ii) no Default or Event of Default then exists or would result therefrom;

(B) to the extent consisting solely of the conversion or exchange of such Junior Indebtedness into Equity Interests of the Borrower permitted to be issued hereunder; and

(C) so long as (i) all payments under this Section 10.08(i), together with all Restricted Payments pursuant to Section 10.03(x), in an amount not to exceed $25,000,000 (ii) no Default or Event of Default exists at the time of the making of such payment or results or would result by virtue of the making thereof and (iii) the Borrower, after giving effect to such payments (and any other payments pursuant to this Section 10.08(i)) on a pro forma basis, would be in compliance with the financial covenants set forth in Section 10.13 as of the end of the most recently ended Test Period);

(ii) amend or modify any of the terms applicable to (x) Indebtedness having an outstanding principal amount greater than $10,000,000 that is permitted pursuant in Section 10.04 (other than the Indebtedness hereunder or Indebtedness under the Existing Revolving Credit Agreement), (y) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, if, in each case of clause (x) or (y) the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lenders or (z) the Existing Revolving Credit Agreement which would (A) increase the maximum principal amount of the Indebtedness under the Existing Revolving Credit Agreement in excess of the amounts permitted in this Agreement, (B) increase the margin above LIBOR or the applicable base rate with respect to interest on any of the Indebtedness under the Existing Revolving Credit Agreement by more than 200 basis points, (C) change the dates upon which payments of principal or interest on the Indebtedness under the Exisiting Revolving Credit Agreement is due or the amounts of the scheduled payments of principal, (D) change or add any event of default or any covenant with respect to the Existing Revolving Credit Agreement in a manner adverse to the Borrower, (E) change any redemption or prepayment provisions of the Existing Revolving Credit Agreement, (F) change or amend any other term of the Existing Revolving Credit Agreement if such change or amendment would result in a Default or Event of Default or is otherwise not in accordance with the terms of the Intercreditor Agreement;

(iii) except as permitted by Section 10.02, change its legal name, organizational identification number, jurisdiction of organization or organizational identity; provided, however, that the Borrower or any of its Restricted Subsidiaries may change its legal name upon at least 10 days prior written notice to the Administrative Agent of such change; or

(iv) modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

10.09 Limitation on Certain Restrictions on Restricted Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) Existing Revolving Credit Agreement, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 10.04(iii), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any document or instrument governing Indebtedness incurred pursuant to Sections 10.04(ii), (xiv), and (xvi), (vi) customary provisions restricting subletting, subleasing, transferring, assignment or transfer of any lease governing any leasehold interest of the Borrower or any of its Restricted Subsidiaries, (vii) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any of its Restricted Subsidiaries, (viii) restrictions on the transfer of any asset pending the close of the sale of such asset, (xix) a Lien permitted by Section 10.01, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (x) restrictions or encumbrances with respect to a Restricted Subsidiary of the Borrower imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or all or substantially all of the assets of such Restricted Subsidiary, so long as such sale or disposition is permitted under this Agreement and the other Credit Documents, (xi) restrictions and encumbrances in a contractual obligation which exist on the Effective Date and (to the extent not otherwise permitted by this Section 10.09) are listed on Schedule 10.09 to the Disclosure Letter, and any modification, replacement, renewal, extension or refinancing of such contractual obligation so long as such modification, replacement, renewal, extension or refinancing is not (taken as a whole) materially less favorable to the Lenders or materially more restrictive on the Borrower and its Restricted Subsidiaries, (xii) restrictions and encumbrances binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower pursuant to a Permitted Acquisition or an Investment made under Section 10.05(xv), so long as such restrictions and encumbrances were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or Investment and do not apply to any Person other than the Restricted Subsidiary so acquired, (xiii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture (and its assets or Equity Interest issued by such Person) entered into in the ordinary course of business, (xiv) restrictions and encumbrances on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xv) restrictions and encumbrance that arise in connection with cash or other deposits permitted under Section 10.01 and 10.05 and limited to such cash or deposits, (xvi) restrictions on cash earnest money deposits in favor of sellers in connection with Permitted Acquisitions and Investments permitted under Sections 10.05(xv) and (xix), and (xvii) any document or instrument governing Indebtedness of a Restricted Party that is not a Credit Party which is permitted by Section 10.04 and which does not apply to a Credit Party.

10.10 [Reserved].

10.11 Business, etc.

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Restricted Subsidiaries as of the Effective Date, any reasonable extensions thereof and any business reasonably related to, necessary for, in support or anticipation of, ancillary or complementary to or in preparation for any such business.

10.12 Use of Proceeds. The Borrower shall not use the proceeds of any Loan made hereunder for any purpose other than (a) on the Effective Date, (i) to finance the Refinancing and (ii) to pay the Transaction Expenses and (b) thereafter, for general corporate purposes and any other purposes permitted hereunder.

10.13 Financial Covenants.

(i) Interest Expense Coverage Ratio. The Borrower shall not permit the Interest Expense Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.00 : 1.00.

(ii) Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Quarter Ending	Maximum Total Leverage Ratio
Effective Date through December 31, 2014	4.50 : 1.00
March 31, 2015 through December 31, 2015	4.25 : 1.00
March 31, 2016 through December 31, 2016	4.00 : 1.00
March 31, 2017 through December 31, 2017	3.75 : 1.00
March 31, 2018 and each fiscal quarter thereafter	3.50 : 1.00

SECTION 11. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01 Payments. The Borrower shall fail to pay (i) all or any portion of the principal of any Loan or Note as and when due, or (ii) within three Business Days after the same becomes due, any interest or other amount payable hereunder by it or under any other Credit Document; or

11.02 Representations, etc. Any financial statement or certificate furnished to the Administrative Agent and Lenders in writing in connection with, or any representation or warranty made by the Borrower or any other party under this Agreement or any other Credit Document shall prove to be incorrect, false or misleading in any material respect (or in any respect to the extent qualified by materiality or Material Adverse Effect) when furnished or made; or

11.03 Covenants. The Borrower or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.01(g), 9.11, 9.14, 9.16 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders;

11.04 Default Under Other Agreements. If there is a default in one or more agreements to which the Borrower or any of its Restricted Subsidiaries is a party with one or more third Persons relative to the Borrower’s or such Restricted Subsidiary’s Indebtedness for borrowed money (including the Existing Revolving Credit Agreement) involving an aggregate amount of $5,000,000 or more and such default (a) occurs at the final maturity of the obligations thereunder or (b) such default has not been waived by such third party during the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created, is continuing and results in a right by such third Person, irrespective of whether exercise, to accelerate the maturity of such Credit Party’s obligations thereunder; or

11.05 Bankruptcy, etc. (i) If an Insolvency or Liquidation Proceeding is commenced by the Borrower or any of its Restricted Subsidiaries, (ii) or if an Insolvency or Liquidation Proceeding is commenced against the Borrower or any of its Restricted Subsidiaries and any of the following events occur: (a) the Borrower or such Restricted Subsidiary consents to the institution of such Insolvency or Liquidation Proceeding against it, (b) the petition commencing the Insolvency or Liquidation Proceeding is not timely controverted, (c) the petition commencing the Insolvency or Liquidation Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Borrower or its Restricted Subsidiary, or (e) an order for relief shall have been issued or entered therein; or (iii) if the Borrower or any of its Restricted Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Borrower and its Restricted Subsidiaries, taken as a whole; or

11.06 ERISA. (a) (i) Any Pension Plan shall have failed to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is granted under Section 412 of the Code or Section 302 of ERISA, (ii) a determination shall have been made that any Pension Plan is considered an “at-risk” plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (iii) a Reportable Event shall have occurred, (iv) the Borrower, with respect to a Pension Plan, shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Pension Plan within the following 30 days, (v) any Pension Plan shall have had or is likely to have a trustee appointed under Title IV of ERISA to administer such Pension Plan, (vi) any Pension Plan is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, (vii) any Pension Plan shall have an Unfunded Current Liability, (viii) a contribution required to be made with respect to a Pension Plan or a Multiemployer Plan shall not have been timely made, (ix) the Borrower, any Guarantor or any ERISA Affiliate shall have received a notice that a Multiemployer Plan has been terminated (within the meaning of Title IV of ERISA) or is in “endangered” or “critical” status (under Section 305 of ERISA), (x) the Borrower or any Guarantor or any ERISA Affiliate shall have incurred (A) liability to or on account of a Pension Plan under Section 409, 502(i), 502(1), 4062, 4063, 4064, or 4069 of ERISA or Section 436(f), 4971 or 4975 of the Code or (B) liability under Sections 4201 or 4212(c) of ERISA with respect to a Multiemployer Plan, or (xi) a “default” within the meaning of Section 4219(c)(5) of ERISA shall have occurred with respect to any Multiemployer Plan; (b) there shall result from any such event or events set forth in clause (a) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability individually has had, or would reasonably be expected to have, a Material Adverse Effect, or to the extent any such lien, security interest or liability has not been satisfied and remains outstanding, when aggregated with all such other liens, security interests or liabilities that have not been satisfied and remain outstanding, would reasonably be expected to have a Material Adverse Effect; or

11.07 Security Documents. The Security Agreement or any other Credit Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, the interests of lessors under Capitalized Lease Obligations permitted pursuant to Sections 10.01 (vi), and (vii) and 10.01(xxi)) first priority, Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of the Administrative Agent; or

11.08 Credit Documents. The validity or enforceability of any Credit Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Administrative Agent) be declared to be null and void, or a proceeding shall be commenced by a Credit Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Credit Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Credit Party or its Subsidiaries shall deny that such Credit Party or its Subsidiaries has any liability or obligation purported to be created under any Credit Document; or

11.09 Judgments. There is entered against the Borrower or any of its Restricted Subsidiaries a final judgment or decree for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not paid or covered by a reputable and solvent third party insurance company) and (A) enforcement proceedings are commenced by any creditor upon such judgment or decree, or (B) such judgment or decree shall not be vacated, discharged or stayed or bonded by reason of a pending appeal or otherwise for any period of 60 consecutive days; or

11.10 Change of Control. A Change of Control shall occur; or

11.11 Dissolution. The dissolution or liquidation of the Borrower or the Borrower or any of its directors, stockholders or members shall take action seeking to effect the dissolution or liquidation of the Borrower;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

SECTION 12. THE ADMINISTRATIVE AGENT.

12.01 Appointment. The Lenders hereby irrevocably designate and appoint JPMorgan Chase Bank, N.A. as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include JPMorgan Chase Bank, N.A. in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

12.02 Nature of Duties.

(a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless primarily caused by its or their gross negligence or willful misconduct or material breach (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, no Lead Arranger shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Restricted Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Borrower and its Restricted Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and (iii) based on documents and information deemed by them appropriate and a review of the Credit Documents, including the Intercreditor Agreement, their own analysis and decision to enter into the Credit Documents, including the Intercreditor Agreement. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Restricted Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Restricted Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Administrative Agent.

(a) If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders. Notwithstanding anything else to the contrary in this Agreement or any other Credit Document, any reference to a decision, act, action or inaction of or by the Administrative Agent in this Agreement or any other Credit Document shall be subject the terms of this Section 12.04; provided, that nothing herein shall be deemed to limit or restrict the ability of the Administrative Agent to make any decision or take any act or action (including failure to act) that affects the Administrative Agent in its own capacity.

(b) Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Person) against all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any of the Administrative Agent’s Indemnified Persons or (ii) that, in the opinion of the Administrative Agent or its counsel, may reasonably be expected to expose the Administrative Agent to liability or that could result in a breach of this Agreement or any other Credit Document or applicable law including, for the avoidance of doubt any action that may be in violation of the automatic stay or that may affect a foreclosure, modification or termination of property of a Defaulting Lender under any bankruptcy proceeding or under the Bankruptcy Code, and the Administrative Agent shall have no duty to disclose nor shall be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.

12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including any customary indemnifications provided to a deposit account bank pursuant to a “control agreement” referred to in the Security Agreement) which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document (including with respect to any agreements or other instruments referred to herein or therein) or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence, willful misconduct or material breach in bad faith of its obligations under the Credit Documents (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Majority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders . The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent in accordance with the terms hereof. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation by the Administrative Agent.

(a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days’ prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 40th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10 Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents (including any subordination agreement) for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or the Collateral Agent (at the direction of the Required Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders or the Collateral Agent (at the direction of the Required Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to create, take any action with respect to any Collateral or Security Documents which may be necessary to create, perfect (if and to the extent perfection is required by the Security Documents) and maintain perfected (if and to the extent perfection is required by the Security Documents) the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders (including any Lender in its capacity as a Hedge Bank) hereby authorize the Administrative Agent and the Collateral Agent to, and the Administrative Agent and Collateral Agent shall, release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Secured Obligations (other than contingent indemnification obligations not then due and payable) at any time arising under or in respect of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Borrower and its Restricted Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) constituting Excluded Property, (v) owned by any Guarantor upon release of the Guaranty of such Guarantor, (vi) as otherwise may be expressly provided in the relevant Security Documents or the last sentence of each of Sections 10.01 and 10.02, or (vii) to the extent such release is required pursuant to the terms of the Intercreditor Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c) The Lenders hereby authorize the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent shall, enter into such documentation as is necessary to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent and Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01, (vi), (vii), (xiii) and (xxi) (which subordination with respect to clause (xxi) of Section 10.01 shall be only to the extent set forth in the Intercreditor Agreement).

(d) The Lenders (including any Lender in its capacity as a Hedge Bank) hereby authorize the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent shall, release any Guarantor from its obligations under the Guaranty and Collateral Documents if such Guarantor (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) becomes an Unrestricted Subsidiary or (iii) becomes an Excluded Subsidiary.

12.11 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Restricted Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.12 Withholding Tax. To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.04, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 12.12. The agreements in this Section 12.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 13. MISCELLANEOUS.

13.01 Payment of Expenses, etc.

(a) Borrower hereby agrees to: (i) pay all actual, reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (limited, in the case of legal fees and expenses, to the actual, reasonable and documented fees and disbursements of Cahill Gordon & Reindel LLP and, solely to the extent necessary, one local counsel to the Administrative Agent in each relevant jurisdiction) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent, and, during the continuance of an Event of Default, the Administrative Agent and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or during such Event of Default in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case, the actual, reasonable and documented fees and disbursements of one primary counsel, one local counsel, one other consultant and agents for the Administrative Agent but solely to the extent that such counsel and other consultants and agents are necessary, and in the case of an actual or potential conflict of interest between the Administrative Agent and one or more Lenders, one additional firm of counsel for the Lenders taken as a whole); and (ii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including actual, reasonable fees and disbursements of one consultant, one primary counsel, one local counsel in each relevant jurisdiction, solely to the extent that such counsel and other consultants and agents are necessary, to the Administrative Agent and the Lenders and, solely in the case of an actual or potential conflict of interest, one additional primary counsel, one additional local counsel in each relevant jurisdiction to the affected Indemnified Persons, taken as a whole) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights, duties or remedies provided herein or in the other Credit Documents (including the performance by the Administrative Agent of its duties under Section 13.15), or (b) the Release of Hazardous Materials at any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim, asserted against the Borrower or any of its Subsidiaries relating to any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, the actual, reasonable and documented fees and disbursements of counsel, other consultants and agents incurred in connection with any such investigation, litigation or other proceeding; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable out-of-pocket costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnified Person or of any affiliate, director, officer, employee, representative, counsel, trustee, agent or attorney-in-fact of such Indemnified Person, as determined by the final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of its obligations under the Credit Documents by such Indemnified Person or any affiliate, director, officer, employee, representative, counsel, trustee, investment advisor, agent or attorney-in-fact of such Indemnified Person as determined by the final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnified Persons other than claims (i) against the Administrative Agent, any Lead Arranger or any of their Affiliates in its capacity or in fulfilling its role as Administrative Agent, Lead Arranger or any other similar role hereunder and under any of the other Credit Documents or (ii) arising out of any act or omission of the Borrower or any of its Subsidiaries or Affiliates. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lead Arranger, any Lender or any of their respective Affiliates set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. This Section 13.01(a)(ii) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) To the full extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any each other party hereto, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that the foregoing provisions shall not relieve the Borrower of its indemnification obligations as provided in Section 13.01(a). No Indemnified Person or party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by any other party hereto or any Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence, bad faith, willful misconduct or material breach of its obligations under the Credit Documents (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02 Right of Setoff. Subject to the Intercreditor Agreement, in addition to any rights and remedies now or hereafter granted under applicable law, the Security Documents or otherwise, and not by way of limitation of any such rights or remedies, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, and, with the written consent of the Administrative Agent, each Lender, is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes or fiduciary, escrow and trust purposes) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries against and on account of the Obligations of the Credit Parties under this Agreement or under any of the other Credit Documents, including all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, shall be contingent or unmatured. Each of each Lender and the Administrative Agent agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier or electronic communication) and mailed, telecopied, emailed or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its administrative questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower) substantially in the form supplied by the Administrative Agent; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, emailed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent electronically, by telecopier, except that notices and communications to the Administrative Agent and the Borrower (in either case) shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Each of the Administrative Agent and the Borrower may, in such Person’s respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by such Person; provided that approval of such procedures may be limited to particular notices or communications.

13.04 Benefit of Agreement; Assignments; Participations.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under the other Credit Documents without the prior written consent of the Lenders and; provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments and outstanding Loans hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and; provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents or the Intercreditor Agreement) supporting the Loans hereunder in which such participant is participating or (iv) release all or substantially all of the Guarantors under the Guaranty (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.04 (subject to the requirements and limitations of such Sections and Section 2.13, including the requirements of Section 5.04(b)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b), provided such participant shall be subject to Section 2.13 as if it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 13.02 as though it were a Lender, provided such participant shall be subject to Section 13.06 as though it were a Lender. Section 2.13 shall apply to any Lender that has a participant that is not a Eligible Transferee, unless such Lender replaces such participant or repurchases such participant’s interest in the Commitment and/or the Loans.

A participant shall not be entitled to receive a greater payment under Section 2.10 or 5.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent that such participant’s right to a greater payment results from a Change in Law after the participant acquired the applicable participation (subject to the requirements and limitations of such Sections and Section 2.13, including the requirements of Section 5.04(b)).

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in any Commitment or Obligation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments or Obligations) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment or Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 1.01-A to the Disclosure Letter shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender promptly following the written request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default then exists, the consent of the Borrower in each case shall be required in connection with any such assignment of Term Loan Commitments or Term Loans pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after an Authorized Financial Officer of the Borrower shall have received written notice thereof, (iv) [reserved], (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee shall not be for the account of the Borrower or any other Credit Party and shall not apply with respect to any assignment to which JPMorgan Chase Bank, N.A. or its Affiliates is a party and may otherwise be waived or reduced in the sole discretion of the Administrative Agent) and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b) Certificate) as described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) [Reserved].

(d) [Reserved].

(e) Each Lender agrees further that it will not grant participations or assignments (other than to funds that invest in bank loans and are managed by the same investment advisor of such assigning Lender) prior to receiving notice from the Administrative Agent as of the Effective Date that the Lead Arrangers have completed the primary syndication of the Commitments and Loans.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (f) shall release the transferor Lender from any of its obligations hereunder.

(g) Any Lender which assigns all of its Commitments and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, Sections 2.10, 2.11, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05 No Waiver, Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata.

(a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received in accordance with Section 18(a) of the Security Agreement.

(b) Each of the Lenders agrees that, subject to clause (c), if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which (i) require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (ii) permit differing payments to be made to Lenders pursuant to Extensions in accordance with Section 2.15.

13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that (i) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof, (ii) to the extent expressly provided herein, certain calculations shall be made on a pro forma basis, and (iii) for the avoidance of doubt, all operating lease expense and other liabilities with respect to leases of the Borrower and its Subsidiaries that would constitute operating leases under GAAP as of the Effective Date shall not be included in the calculations of Indebtedness or Consolidated Interest Expense hereunder. The Borrower and the Administrative Agent, on behalf of the Lenders, agree that in the event of any material change in GAAP (any such change, for the purpose of this Section 13.07, an “Accounting Change”) that occurs after the date of this Agreement, then following the written request of any of the Borrower, the Administrative Agent or the Required Lenders, the Borrower and the Administrative Agent shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect any such Accounting Change with the desired result that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same after such Accounting Change as if such Accounting Change had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and the Required Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Change had not been made, and (b) the Borrower shall prepare footnotes to each certificate and the financial statements required to be delivered pursuant to Sections 9.01(a), (b), (c) and (f) that show the material differences between the financial statements delivered (which reflect such Accounting Change) and the basis for calculating financial covenant compliance (without reflecting such Accounting Change).

(b) All computations of interest and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 13.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or other electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

13.10 Intercreditor Agreement.

(a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.

(b) THE PROVISIONS OF THIS SECTION 13.10 ARE NOT INTENDED TO SUMMARIZE OR DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c) AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

(d) IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL EXCEPT WITH RESPECT TO ANY TERMS NOT CONSENTED TO BY THE BORROWER THAT, PURSUANT TO THE INTERCREDITOR AGREEMENT, REQUIRES THE CONSENT OF THE BORROWER.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver, etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties (other than foreign borrowers) may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from the Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to following clause (i), a Defaulting Lender) (with Obligations being directly adversely affected in the case of following clause (i) or whose Obligations are being extended in the case of following clause (i)(x)), (i)(x) extend the final scheduled maturity of any Loan or Note, (y) reduce the amount of, or extend the date of, any Scheduled Term Loan Repayment in respect of the applicable Tranche of Term Loans, or (z) reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release all or substantially all of the Guarantors (except as expressly provided in the Credit Documents) from the Guaranty, (iv) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans on the Effective Date), (v) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit or other credit facilities pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans are included on the Effective Date), (vi) amend, modify or waive any provision of Section 13.06) or (vii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) [reserved], (3) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent (which consent shall not be unreasonably withheld or delayed), (5) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement on the Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.02(f) (it being understood, however, that (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Loans into another Tranche of Loans hereunder in like principal amount shall not be considered a “prepayment” or “repayment” for purposes of this clause (5)), (6) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or (7) without consent of each Hedge Bank, amend, modify or waive (i) the provisions of Section 18(a) of the Security Agreement, in a manner adversely affecting the priority status of the Secured Obligations under the Secured Interest Rate Protection Agreements or (ii) the provisions of Section 13.20 of this Agreement.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent, provided that, unless the Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto.

(c) Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents.

(d) Notwithstanding the foregoing, (x) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(e) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or a portion of the outstanding Term Loans (the “Refinanced Term Loans”) with a replacement “B” term loan tranche denominated in Dollars (the “Replacement Term Loans”), hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus reasonable fees and expenses incurred in connection with such refinancing, (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (c) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(f) Notwithstanding anything to the contrary contained in this Section 13.12, the Borrower and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Sections 2.14 and 2.15.

(g) Notwithstanding anything to the contrary herein, the Administrative Agent may, without the consent of any Lender, enter into any amendment to the Security Documents contemplated by the Intercreditor Agreement.

13.13 Survival. All indemnities set forth herein including in Sections 2.10, 2.11, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes, the making and repayment of the Obligations, resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal (and related interest) amount of the Loans of each Lender. The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15, provided that the Borrower will not be liable for any portion of such losses, claims, damages or liabilities to the extent resulting from the Administrative Agent’s gross negligence, bad faith, willful misconduct or material breach of its obligations under the Credit Documents (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.16 Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.16, each Lender and the Administrative Agent agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to the Administrative Agent or another Lender if such Lender or such Lender’s holding or parent company reasonably determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender and the Administrative Agent (as applicable, the “Disclosing Party”) may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the Disclosing Party, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Disclosing Party or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (in which case such Disclosing Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, to the extent permitted by law, notify the Borrower promptly thereof), (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation (in which case such Disclosing Party shall, to the extent permitted by law, inform the Borrower promptly thereof), (iv) in order to comply with any law, order, regulation or ruling applicable to such Disclosing Party (in which case such Disclosing Party shall, to the extent permitted by law, inform the Borrower promptly thereof), (v) to the extent such information is received by the Disclosing Party from a third party that is not known by the Disclosing Party to be subject to confidentiality arrangements to the Borrower or any of its Subsidiaries, (vi) to the Administrative Agent or the Collateral Agent, (vii) to any direct or indirect contractual counterparty which is an Eligible Transferee in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, (viii) to any prospective or actual transferee or participant which is an Eligible Transferee in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Disclosing Party otherwise permitted by this Agreement, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16, (ix) for purposes of establishing a “due diligence” defense and (x) solely to the extent that such information is independently developed by the Disclosing Party.

(b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates that are directly and/or indirectly involved with any Credit Document or any transactions contemplated hereby or thereby, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17 PATRIOT Act. Each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001) (as amended from time to time, the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the other Credit Parties and other information that will allow such Lender to identify the Borrower and the other Credit Parties in accordance with the Patriot Act. For the avoidance of doubt, this Section 13.17 shall also apply with respect to any entity that becomes a Credit Party following the Effective Date.

13.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of the Borrower and each other Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each of the Administrative Agent and the Lead Arrangers is, and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lead Arranger has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and none of the Administrative Agent or any Lead Arranger has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.19 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.20 SECURED INTEREST RATE PROTECTION AGREEMENTS.

(a) EACH LENDER WITH OUTSTANDING TERM LOANS ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS UNDER ANY SECURED INTEREST RATE PROTECTION AGREEMENT ARE ENTITLED TO DISTRIBUTIONS PURSUANT TO 13.20(b) OF THIS AGREEMENT AND SECTION 18(a) OF THE COLLATERAL AGREEMENT (INCLUDING DISTRIBUTIONS PURSUANT TO AN INSOLVENCY OR LIQUIDATION PROCEEDING).

(b) Notwithstanding the provisions of Sections 13.06(a), (b) and (c) or anything to the contrary contained in this Agreement, after the exercise of remedies (including rights of setoff) provided for in Section 11 (or after the Loans have automatically become immediately due and payable as contemplated by the proviso appearing in the last paragraph of Section 11), any amounts received on account of the Secured Obligations (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights, any distribution in connection with any insolvency or liquidation proceeding under the Bankruptcy Code or otherwise) shall be applied as provided in Section 18(a) of the Security Agreement. If any Secured Creditor collects or receives any amounts on account of the Secured Obligations to which it is not entitled under Section 18(a) of the Security Agreement, such Secured Creditor shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the account of the Secured Parties, to be applied in accordance with this clause (b).

13.21 Post-Closing Requirements. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that within 180 days after the Effective Date (as such date may be extended (with respect to a given action or actions) at the sole discretion of the Administrative Agent) each applicable Credit Party shall have delivered to the Collateral Agent duly executed Control Agreements (as defined in the Security Agreement) required pursuant to the Security Agreement, or amendments to the Credit Parties existing Control Agreements entered into under the Existing Revolving Credit Agreement in order to make such Control Agreements consistent with the Intercreditor Agreement.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
1981 N. Broadway, Suite 385		ARC DOCUMENT SOLUTIONS, INC.
Walnut Creek, CA 94596

Attention:	John Toth	By:	/s/ John Toth
Tel No.:	925.949.5115	Name:	John Toth
Fax No.:	925.949.5101	Title:	Chief Financial Officer

Signature page to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Lender

By:	/s/ Alex Rogin
Name:	Alex Rogin
Title:	Vice President

Signature page to Credit Agreement

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent for the Lenders party

to the Term Loan Credit Agreement referred to below

10 South Dearborn

7th Floor, Suite IL1-0054

Chicago, IL 60603

Attention: Teresita R. Siao

Ladies and Gentlemen:

The undersigned, ARC Document Solutions, Inc. (the “Borrower”), refers to the Term Loan Credit Agreement, dated as of December 20, 2013 (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is             .1

(ii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Initial Term Loans] [Incremental Term Loans]2.

(iii) The aggregate principal amount of the Proposed Borrowing is $            .

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

[(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [, to the extent agreed to by all Lenders with Commitments and/or Loans under the relevant Tranche, twelve months and, if such Interest Period is unavailable, [specify alternative desired].]3

[1]	Shall be a Business Day at least one Business Day in the case of Base Rate Loans and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 2:00 p.m. (New York time) on such day.
[2]	For Incremental Term Loans, designate the Tranche.
[3]	To be included for a Proposed Borrowing of Eurodollar Loans.

Ex. A-1-1

The undersigned hereby certifies that the following statements are true at the time of the Proposed Borrowing and also immediately after giving effect thereto:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, immediately before and immediately after giving effect to the Proposed Borrowing, as though made on such date (it being understood and agreed that any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, as the case may be) as of such earlier date; and

(B) no Default or Event of Default exists, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. A-1-2

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

JPMorgan Chase Bank, N.A.,

as Administrative Agent for the Lenders party to the Term Loan Credit Agreement referred to below

10 South Dearborn

7th Floor, Suite IL1-0054

Chicago, IL 60603

Attention: Teresita R. Siao

Ladies and Gentlemen:

The undersigned, ARC Document Solutions, Inc. (the “Borrower”), refers to Term Loan Credit Agreement, dated as of December 20, 2013 (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders, and hereby give you notice, irrevocably, pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [Initial Term Loans] [Incremental Term Loans]1 referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [Initial Term Loans] [Incremental Term Loans] originally made on              , 20     (the “Outstanding Borrowing”) in the principal amount of $ and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on              ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is .2

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of Eurodollar Loans with an Interest Period of             ] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of             ]].3

[1]	For Incremental Term Loans, designate the Tranche.
[2]	Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 2:00 p.m. (New York time) on such day.
[3]	If either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

Ex. A-2-1

Very truly yours,

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. A-2-2

EXHIBIT B-1

FORM OF INITIAL TERM NOTE

$	New York, New York
,20

FOR VALUE RECEIVED, ARC DOCUMENT SOLUTIONS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office on the Initial Term Loan Maturity Date the principal sum of              DOLLARS ($             ) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Initial Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Initial Term Notes referred to in the Term Loan Credit Agreement, dated as of December 20, 2013 by and among the Borrower, the lenders from time to time party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part, and Initial Term Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note.

Ex. B-1-1

THIS NOTE AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. B-1-2

EXHIBIT B-2

FORM OF INCREMENTAL TERM NOTE

$	New York, New York
,20

FOR VALUE RECEIVED, ARC DOCUMENT SOLUTIONS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office on [Insert the applicable Incremental Term Loan Maturity Date] (the “Incremental Term Loan Maturity Date”) the principal sum of              DOLLARS ($             ) or, if less, the unpaid principal amount of all [Insert the applicable description of the respective Tranche of Incremental Term Loans] made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Incremental Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Incremental Term Notes referred to in the Term Loan Credit Agreement, dated as of December 20, 2013, by and among the Borrower, the lenders from time to time party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note.

Ex. B-2-1

THIS NOTE AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. B-2-2

EXHIBIT B-3

FORM OF EXTENDED TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, ARC DOCUMENT SOLUTIONS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [            ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office on [Insert the applicable Maturity Date] (the “Maturity Date”) the principal sum of              DOLLARS ($             ) or, if less, the unpaid principal amount of all [Insert the applicable description of the respective Tranche of Extended Term Loans] made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Extended Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Extended Term Notes referred to in the Term Loan Credit Agreement, dated as of December 20, 2013, by and among the Borrower, the lenders from time to time party thereto (including the Lender), and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Security Documents and is entitled to the benefits of the Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Extended Term Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note.

Ex. B-3-1

THIS NOTE AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. B-3-2

EXHIBIT C-1

FORM OF SECTION 5.04(b) CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 20, 2013, among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Ex. C-1-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                 , 20

Ex. C-1-2

EXHIBIT C-2

FORM OF SECTION 5.04(b) CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 20, 2013, among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Ex. C-2-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                 , 20

Ex. C-2-2

EXHIBIT C-3

FORM OF SECTION 5.04(b) CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 20, 2013, among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Ex. C-3-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                 , 20

Ex. C-3-2

EXHIBIT C-4

FORM OF SECTION 5.04(b) CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 20, 2013, among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN; or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

Ex. C-4-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                 , 20

Ex. C-4-2

EXHIBIT D

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

             , 20

ARC Document Solutions, Inc.

1981 N. Broadway, Suite 385

Walnut Creek, CA 94596

Attention: John Toth, Chief Financial Officer

Re: Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Term Loan Credit Agreement, dated as of December 20, 2013, (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”), among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.14 thereof.

Each Incremental Term Loan Lender, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, the Borrower and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from the Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Borrower and the Incremental Term Loan Lenders, all of which fees shall be earned, due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Ex. D-1

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under this Agreement, the Credit Agreement and the other Credit Documents and any other instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof and such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Term Loan Lender, attaches the forms and/or certificates referred to in Section 5.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding or backup withholding taxes (as applicable) with respect to all payments to be made to it under the Credit Agreement and the other Credit Documents.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, the Borrower and each Subsidiary Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other form of electronic transmission permitted under the Credit Agreement) hereof, (iii) the payment of any fees then earned, due and payable in connection herewith and (iv) the satisfaction (or waiver in writing) of any other conditions precedent set forth in Section 8 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (a) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (b) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

The Borrower and each Subsidiary Guarantor acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby, including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall constitute (and be included in the definition of) “Secured Obligations” and be entitled to the benefits of the respective Security Documents and the Guaranty as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

Attached hereto as Annex II is the officer’s certificate required to be delivered pursuant to clause (iii) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement certifying as to compliance with clauses (i) and (ii) of such definition.

[Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties required to be delivered pursuant to clause (v) of the definition of “Incremental Commitment Requirements” contained in the Credit Agreement.]7

[7]	To the extent reasonably requested by the Administrative Agent.

Ex. D-2

[Attached hereto as Annex IV are true and correct copies of the applicable officers’ certificates, board of directors (or other governing body) resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (vi) of the definition of “Incremental Commitment Requirements” appearing in the Credit Agreement.]8

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on             , 20    . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

*****

[8]	To the extent reasonably requested by the Administrative Agent.

Ex. D-3

THIS AGREEMENT AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By:
Name:
Title:

Agreed and Accepted this     day of         ,     :

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

Ex. D-4

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Ex. D-5

Each Subsidiary Guarantor acknowledges and agrees to each of the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

[INSERT SIGNATURE BLOCK FOR SUBSIDIARY GUARANTORS]

Ex. D-6

ANNEX I TO EXHIBIT D

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of              ,

1.	Name of Borrower and jurisdiction of organization: ARC Document Solutions, Inc., a Delaware corporation.

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan
Commitment stated Dollars

Total:1

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder)[2]:

4.	Indicate the Incremental Term Loan Borrowing Date:

5.	Incremental Term Loan Maturity Date:[3]

6.	Dates for, and amounts of, Scheduled Incremental Term Loan Repayments:[4]

[1]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $10,000,000 or such lower amount as may be acceptable to the Administrative Agent and in integral multiples of $2,500,000 in excess thereof (or such other integral as may be reasonably acceptable to the Administrative Agent).
[2]	Designate the respective Tranche for such Incremental Term Loan Commitments or, subject to Section 2.14(c) of the Credit Agreement, indicate that it is to be added to (and form part of) an existing Tranche of Term Loans.
[3]	Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan Maturity Date shall be no earlier than the Initial Term Loan Maturity Date, and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.
[4]	Set forth the Scheduled Incremental Term Loan Repayment Dates and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans, and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Scheduled Incremental Term Loan Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added, and (y) such Incremental Term Loans shall have the same Scheduled Incremental Term Loan Repayment Dates.

Ex. D Annex I-1

7.	Rules for application of voluntary and mandatory prepayments:[5]

8.	Minimum Borrowing amount for Incremental Term Loans:[6]

9.	Upfront Fee; Other Fees:[7]

10.	Applicable Margins, Base Rate floor and Eurodollar Rate floors.[8]

11.	After giving effect to the incurrence of the proposed Incremental Term Loans, as of the most recently ended Test Period, the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 10.13 of the Credit Agreement: [Yes/No].

12.	Other Conditions Precedent:[9]

[13.	The Borrower agrees to pay compensation as, and to the extent, provided in the penultimate paragraph of Section 2.14(c) of the Credit Agreement.][10]

[5]	Insert relevant rules for application of voluntary and mandatory prepayments of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, to the extent such rules differ from the Credit Agreement.
[6]	Insert Minimum Borrowing amount for Incremental Term Loans if different from $10,000,000.
[7]	Insert upfront fees and any other fees as may be agreed to by the Borrower and the Incremental Term Loan Lenders with respect to the Incremental Term Loan Commitments.
[8]	Insert the Applicable Margins, Base Rate floor and Eurodollar Rate floor that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins, Base Rate floor and Eurodollar Rate floor applicable to such existing Tranche of Term Loans.
[9]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.
[10]	Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is required to be paid by the Borrower.

Ex. D Annex I-2

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

This Certificate is furnished pursuant to Section 6.02 of the Term Loan Credit Agreement, dated as of December 20, 2013, by and among ARC Document Solutions, Inc., a corporation incorporated and existing under the laws of the State of Delaware (the “Company”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, the undersigned, [Chairman of the Board/Chief Executive Officer/President/Chief Financial Officer/Vice President] of the Company, solely in my capacity as such officer of the Company and not in an individual capacity (and without personal liability), do hereby certify on behalf of the Company that:

1. On the date hereof, all of the conditions set forth in Sections 6.06, 6.07 and 7.01 of the Credit Agreement have been satisfied (or waived in accordance with the terms of the Credit Agreement).

Ex. E-1

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of December, 2013.

ARC DOCUMENT SOLUTIONS, INC.

By:

Name:
Title:

Ex. E-2

EXHIBIT F

FORM OF

INTERCREDITOR AGREEMENT

[See attached]

Ex. F-1

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of December 20, 2013

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as ABL Agent

under the ABL Credit Agreement,

and

JPMORGAN CHASE BANK, N.A.

as the Term Administrative Agent

under the Term Credit Agreement

-i-

-ii-

This ABL INTERCREDITOR AGREEMENT is dated as of December 20, 2013, and is among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as ABL Agent (as defined below), JPMORGAN CHASE BANK, N.A., in its capacity as the Term Administrative Agent (as defined below) and each additional Representative that may become a party hereto.

RECITALS:

WHEREAS, ARC Document Solutions, Inc., a Delaware corporation (“ARC”), ARC Reprographics Canada Corp., a British Columbia corporation (“ARC Canada”) and ARC Digital Canada Corp., a British Columbia corporation (“ARC Digital Canada,” and together with ARC Canada, the “Canadian Borrowers”) have entered into that certain Credit Agreement, dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “ABL Credit Agreement”), with the lenders to ARC from time to time party thereto (the “ABL Lenders”), the lenders to the Canadian Borrowers, Wells Fargo Bank, National Association as administrative agent for ABL Lenders and collateral agent for the ABL Secured Parties (in such capacities, the “ABL Agent”) and Wells Fargo Capital Finance Corporation Canada as administrative agent for the lenders to the Canadian Borrowers. The obligation of ARC to repay loans made to it and certain other financial accommodations under the ABL Credit Agreement is guaranteed by certain US subsidiaries of ARC (each a “Guarantor” and together, the “Guarantors”) pursuant to that certain Guaranty and Security Agreement dated January 27, 2012 among ARC, the Guarantors and ABL Agent (the “ABL Security Agreement”);

WHEREAS, ARC and the Guarantors have entered into that certain Term Loan Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Term Credit Agreement,” and, together with the ABL Credit Agreement, the “Credit Agreements”), with the lenders party thereto (the “Term Lenders” and, together with the ABL Lenders, the “Credit Parties”), JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Term Administrative Agent,” and, together with ABL Agent, the “Collateral Agents”), and the other agents party thereto, pursuant to which such lenders have agreed to make term loans to ARC. The obligation of ARC to repay such term loans under the Term Credit Agreement is guaranteed by the Guarantors;

WHEREAS, ARC and the Guarantors have secured the ABL Obligations under the ABL Credit Agreement and any other ABL Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the ABL Priority Collateral and a First Priority Lien on the Term Priority Collateral; and

WHEREAS, ARC and the Guarantors intend to secure the Term Obligations under the Term Credit Agreement and any other Term Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the Term Priority Collateral and a Second Priority Lien on the ABL Priority Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, general intangibles, instruments, inventory, investment property, letter-of-credit rights, money, payment intangibles, promissory notes, proceeds, records, securities, securities accounts, security entitlements and supporting obligations.

1.2 Other Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“ABL Agent” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent,” “Administrative Agent” or “Collateral Agent” under any ABL Credit Agreement and includes any New ABL Agent to the extent set forth in Section 3.4(f).

“ABL Bank Products Affiliate” shall mean ABL Agent or any other ABL Lender or any Affiliate of Wells Fargo or any other ABL Lender that has entered into a Bank Products Agreement with any Grantor or any of its Affiliates with the obligations of such Grantor or any of its Affiliates thereunder being secured by one or more ABL Security Documents.

“ABL Credit Agreement” shall have the meaning set forth in the recitals hereto.

“ABL Documents” shall mean (a) the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement), including the ABL Security Documents and (b) each of the other agreements, documents and instruments providing for or evidencing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), and any other document or instrument executed or delivered at any time in connection with any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Hedging Affiliate” shall mean any ABL Lender or any Affiliate of any ABL Lender that has entered into a Hedging Agreement with any Grantor or any of its Affiliates with the obligations of such Grantor or any of its Affiliates thereunder being secured by one or more ABL Security Documents.

“ABL Intercreditor Agreement Consent” shall mean an agreement substantially in the form of Exhibit B.

“ABL Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A.

“ABL Lenders” shall mean the lenders from time to time party to the ABL Credit Agreement.

“ABL Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor from time to time owed to the ABL Secured Parties or any of them, under any ABL Document (including any ABL Document in respect of a Permitted Refinancing of any ABL Obligations), whether for principal, premium, interest, reimbursement of amounts drawn under (and obligations to cash collateralize and fees) letters of credit, fees, expenses, indemnification or otherwise (including interest, fees, costs and other charges incurred or accruing after the commencement of an Insolvency or Liquidation Proceeding with respect to any ABL Obligation (including any Permitted Refinancing of any ABL Obligations), whether or not such amount is allowed or allowable in such Insolvency or Liquidation Proceeding), and (b) all Cash Management Obligations.

“ABL Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the ABL Credit Agreement as in effect on the date hereof and as amended in accordance with the terms of this Agreement.

“ABL Priority Cash Collateral” shall have the meaning set forth in Section 3.5(a).

“ABL Priority Collateral” shall mean Collateral consisting of the following:

(a) accounts and payment intangibles (including tax refunds and related tax payments), but excluding intercompany debt (other than intercompany debts that constitute identifiable proceeds of ABL Priority Collateral or are secured primarily by ABL Priority Collateral or otherwise arise from identifiable proceeds of advances under the ABL Credit Agreement) and accounts and payment intangibles that constitute identifiable proceeds of Term Priority Collateral;

(b) inventory;

(c) cash, deposit accounts and securities accounts (excluding any deposit accounts and securities accounts to the extent they constitute or contain identifiable proceeds of Term Priority Collateral (other than identifiable proceeds of ABL Priority Collateral deposited therein), including all monies, uncertificated securities, securities entitlements and other funds held in or on deposit therein contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing) (but excluding all cash, marketable securities, monies, uncertificated securities and securities entitlements that constitute identifiable proceeds of Term Priority Collateral);

(d) all investment property (other than the Capital Stock of each Grantor and the Grantor’s Subsidiaries), general intangibles (excluding trademarks, trade names and other intellectual property and intercompany debt (other than intercompany debts that constitute identifiable proceeds of ABL Priority Collateral or are secured primarily by ABL Priority Collateral or otherwise arise from identifiable proceeds of advances under the ABL Credit Agreement), books and records, documents and instruments, chattel paper, letter of credit rights, business interruption insurance, supporting obligations, commercial tort claims and other claims or causes of action, in each case, to the extent evidencing, governing, securing or otherwise pertaining to or attached to or relating to the other items of property included within clauses (a), (b), and (c) of this definition; and

(e) all substitutions, replacements, accessions, products, or Proceeds of any of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to, or destruction of, or other involuntary conversion (including claims in respect of condemnation) of any kind or nature of any or all of the foregoing; provided that, for the avoidance of doubt, (i) ABL Priority Collateral does not consist of any interest (fee, leasehold or otherwise) in any real property, any intellectual property, any equipment, any equity interests of ARC or any other Grantor or any of their Subsidiaries and any identifiable proceeds of any of the foregoing; provided further that in no case shall ABL Priority Collateral include any identifiable proceeds from a sale, lease, conveyance or other disposition of any other Term Priority Collateral and (ii) any of the items set forth in this definition that are or become branded, or produced through the use or other application of, any intellectual property, whether pursuant to the exercise of rights pursuant to Section 1 or otherwise, shall constitute ABL Priority Collateral, and no proceeds arising from any sale, transfer or other disposition of any such ABL Priority Collateral shall be, or deemed to be attributable to, Term Priority Collateral.

“ABL Priority DIP Financing” shall have the meaning set forth in Section 3.5(a).

“ABL Secured Parties” shall mean the ABL Lenders (including, in any event, each Issuing Lender and each Swing Lender (each term as defined in the ABL Credit Agreement)), any Bank Product Provider (as defined in the ABL Credit Agreement), each ABL Bank Products Affiliate, each ABL Hedging Affiliate and ABL Agent and shall include all former ABL Lenders, Bank Product Providers and administrative agents under the ABL Credit Agreement to the extent that any ABL Obligations owing to such Persons were incurred while such Persons were ABL Lenders, Bank Product Providers or the administrative agent under the ABL Credit Agreement and such ABL Obligations have not been paid or satisfied in full and all new ABL Secured Parties to the extent set forth in Section 3.4(f).

“ABL Security Agreement” shall have the meaning set forth in the recitals hereto.

“ABL Standstill Period” shall have the meaning set forth in Section 2.2(a)(i).

“ABL US Lenders” shall have the meaning set forth in the recitals hereto.

“ABL Security Document” shall mean (a) the ABL Security Agreement and (b) any other agreement, document or instrument pursuant to which a Lien is granted by one or more of ARC or any other Grantor securing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing, to the extent permitted hereby.

“Additional Term Obligations” shall mean any indebtedness that is issued or guaranteed by any Grantor (other than indebtedness and guarantees under the Term Credit Agreement) which indebtedness and guarantees are secured by the Collateral (or a portion thereof) on a pari passu basis with the Term Obligations under the Term Credit Agreement; provided, however, that (i) such indebtedness is permitted to be incurred, secured and guaranteed on such basis by this Agreement and by each ABL Document and each Term Document in effect at the time of such incurrence and (ii) the Representative for the holders of such indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 6.03(b) hereof.

“Additional Term Documents” shall mean with respect to any series, issue or class of Additional Term Obligations, the promissory notes, indentures, credit agreements, Term Security Documents, guarantees or other operative agreements evidencing or governing such indebtedness.

“Additional Term Secured Parties” shall mean with respect to any series, issue or class of Additional Term Obligations, the holders of such Additional Term Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Term Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Term Documents.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, neither any Agent nor any Credit Party (nor any Affiliate thereof) shall be considered an Affiliate of ARC or any Subsidiary thereof.

“Agreement” shall mean this ABL Intercreditor Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“ARC” shall have the meaning set forth in the recitals hereto.

“Bank Products Agreement” shall mean any agreement in respect of any one or more of the following types of services or facilities extended to any Grantor or any of its Affiliates by an ABL Lender or any ABL Hedging Affiliate or a Term Lender, or any Affiliate of any such ABL Lender or Term Lender in reliance on such ABL Lender’s or Term Lender’s agreement to indemnify such Affiliate: (a) Hedging Agreements, (b) treasury management services, (c) foreign exchange contracts and (d) any other Cash Management Products.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including bankruptcy or insolvency laws.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capitalized Lease Obligation” shall mean, with respect to any Person, that portion of any obligation of such Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Cash Management Products” shall mean Bank Products (as defined in the ABL Credit Agreement (or a comparable provision of a loan or credit agreement the debt under which Refinances the ABL Obligations)), including, without limitation, any one or more of the following types of services or facilities extended to any of the Grantors or their Affiliates by ABL Agent, any Bank Product Provider (as defined in the ABL Credit Agreement) or any Affiliate of ABL Agent or an ABL Lender in reliance on ABL Agent’s or such ABL Lender’s agreement to indemnify such Affiliate: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) transactions under Hedging Agreements; or (g) cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, netting, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system).

“Cash Management Obligations” shall mean Obligations (as defined in the ABL Credit Agreement) in respect of Bank Products (as defined in the ABL Credit Agreement (or a comparable provision of a loan or credit agreement the debt under which Refinance the ABL Obligations evidenced by the ABL Credit Agreement)), including, without limitation, any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to ABL Agent, any ABL Bank Products Affiliate or any of its Affiliates in respect of any Cash Management Products, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the ABL Documents or after the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency or Liquidation Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency or Liquidation Proceeding).

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of cash and checks.

“Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) by any Grantor pursuant to any ABL Security Document or Term Security Document (which for the avoidance of doubt does not include any property of a Canadian Borrower).

“Collateral Agents” shall have the meaning set forth in the recitals hereto.

“Credit Agreements” shall have the meaning set forth in the recitals hereto.

“Credit Party” shall have the meaning set forth in the recitals hereto.

“Defaulting ABL Secured Party” shall have the meaning set forth in Section 3.4(g)(iv).

“Designated Term Representative” shall mean (i) the Term Administrative Agent, until such time as the Discharge of Term Obligations with respect to the Term Credit Agreement has occurred, and (ii) thereafter, the Term Representative designated from time to time by the Term Instructing Group, in a written notice to ABL Agent and the Grantors hereunder, as the “Designated Term Representative” for purposes hereof.

“DIP Financing” shall mean providing ARC or any other Grantor financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law.

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 3.4(f), the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute ABL Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all ABL Obligations (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at one hundred five percent (105%) of the aggregate undrawn amount) of all outstanding letters of credit constituting ABL Obligations;

(d) discharge or cash collateralization (in accordance with the ABL Documents) of all outstanding Cash Management Obligations constituting ABL Obligations; and

(e) payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (a) through (d) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Term Obligations” shall mean, except to the extent otherwise provided in Section 2.4(f), the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Term Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all Term Obligations; and

(c) payment in full in cash of all other Term Obligations that are outstanding and unpaid at the time the termination, expiration and discharge set forth in clauses (a) and (b) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Disposition” shall mean any sale, transfer, license, lease or other Disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Eligible Term Purchaser” shall have the meaning set forth in Section 3.4(g)(i).

“Event of Default” shall mean as such term is defined in the ABL Credit Agreement or Term Credit Agreement, as the context may require.

“First Priority” shall mean, (a) with respect to any Lien purported to be created on any ABL Priority Collateral to secure the ABL Obligations pursuant to any ABL Security Document, that such Lien is prior in right to any other Lien thereon (other than any ABL Permitted Liens which as a matter of law have priority over the respective Liens on such ABL Priority Collateral created pursuant to the relevant ABL Security Document) and (b) with respect to any Lien purported to be created on any Term Priority Collateral to secure the Term Obligations pursuant to any Term Security Document, that such Lien is prior in right to any other Lien thereon (other than any Term Permitted Liens which as a matter of law have priority over the respective Liens on such Term Priority Collateral created pursuant to the relevant Term Security Document).

“GAAP” shall mean generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States of America accounting profession).

“Grantors” shall mean ARC and the Guarantors and each of their respective Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, an ABL Security Document or a Term Security Document, but will not in any event for purposes of this Agreement include any Canadian Borrower.

“Guarantors” shall have the meaning set forth in the recitals.

“Hedging Agreement” shall mean any “swap agreement” as that term is defined in Section 101(538)(A) of the Bankruptcy Code.

“Indebtedness” shall mean, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all Capital Lease Obligations of such Person, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than made payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock (as defined in the ABL Credit Agreement), of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (a) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Bankruptcy Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (b) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (c) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (d) the filing of any petition against such Grantor under any Bankruptcy Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (e) the general assignment by such Grantor for the benefit of creditors or any other marshaling of the assets and liabilities of such Grantor; or (f) a corporate (or similar) action taken by such Grantor to authorize any of the foregoing.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease (as defined in the ABL Credit Agreement), and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“New ABL Agent” shall have the meaning set forth in Section 3.4(f).

“New Term Administrative Agent” shall have the meaning set forth in Section 2.4(f).

“Permitted Refinancing” shall mean, as to any Indebtedness, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) to refinance such existing Indebtedness; provided, that, the terms applicable to such Refinancing Indebtedness and, if applicable, the related guarantees of such Refinancing Indebtedness, shall not violate the applicable requirements contained in this Agreement.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged ABL Priority Collateral” shall have the meaning set forth in Section 3.4(e)(i).

“Pledged Debt” shall mean all Indebtedness owed to a Grantor issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Term Priority Collateral” shall have the meaning set forth in Section 2.4(e)(i).

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC as in effect in the state of New York and, in any event, shall also include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to either Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Recovery” shall have the meaning set forth in Section 6.17.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representatives” shall mean ABL Agent and the Term Representatives.

“Second Priority” shall mean, (a) with respect to any Lien purported to be created on any Term Priority Collateral to secure the ABL Obligations pursuant to the ABL Security Documents, that such Lien is prior in right to any other Lien thereon, other than (i) ABL Permitted Liens as described in clause (r) of the definition of Permitted Liens set forth in the ABL Credit Agreement as in effect on the date hereof and as amended in accordance with the terms of this Agreement and (ii) Term Permitted Liens permitted to be prior to the Liens on the Term Priority Collateral in accordance with clause (b) of the definition “First Priority” contained herein; provided, that, in no event shall any such Term Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any ABL Permitted Liens as described in clause (a)(i) above and senior in priority to the relevant Liens created pursuant to the ABL Security Documents (other than in connection with a DIP Financing permitted pursuant to Section 2.5) and (b) with respect to any Lien purported to be created on any ABL Priority Collateral to secure the Term Obligations pursuant to the Term Security Documents, that such Lien is prior in right to any other Lien thereon, other than (i) Term Permitted Liens as described in Section 10.01(xxi) of the Term Credit Agreement as in effect on the date hereof and as amended in accordance with the terms of this Agreement and (ii) ABL Permitted Liens permitted to be prior to the Liens on the ABL Priority Collateral in accordance with clause (a) of the definition “First Priority” contained herein; provided, that, in no event shall any such ABL Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Term Permitted Liens as described in clause (b)(i) above and senior in priority to the relevant Liens created pursuant to the Term Security Documents (other than in connection with a DIP Financing permitted pursuant to Section 3.5).

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity in which that Person directly or indirectly owns or controls the shares of Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Administrative Agent” shall have the meaning assigned to that term in the recitals to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent,” “Administrative Agent” or “Collateral Agent” under any Term Credit Agreement and includes any New Term Administrative Agent to the extent set forth in Section 2.4(f).

“Term Class Debt” shall have the meaning given to such term in Section 6.03(b).

“Term Class Debt Parties” shall have the meaning given to such term in Section 6.03(b).

“Term Class Debt Representative” shall have the meaning given to such term in Section 6.03(b).

“Term Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Term Documents” shall mean (a) the Term Credit Agreement, and the other Credit Documents (as defined in the Term Credit Agreement), including the Term Security Documents, (b) the Additional Term Documents and (c) each of the other agreements, documents and instruments providing for or evidencing any Term Obligation (including any Permitted Refinancing of any Term Obligations), and any other document or instrument executed or delivered at any time in connection with any Term Obligation (including any Permitted Refinancing of any Term Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Instructing Group” shall mean the Term Representatives with respect to Term Documents under which at least a majority of the then aggregate principal amount of Term Obligations are outstanding.

“Term Lenders” shall have the meaning set forth in the recitals hereto.

“Term Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Term Secured Parties or any of them, under any Term Document (including any Term Document in respect of a Permitted Refinancing of any Term Obligations and any Additional Term Document) and any Secured Interest Rate Protection Agreement (as defined in the Term Credit Agreement), whether for principal, premium, interest, fees, expenses, indemnification or otherwise (including interest, fees, costs and other charges incurred or accruing after the commencement of an Insolvency or Liquidation Proceeding with respect to any Term Obligation (including any Permitted Refinancing of any Term Obligations), whether or not such amount is allowed or allowable in such Insolvency or Liquidation Proceeding).

“Term Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the Term Credit Agreement as in effect on the date hereof and as amended in accordance with the terms of this Agreement.

“Term Priority Cash Collateral” shall have the meaning set forth in Section 2.5(a).

“Term Priority Collateral” shall mean all Collateral other than the ABL Priority Collateral, including Collateral consisting of real property, equity interests of any Guarantor or any of their Subsidiaries, equipment, intellectual property and all collateral security and guarantees with respect to any Term Priority Collateral and all cash, money, instruments, securities, financial assets and deposit accounts (excluding any proceeds of ABL Priority Collateral deposited therein) directly received as Proceeds of any Term Priority Collateral; provided that no property of a Canadian Borrower will constitute Term Priority Collateral.

“Term Priority DIP Financing” shall have the meaning set forth in Section 2.5(a).

“Term Representative” shall mean (a) in the case of the Term Credit Agreement, the Term Administrative Agent and (b) in the case of any Additional Term Obligations and the Additional Term Secured Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Term Obligations that is named as the Representative in respect of such Additional Term Obligations in the applicable ABL Intercreditor Agreement Joinder.

“Term Secured Parties” shall mean the Term Lenders, Hedge Banks (as defined in the Term Credit Agreement) and the Term Administrative Agent and shall include all former Term Lenders, administrative agents under the Term Credit Agreement and their Affiliates to the extent that any Term Obligations owing to such Persons were incurred while such Persons were Term Lenders, the administrative agent under the Term Credit Agreement or an Affiliate of a Term Lender or administrative agent and such Term Obligations have not been paid or satisfied in full and all new Term Secured Parties to the extent set forth in Section 2.4(f), and all Additional Term Secured Parties.

“Term Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, made by ARC and the other Guarantors in favor of the Term Administrative Agent.

“Term Security Document” shall mean (a) the Term Credit Agreement, the Term Security Agreement and any other “Collateral Document” (as defined in the Term Credit Agreement) executed and delivered by ARC or any other Grantor in connection therewith and (b) any other agreement, document or instrument pursuant to which a Lien is granted by one or more of ARC or any other Grantor securing any Term Obligations (including any Permitted Refinancing of any Term Obligations and any Additional Term Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing, to the extent permitted hereby.

“Term Standstill Period” shall have the meaning set forth in Section 3.2(a)(i).

“Third Party Purchaser” shall have the meaning set forth in Section 4.3.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“United States” shall mean the United States of America.

1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law shall mean such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs, (i) any definition of, or reference to, ABL Priority Collateral or Term Priority Collateral herein shall not be construed as referring to any amounts recovered by a Grantor, as a debtor in possession, or a trustee for the estate of a Grantor, under Section 506(c) of the Bankruptcy Code (or by comparable Persons under any other Bankruptcy Law) and (j) in this Agreement, the term “UCC” shall also refer to analogous personal property security legislation in Canada and other foreign jurisdictions, mutatis mutandis, and, where the context so requires, any term defined herein by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in such foreign personal property security legislation, in all cases for the extension, preservation or betterment of the security and rights of ABL Agent, the other ABL Secured Parties, the Term Administrative Agent and the other Term Secured Parties.

Section 2. Term Priority Collateral.

2.1 Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment, validity, enforceability or perfection of any Liens securing the ABL Obligations granted on the Term Priority Collateral or of any Liens securing the Term Obligations granted on the Term Priority Collateral, (ii) the date on which any ABL Obligations or Term Obligations are extended, (iii) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (iv) any provision set forth in any ABL Document or any Term Document (other than this Agreement), or (v) the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any Term Priority Collateral as of the date hereof or otherwise, ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby agrees that:

(i) any Lien on the Term Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of any Term Representative or any other Term Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Term Priority Collateral securing any of the ABL Obligations; and

(ii) any Lien on the Term Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of ABL Agent or any other ABL Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Priority Collateral securing any Term Obligations;

(b) Prohibition on Contesting Liens. ABL Agent, for itself and on behalf of each other ABL Secured Party, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the extent, priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Term Secured Parties in the Term Priority Collateral or by or on behalf of any of the ABL Secured Parties in the Term Priority Collateral, as the case may be, or (ii) the validity or enforceability of any Term Security Document (or any Term Obligations thereunder); provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the Term Priority Collateral securing the Term Obligations and the ABL Obligations as provided in Sections 2.1(a) and 2.2(a).

(c) No New Liens. So long as the Discharge of Term Obligations has not occurred, the parties hereto agree that ARC or any other Grantor shall not grant or permit any Liens in favor of ABL Agent or any ABL Secured Party on any asset or property of any Grantor to secure any ABL Obligation, unless such Grantor gives each Term Representative at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the Term Obligations concurrently with the grant of a Lien thereon in favor of ABL Agent. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Term Representatives and/or the other Term Secured Parties, ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Term Priority Collateral granted in contravention of this Section 2.1(c) shall be subject to Section 2.3.

(d) Effectiveness of Lien Priorities. The priorities of the Liens provided in Section 2.1(a) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Term Obligations, nor by any action or inaction which the Term Representatives or the Term Secured Parties may take or fail to take in respect of the Term Priority Collateral, so long as the Liens of the Term Representatives and the Term Secured Parties in the Term Priority Collateral are valid, perfected and enforceable.

(e) Collateral Proceeds Account. The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the Term Priority Collateral may be deposited in one or more deposit accounts or securities accounts established or maintained by any Grantor or a Term Representative or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Term Priority Collateral and agree to so instruct each account debtor of each Grantor and each other applicable Person and to take all other actions necessary to give effect to the intent of this Section 2.1(e). Without limiting the generality of the foregoing, each Term Representative hereby agrees that, if any deposit described in the foregoing sentence contains any proceeds of the ABL Priority Collateral (not constituting identifiable proceeds of Term Priority Collateral), it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds to the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 3.3.

2.2 Exercise of Remedies.

(a) So long as the Discharge of Term Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of ARC or any other Grantor:

(i) neither ABL Agent nor any of the other ABL Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Term Priority Collateral (including the exercise of any right under any lockbox agreement or account control agreement (but excluding any such lockbox or deposit account receiving proceeds of ABL Priority Collateral), landlord waiver or bailee’s letter or similar agreement or arrangement in respect of Term Priority Collateral to which ABL Agent or any other ABL Secured Party is a party) or institute or commence or join with any Person (other than the Term Representatives and the other Term Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that, ABL Agent may exercise any or all such rights after the passage of a period of one hundred eighty (180) days from the date of delivery of a notice in writing to each Term Representative of ABL Agent’s intention to exercise its right to take such actions which notice shall also state that an Event of Default is continuing under the ABL Documents and ABL Obligations have been accelerated as a result of such Event of Default (the “ABL Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither ABL Agent nor any other ABL Secured Party will exercise any rights or remedies with respect to any Term Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Designated Term Representative or the other Term Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any material portion of the Term Priority Collateral (prompt notice of such exercise to be given to ABL Agent) and are pursuing in good faith the exercise thereof or are stayed from pursuing such exercise, including as a result of an Insolvency or Liquidation Proceeding, (y) will contest, protest or object to any foreclosure proceeding or action brought by any Term Representative or any other Term Secured Party with respect to, or any other exercise by such Term Representative or any other Term Secured Party of any rights and remedies relating to, the Term Priority Collateral under the Term Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by such Term Representative or the other Term Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Priority Collateral, in each case of clauses (x), (y) and (z) above, so long as the respective interests of the ABL Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2.1; provided, however, that nothing in this Section 2.2(a) shall be construed to authorize ABL Agent or any other ABL Secured Party to sell any Term Priority Collateral free of the Lien of the Term Representatives or any other Term Secured Party; and

(ii) the Designated Term Representatives and the other Term Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the Disposition of, or restrictions with respect to, the Term Priority Collateral without any consultation with or the consent of ABL Agent or any other ABL Secured Party; provided, that:

(A) ABL Agent may take any action (not adverse to the prior Liens on the Term Priority Collateral securing the Term Obligations, or the rights of the Term Representatives or any other Term Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Term Priority Collateral in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 2.5);

(B) the ABL Secured Parties shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the ABL Secured Parties, including any claims secured by the Term Priority Collateral, if any, in each case in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 2.5);

(C) the ABL Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either applicable Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with applicable law and not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 2.5);

(D) the ABL Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in a manner not in contravention of the terms of this Agreement; and

(E) ABL Agent or any other ABL Secured Party may exercise any of its rights or remedies with respect to the Term Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by clause (i)(x) above.

In exercising rights and remedies with respect to the Term Priority Collateral, the Designated Term Representative and the other Term Secured Parties may enforce the provisions of the Term Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that it will not take or receive any Term Priority Collateral or any Proceeds of Term Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Term Priority Collateral unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x), or in the proviso in clause (ii), of Section 2.2(a). Without limiting the generality of the foregoing, unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x), or in the proviso in clause (ii), of Section 2.2(a) or in Section 4, the sole right of ABL Agent and the other ABL Secured Parties with respect to the Term Priority Collateral is to hold a Lien on the Term Priority Collateral pursuant to the ABL Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the Term Obligations has occurred in accordance with the terms hereof, the Term Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 2.2(a), the proviso in clause (ii) of Section 2.2(a), Section 2.4(a) and Section 4:

(i) ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that ABL Agent and the other ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Term Documents with respect to the Term Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other Disposition of the Term Priority Collateral, whether by foreclosure or otherwise, and

(ii) ABL Agent, for itself and on behalf of the other ABL Secured Parties, hereby waives any and all rights it or the other ABL Secured Parties may have as a junior lien creditor with respect to the Term Priority Collateral or otherwise to object to the manner in which the Term Representatives or the other Term Secured Parties seek to enforce or collect the Term Obligations or the Liens granted in any of the Term Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Term Representative or the other Term Secured Parties is adverse to the interest of the ABL Secured Parties in the Term Loan Priority Collateral.

(d) ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Designated Term Representative or the other Term Secured Parties with respect to the Term Priority Collateral as set forth in this Agreement and the Term Documents.

2.3 Payments Over. So long as the Discharge of Term Obligations has not occurred, any Term Priority Collateral, Cash Proceeds thereof or non-Cash Proceeds not constituting ABL Priority Collateral received by ABL Agent or any other ABL Secured Parties in connection with the exercise of any right or remedy (including set-off) relating to the Term Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Designated Term Representative for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Term Representative is hereby authorized to make any such endorsements as agent for ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

2.4 Other Agreements.

(a) Releases. ABL Agent and each other ABL Secured Party agree that, in the event of a sale, transfer or other disposition of Term Priority Collateral subject to any Lien in favor of ABL Agent (regardless of whether or not an Event of Default has occurred and is continuing under the ABL Documents at the time of such sale, transfer or other disposition), such Lien on such Term Priority Collateral shall terminate and be released automatically and without further action and ABL Agent shall be deemed to have authorized the Term Representatives to file UCC amendments and terminations covering the Term Priority Collateral so sold, transferred or otherwise disposed of with respect to the financing statements between any Grantor and ABL Agent to evidence such release and termination, in each case if the Liens in favor of the Designated Term Representative on such Term Priority Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the ABL Documents, or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Term Priority Collateral by any Term Representative; provided that such Lien in favor of ABL Agent on such Term Priority Collateral shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the associated Discharge of Term Obligations.

(b) ABL Agent agrees to execute and deliver (at the sole cost and expense of the Grantors and without recourse to or warranty by ABL Agent) all such releases and other instruments as shall reasonably be requested by the Designated Term Representative to evidence and confirm any release of Term Priority Collateral provided for in this Section 2.4.

(c) ABL Agent, on behalf of the ABL Secured Parties, hereby constitutes and appoints each Term Representative and any officer or agent of such Term Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocably power and authority in the place and stead of such ABL Agent or such ABL Secured Party or in ABL Agent’s own name, from time to time in such Term Representative’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 2.4, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.4, including any endorsements or other instruments of transfer or release. The foregoing power of attorney is coupled with an interest and irrevocable.

(d) Insurance. Unless and until the Discharge of Term Obligations has occurred, the Designated Term Representative and the other Term Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Documents, to adjust settlement for any insurance policy covering the Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Term Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Priority Collateral and to the extent required by the Term Documents shall be paid first to the Designated Term Representative for the benefit of the Term Secured Parties pursuant to the terms of the Term Documents and second, if the Discharge of Term Obligations has occurred, and subject to the rights of the Grantors under the ABL Documents, to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Documents and third, if the Discharge of ABL Obligations has occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any of the ABL Secured Parties shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Term Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Designated Term Representative in accordance with the terms of Section 2.3.

(e) Amendments to ABL Documents.

(i) Without the prior written consent of the Designated Term Representative, no ABL Document may be otherwise amended, supplemented or modified or entered into to the extent such amendment, supplement or modification, would: (A) contravene the provisions of this Agreement; or (B) be prohibited by the Term Documents as in effect on the date hereof or, if the Term Documents are amended after the date hereof to permit additional amendments to ABL Documents, as in effect at such time.

(ii) ABL Agent shall endeavor to give prompt notice of any amendment, waiver or consent of an ABL Document to the Term Representatives after the effective date of such amendment, waiver or consent; provided, that the failure of ABL Agent to give any such notice shall not affect the priority of ABL Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.

(f) Rights As Unsecured Creditors. Except as otherwise expressly set forth in Section 2.1, 2.2(a)(i), 2.2(c) and 2.5(a), ABL Agent and the other ABL Secured Parties may exercise rights and remedies as unsecured creditors against ARC or any other Grantor that has guaranteed the ABL Obligations in accordance with the terms of the ABL Documents and applicable law to the extent such exercise of rights and remedies is not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 2 hereof). In the event that ABL Agent or any ABL Secured Party becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Obligations) in the same manner as the other Liens securing the ABL Obligations are subject to this Agreement. Except as otherwise set forth in Section 2.1, nothing in this Agreement shall prohibit the receipt by ABL Agent or any other ABL Secured Parties of the required payments of interest, principal and other amounts in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by ABL Agent or any other ABL Secured Parties of rights or remedies as a secured creditor (including setoff) in respect of the Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Notwithstanding the foregoing, absent exigent circumstances, the ABL Secured Parties shall give the Term Representatives not less than five Business Days written notice prior to the filing of an involuntary bankruptcy petition against any Grantor.

(g) Bailee for Perfection.

(i) Each Term Representative agrees to hold that part of the Term Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or any other applicable law (such Term Priority Collateral being the “Pledged Term Priority Collateral”) as collateral agent for the Term Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, ABL Agent (on behalf of the ABL Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Term Documents and the ABL Documents, respectively, subject to the terms and conditions of this Section 2.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of Term Obligations has occurred, each Term Representative shall be entitled to deal with the Pledged Term Priority Collateral in accordance with the terms of the Term Documents as if the Liens of ABL Agent under the ABL Security Documents did not exist. The rights of ABL Agent shall at all times be subject to the terms of this Agreement and to the Term Representatives’ rights under the Term Documents.

(iii) The Term Representatives shall have no obligation whatsoever to ABL Agent or any other ABL Secured Party to ensure that the Pledged Term Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(e). The duties or responsibilities of the Term Representatives under this Section 2.4(e) shall be limited solely to holding the Pledged Term Priority Collateral as bailee or agent in accordance with this Section 2.4(e).

(iv) The Term Representatives acting pursuant to this Section 2.4(e) shall not have by reason of the Term Security Documents, the ABL Security Documents, this Agreement or any other document a fiduciary relationship in respect of ABL Agent or any other ABL Secured Party.

(v) Upon the Discharge of the Term Obligations under the Term Documents, each Term Representative shall deliver or cause to be delivered the remaining Pledged Term Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, first, to ABL Agent to the extent ABL Obligations remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain control of such Pledged Term Priority Collateral) and will cooperate with ABL Agent in assigning (without recourse to or warranty by such Term Representative or any other Term Secured Party or agent or bailee thereof) control over any other Pledged Term Priority Collateral under its control. Each Term Representative further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of Grantors or such Person) in connection with such Person obtaining a first priority interest in the Pledged Term Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, all rights of the Term Representatives hereunder and under the Term Security Documents or the ABL Security Documents (A) with respect to the delivery and control of any part of the Term Priority Collateral, and (B) to direct, instruct, vote upon or otherwise influence the maintenance or Disposition of such Term Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of ABL Agent or the Term Representatives, pass to ABL Agent, who shall thereafter hold such rights for the benefit of the ABL Secured Parties. Each of the Term Representatives and the Grantors agrees that it will, if any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, take any other action required by any law or reasonably requested by ABL Agent in connection with ABL Agent’s establishment and perfection of a First Priority security interest in the Term Priority Collateral, at the expense of the Grantors or if not paid by the Grantors, ABL Agent, and subject in all cases to any ABL Permitted Liens and to Section 2.4(f).

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the ABL Obligations, any Term Representative acquires possession of any Pledged ABL Priority Collateral, such Term Representative shall hold the same as bailee and/or agent to the same extent as is provided in the preceding clause (i) with respect to Pledged Term Priority Collateral, provided that as soon as is practicable such Term Representative shall deliver or cause to be delivered such Pledged ABL Priority Collateral to ABL Agent in a manner otherwise consistent with the requirements of preceding clause (v).

(h) When Discharge of Term Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with or after the Discharge of Term Obligations, ARC or any other Grantor enters into any Permitted Refinancing of any Term Obligations, then such Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Term Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Term Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Term Administrative Agent under such Term Documents shall be a Term Administrative Agent for all purposes hereof and the new secured parties under such Term Documents shall automatically be treated as Term Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that ARC and/or any other Grantor is entering into a new Term Document in respect of a Permitted Refinancing of Term Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New Term Administrative Agent”), and delivery by the New Term Administrative Agent of an ABL Intercreditor Agreement Joinder, ABL Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as ARC or any other Grantor or such New Term Administrative Agent shall reasonably request in order to provide to the New Term Administrative Agent the rights contemplated hereby, in each case consistent in all respects with the terms of this Agreement. The New Term Administrative Agent shall at the time it enters into such Permitted Refinancing agree to be bound by the terms of this Agreement by executing the ABL Intercreditor Agreement Joinder. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting Term Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other Term Priority Collateral. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other ABL Priority Collateral.

2.5 Insolvency or Liquidation Proceedings.

(a) Finance Issues. Until the payment in full of the Term Obligations, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Term Representative shall desire to permit the use of “cash collateral” constituting Term Priority Collateral (“Term Priority Cash Collateral”) or to permit ARC or any other Grantor to obtain financing, whether from the Term Secured Parties or any other person or entity under Section 364 of the Bankruptcy Code or any comparable provision under any other applicable Bankruptcy Law, secured by a Lien on Term Priority Collateral (“Term Priority DIP Financing”), then each holder of ABL Obligations shall be deemed to have irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose and shall be deemed to have consented to, such Term Priority Cash Collateral use or Term Priority DIP Financing so long as such Term Priority Cash Collateral use or Term Priority DIP Financing meets the following requirements: (A) ABL Agent and the ABL Secured Parties retain their respective Liens on the Collateral with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) to the extent that the Term Administrative Agent and the Term Secured Parties are granted adequate protection in the form of (x) a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding and/or (y) a superpriority administrative expense claim against any Grantor, ABL Agent and the ABL Secured Parties are permitted to seek adequate protection in the form of Liens and/or superpriority administrative expense claims (without objection from the Designated Term Representative or any Term Secured Party) (so long as (I) with respect to the Term Priority Collateral, such Liens are junior to the Liens securing such Term Priority DIP Financing and any other Liens in favor of the Term Administrative Agent securing the Term Priority Obligations, (II) in the case of the ABL Secured Parties with respect to the ABL Priority Collateral, such Liens are senior to the Liens securing such Term Priority DIP Financing and any other Liens in favor of Term Administrative Agent securing the Term Obligations, and (III) except as otherwise set forth in Sections 2.5(c)(ii) and 3.5(c)(ii) hereof, any superpriority administrative expense claim granted to the ABL Secured Parties is pari passu with the superpriority administrative expense claim granted to the Term Secured Parties), (C) the terms of the Term Priority Cash Collateral use or the Term Priority DIP Financing require that any Lien on the ABL Priority Collateral to secure such Term Priority DIP Financing is subordinate to the Lien of ABL Agent securing the ABL Obligations with respect thereto, (D) the terms of such Term Priority DIP Financing or use of Term Priority Cash Collateral do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (E) the aggregate principal amount of the Term Priority DIP Financing plus the aggregate principal amount of the Term Obligations shall not exceed an amount equal to 120% of the aggregate principal amount of the Term Obligations immediately before the commencement of such Insolvency or Liquidation Proceeding, (F) such Term Priority DIP Financing or Term Priority Cash Collateral use is subject to the terms of this Agreement, (G) to the extent any holder of unsecured claims could raise an objection on such grounds, such Term Priority DIP Financing or use of Term Priority Cash Collateral is on commercially reasonable terms, taken as a whole, and (H) the Liens securing the Term Priority DIP Financing are senior to or pari passu with the Liens securing the Term Obligations. With respect to any Term Priority DIP Financing that satisfies the conditions set forth in this Section 2.5(a), ABL Agent agrees to subordinate and will subordinate its Liens in the Term Priority Collateral to the Liens securing such Term Priority DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee that is consented to in writing by the Designated Term Representative to be paid prior to the payment in full of the Term Obligations) and will not request adequate protection or any other relief in connection therewith (except as expressly provided in this Agreement). The Designated Term Representative, on behalf of itself and the Term Secured Parties, agrees that no such Person shall provide to ARC or any other Grantor any Term Priority DIP Financing to the extent that the Term Administrative Agent or any Term Secured Party would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of ABL Agent securing the ABL Obligations.

(b) Relief from the Automatic Stay. Until the Discharge of Term Obligations has occurred, ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that (i) none of them shall oppose any relief from the automatic stay or other stay in any Insolvency or Liquidation Proceeding sought by any Term Representative in respect of the Term Priority Collateral, and (ii) except as otherwise set forth in this Section 2.5(b), none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Priority Collateral; provided, however, that if any or all of the Term Secured Parties or the Designated Term Representative are seeking or have obtained relief from the automatic stay with respect to any Term Priority Collateral, ABL Agent and ABL Agent may seek corresponding relief from the automatic stay with respect to such Term Priority Collateral, and, upon obtaining such relief, may join in any foreclosure or other enforcement action commenced by any of the Term Secured Parties against any Term Priority Collateral (even if the ABL Standstill Period has not expired) so long as such ABL Secured Parties otherwise do not act in contravention of the terms of this Agreement in connection with such foreclosure or other enforcement action.

(c) Adequate Protection.

(i) ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of them shall contest or object to (or support any other Person contesting or objecting) (i) any request by any Term Representative or the other Term Secured Parties for adequate protection with respect to any Term Priority Collateral, provided, however, that such adequate protection shall otherwise be consistent with the priorities and other provisions of this Agreement, or (ii) any objection by any Term Representative or the other Term Secured Parties to any motion, relief, action or proceeding based on any Term Representative or the other Term Secured Parties claiming a lack of adequate protection with respect to the Term Priority Collateral, as nothing in this Agreement shall restrict the Designated Term Representative from seeking adequate protection in any form with respect to its interest in the Term Priority Collateral. Notwithstanding the foregoing provisions in this Section 2.5(c)(i), in any Insolvency or Liquidation Proceeding, (A) if the Term Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with the Term Obligations, then ABL Agent, on behalf of itself or any of the other ABL Secured Parties, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and (1) to the extent any Lien so granted to the ABL Secured Parties (or any subset thereof) in accordance with this clause (A) is on Term Priority Collateral, such Lien will be subordinated to the Liens securing the Term Obligations, all adequate protection Liens granted to the Term Secured Parties, and such Term Priority DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement, and (2) to the extent any Lien so granted to the Term Secured Parties (or any subset thereof) in accordance with this clause (A) is on ABL Priority Collateral, the ABL Secured Parties are also granted an additional or replacement Lien thereon, and such Lien of the Term Secured Parties will be subordinated to the Liens securing the ABL Obligations and all adequate protection Liens on the ABL Priority Collateral granted to the ABL Secured Parties on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to the ABL Obligations under this Agreement; and (B) in the event ABL Agent, on behalf of itself and the other ABL Secured Parties, seeks or requests adequate protection in respect of Term Priority Collateral securing ABL Obligations in connection with such use of Term Priority Cash Collateral or Term Priority DIP Financing and such adequate protection is granted in the form of additional or replacement collateral, then ABL Agent, on behalf of itself or any of the other ABL Secured Parties, agrees that the Term Administrative Agent shall also be granted a senior Lien on such additional or replacement collateral as adequate protection for the Term Obligations and that any Lien on such additional or replacement collateral securing or granted as adequate protection for the ABL Obligations shall be subordinated to the Liens on such collateral securing the Term Obligations and any such Term Priority DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Term Secured Parties as adequate protection on the same basis as the other Liens on Term Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement. ABL Agent also may seek, without objection from the Term Secured Parties, adequate protection with respect to the ABL Secured Parties’ rights in the Term Priority Collateral in the form of reports, notices, inspection rights, and similar forms of adequate protection to the extent also granted to the Term Secured Parties in connection with any use of Term Priority Cash Collateral or Term Priority DIP Financing.

(ii) No ABL Agent or ABL Secured Party shall contest (or support any other Person in contesting) any request by the Designated Term Representative or any Term Secured Party to obtain as adequate protection an administrative expense claim and/or a superpriority administrative expense claim so long as ABL Agent and the ABL Secured Parties are also granted as adequate protection an administrative expense claim and/or a superpriority administrative expense claim; provided that the administrative expense claims and/or superpriority administrative expense claims granted to the Term Administrative Agent and the Term Secured Parties with respect to the Term Priority Collateral shall be pari passu with the administrative expense claims and/or superpriority administrative expense claims granted to ABL Agent and the ABL Secured Parties with respect to the ABL Priority Collateral. Any administrative expense claims and/or superpriority administrative expense claims granted to the Term Administrative Agent and the Term Secured Parties with respect to the ABL Priority Collateral arising from diminution in value of the ABL Priority Collateral will be junior to the administrative expense claims and/or superpriority administrative expense claims granted to ABL Agent and the ABL Secured Parties with respect to the ABL Priority Collateral.

(iii) Notwithstanding anything herein to the contrary, except as otherwise provided in this Section 2.5(c), no ABL Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Priority Collateral without the prior written consent of the Designated Term Representative; provided, however, ABL Agent and the ABL Secured Parties may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, with respect to their interest in the Term Priority Collateral at any time after the associated Discharge of Term Obligations.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 2.2(a), nothing contained herein shall prohibit or in any way limit any Term Representative or any other Term Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by ABL Agent or any of the other ABL Secured Parties in respect of the Term Priority Collateral, including the seeking by ABL Agent or any other ABL Secured Parties of adequate protection in respect thereof or the asserting by ABL Agent or any other ABL Secured Parties of any of its rights and remedies under the ABL Documents or otherwise in respect thereof. Except as otherwise expressly provided in this Agreement, nothing contained herein shall prohibit or in any way limit any Term Representative or any Term Secured Party from objecting in any Insolvency or Liquidation Proceeding involving a Grantor to any action taken by ABL Agent or any other ABL Secured Party.

(e) Post-Petition Interest. Neither ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by any Term Representative or any other Term Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Obligations consisting of post-petition interest, premiums, fees or expenses.

(f) Waiver. ABL Agent, for itself and on behalf of ABL Secured Parties, shall not object to, oppose, support any objection, or take any other action to impede, the rights of any Term Secured Party or Designated Term Representative to make an election under Section 1111(b)(2) of the Bankruptcy Code (or similar Bankruptcy Law) with respect to the Term Priority Collateral. ABL Agent, for itself and on behalf of the other ABL Secured Parties, waives any claim it may hereafter have against any Term Secured Party arising out of the election of any Term Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code (or similar Bankruptcy Law) with respect to the Term Priority Collateral.

(g) Reserved.

(h) Plan of Reorganization. If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Term Obligations and on account of ABL Obligations, then, to the extent the debt obligations distributed on account of the Term Obligations and on account of the ABL Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(i) Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code (or similar Bankruptcy Law).

(j) Asset Dispositions. Until the Discharge of Term Obligations has occurred, ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any Disposition of any Term Priority Collateral free and clear of the Liens of ABL Agent and the other ABL Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Term Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Designated Term Representative; provided, that, (i) the Proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Term Obligations are applied in accordance with Section 5.1, (ii) the Term Agent and the Term Secured Parties have consented to such Disposition of Term Priority Collateral and (iii) the Liens of the ABL Agent and ABL Secured Parties will attach to the Proceeds of the Disposition in the same respective priorities set forth in this Agreement. The ABL Secured Parties agree that the Term Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any sale, transfer, or other disposition of the Term Priority Collateral, provided that ABL Secured Parties shall not be deemed to have agreed to any credit bid by the Term Secured Parties in connection with the sale, transfer, or other disposition of Collateral consisting of both ABL Priority Collateral and Term Priority Collateral.

2.6 Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, ABL Agent, on behalf of itself and such other ABL Secured Parties, acknowledges that it and the other ABL Secured Parties have, independently and without reliance on the Term Representatives or any other Term Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the ABL Documents or this Agreement.

(b) No Warranties or Liability. ABL Agent, on behalf of itself and the other ABL Secured Parties, acknowledges and agrees that the Term Representatives and the other Term Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Term Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Representatives and the other Term Secured Parties shall have no duty to ABL Agent or any of the other ABL Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with ARC or any other Grantor (including the Term Documents and the ABL Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the Term Representatives, the other Term Secured Parties, or any of them to enforce any provision of this Agreement or any Term Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of ARC or any other Grantor or by any act or failure to act by the Designated Term Representative or any other Term Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Documents or any of the ABL Documents, regardless of any knowledge thereof which the Designated Term Representative or the other Term Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of ARC and the other Grantors under the Term Documents and subject to the other provisions of this Agreement), the Term Representatives, the other Term Secured Parties, and any of them, may, at any time and from time to time in accordance with the Term Documents and/or applicable law, without the consent of, or notice to, ABL Agent or any other ABL Secured Party, without incurring any liabilities to ABL Agent or any other ABL Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any other ABL Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(A) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof and applicable law) and in any order any part of the Term Priority Collateral or any liability of ARC or any other Grantor to the Term Representatives or the other Term Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(B) settle or compromise any Term Obligation or any other liability of ARC or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(C) exercise or delay in or refrain from exercising any right or remedy against ARC or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with ARC, any other Grantor or any Term Priority Collateral and any security and any guarantor or any liability of ARC or any other Grantor to the Term Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) ABL Agent, on behalf of itself and the other ABL Secured Parties, also agrees that the Term Representatives and the other Term Secured Parties shall have no liability to ABL Agent or any other ABL Secured Party, and ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby waives any claim against the Term Representatives and any other Term Secured Party, arising out of any and all actions which the Term Representatives or the other Term Secured Parties may take or permit or omit to take with respect to:

(A) the Term Documents (other than this Agreement);

(B) the collection of the Term Obligations; or

(C) the foreclosure upon, or sale, liquidation or other Disposition of, any Term Priority Collateral in accordance with this Agreement and applicable law.

ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that the Term Representatives and the other Term Secured Parties have no duty to ABL Agent or the other ABL Secured Parties in respect of the maintenance or preservation of the Term Priority Collateral, the Term Obligations or otherwise, except as otherwise provided in this Agreement.

(iv) ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the Term Representatives and the other Term Secured Parties and ABL Agent and the other ABL Secured Parties, respectively, under this Agreement shall remain in full force and effect irrespective of:

(i) except as otherwise provided in this Agreement, any lack of validity or enforceability of any Term Document or any ABL Document;

(ii) except as otherwise provided in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Term Obligations or ABL Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Term Document or any ABL Document;

(iii) any exchange of any security interest in any Term Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Term Obligations or ABL Obligations; or

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of one or more of ARC or any other Grantor.

Section 3. ABL Priority Collateral.

3.1 Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment, validity, enforceability or perfection of any Liens securing the Term Obligations granted on the ABL Priority Collateral or of any Liens securing the ABL Obligations granted on the ABL Priority Collateral, (ii) the date on which any ABL Obligations or Term Obligations are extended, (iii) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (iv) any provision set forth in any ABL Document or any Term Document (other than this Agreement), or (v) the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any ABL Priority Collateral as of the date hereof or otherwise, each Term Administrative Agent, on behalf of itself and the other Term Secured Parties that it represents, hereby agrees that:

(i) any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of ABL Agent or any other ABL Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any of the Term Obligations; and

(ii) any Lien on the ABL Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of any Term Representative or any other Term Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations;

(b) Prohibition on Contesting Liens. Term Representative, for itself and on behalf of each other Term Secured Party that it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the extent, priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties in the ABL Priority Collateral or by or on behalf of any of the Term Secured Parties in the ABL Priority Collateral, as the case may be, or (ii) the validity or enforceability of any ABL Security Document (or any ABL Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the ABL Priority Collateral securing the ABL Obligations and the Term Obligations as provided in Sections 3.1 (a) and 3.2(a).

(c) No New Liens. So long as the Discharge of ABL Obligations has not occurred, the parties hereto agree that ARC or any other Grantor shall not grant or permit any Liens in favor of any Term Representative or any Term Secured Party on any asset or property of (i) any Grantor to secure any Term Obligations, unless such Grantor gives ABL Agent at least 5 Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of any Term Representative or (ii) any Canadian Borrower to secure any Term Obligations, including any judgment lien. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to ABL Agent and/or the other ABL Secured Parties, each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the ABL Priority Collateral, or as a result of any Lien on any asset or property of any Canadian Borrower, granted in contravention of this Section 3.1(c) shall be subject to Section 3.3.

(d) Effectiveness of Lien Priorities. The priorities of the Liens provided in Section 3.1(a) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the ABL Obligations, nor by any action or inaction which ABL Agent or the ABL Secured Parties may take or fail to take in respect of the ABL Priority Collateral, so long as the Liens of ABL Agent and the ABL Secured Parties in the ABL Priority Collateral are valid, perfected and enforceable.

3.2 Exercise of Remedies.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of ARC or any other Grantor:

(i) None of the Term Representatives nor any of the other Term Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any ABL Priority Collateral (including the exercise of any right under any lockbox agreement or account control agreement (but excluding such lockbox or deposit account that does not receive proceeds of ABL Priority Collateral), landlord waiver or bailee’s letter or similar agreement or arrangement in respect of ABL Priority Collateral to which the Term Representatives or any other Term Secured Party is a party) or institute or commence or join with any Person (other than ABL Agent and the other ABL Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Designated Term Representative may exercise any or all such rights after the passage of a period of one hundred eighty (180) days from the date of delivery of a notice in writing to ABL Agent of the Designated Term Representative’s intention to exercise its right to take such actions which notice shall also state that an Event of Default is continuing under the Term Documents and Term Obligations have been accelerated as a result of such Event of Default (the “Term Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Designated Term Representative nor any other Term Secured Party will exercise any rights or remedies with respect to any ABL Priority Collateral if, notwithstanding the expiration of the Term Standstill Period, ABL Agent or the other ABL Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Designated Term Representative) and are pursuing in good faith the exercise thereof or are stayed from pursuing such exercise, including as a result of an Insolvency or Liquidation Proceeding, (y) will contest, protest or object to any foreclosure proceeding or action brought by ABL Agent or any other ABL Secured Party with respect to, or any other exercise by ABL Agent or any other ABL Secured Party of any rights and remedies relating to, the ABL Priority Collateral under the ABL Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by ABL Agent or the other ABL Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral, in each case of clauses (x), (y) and (z) above, so long as the respective interests of the Term Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 3.1; provided, however, that nothing in this Section 3.2(a) shall be construed to authorize any Term Representative or any other Term Secured Party to sell any ABL Priority Collateral free of the Lien of ABL Agent or any other ABL Secured Party; and

(ii) ABL Agent on behalf of itself and the other ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the Disposition of, or restrictions with respect to, the ABL Priority Collateral without any consultation with or the consent of any of the Designated Term Representative or any other Term Secured Party; provided, that:

(A) the Term Representatives may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of ABL Agent or any other ABL Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the ABL Priority Collateral in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 3.5);

(B) the Term Secured Parties shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Term Secured Parties, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with applicable law and in a manner not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 3.5);

(C) the Term Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with applicable law and not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 3.5);

(D) the Term Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in a manner not in contravention of the terms of this Agreement; and

(E) the Designated Term Representative or any other Term Secured Party may exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the Term Standstill Period to the extent permitted by clause (i)(x) above.

In exercising rights and remedies with respect to the ABL Priority Collateral, ABL Agent and the other ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees that it will not take or receive any ABL Priority Collateral or any Proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any ABL Priority Collateral unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x), or in the proviso in clause (ii), of Section 3.2(a). Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x), or in the proviso in clause (ii), of Section 3.2(a), the sole right of the Term Representatives and the other Term Secured Parties with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of the ABL Obligations has occurred in accordance with the terms hereof, the ABL Documents and applicable law.

(c) Subject to the first proviso in clause (i)(x) of Section 3.2(a), the proviso in clause (ii) of Section 3.2(a) and Section 3.4(a):

(i) each Term Representative, for itself and on behalf of the other Term Secured Parties that it represents, agrees that such Term Representative and the other Term Secured Parties that it represents will not take any action that would hinder any exercise of remedies under the ABL Documents with respect to the ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other Disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and

(ii) each Term Representative, for itself and on behalf of the other Term Secured Parties that it represents, hereby waives any and all rights it or the other Term Secured Parties may have as a junior lien creditor with respect to the ABL Priority Collateral or otherwise to object to the manner in which ABL Agent or the other ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of ABL Agent or the other ABL Secured Parties is adverse to the interest of the Term Secured Parties in the ABL Priority Collateral.

(d) Each Term Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of ABL Agent or the other ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents.

3.3 Payments Over. So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral, Cash Proceeds thereof or non-Cash Proceeds not constituting Term Priority Collateral received by any Term Representative or any other Term Secured Parties in connection with the exercise of any right or remedy (including setoff) relating to the ABL Priority Collateral in contravention of this Agreement, and any proceeds of any Lien granted on the assets of any Canadian Borrower in contravention of Section 3.1(c), shall be segregated and held in trust and forthwith paid over to ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. ABL Agent is hereby authorized to make any such endorsements as agent for the Term Representatives or any such other Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

3.4 Other Agreements.

(a) Releases. Each Term Representative and each other Term Secured Party agree that, in the event of a sale, transfer or other disposition of ABL Priority Collateral subject to any Lien in favor of a Term Representative (regardless of whether or not an Event of Default has occurred and is continuing under the Term Documents at the time of such sale, transfer or other disposition), such Lien on such ABL Priority Collateral shall terminate and be released automatically and without further action and the Term Administrative Agent shall be deemed to have authorized ABL Agent to file UCC amendments and terminations covering the ABL Priority Collateral so sold, transferred or otherwise disposed of with respect to the financing statements between any Grantor and the Term Administrative Agent to evidence such release and termination, in each case if the Liens in favor of ABL Agent on such ABL Priority Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Term Documents, (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such ABL Priority Collateral by ABL Agent, or (C) solely with respect to ABL Priority Collateral, is all or a material portion of such ABL Priority Collateral and is consummated by any Grantor upon the prior written request of ABL Agent following the occurrence and during the continuance of an Event of Default under the applicable ABL Documents (but prior to the Discharge of ABL Obligations); provided that such Lien in favor of the Term Administrative Agent on such ABL Priority Collateral shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the associated Discharge of ABL Obligations; provided further that, in the case of any such sale, transfer or disposition contemplated by subclause (C) above, (x) the net cash proceeds received therefrom by ABL Agent shall be applied in accordance with Section 5.2 of this Agreement (as if received by ABL Agent in accordance with this Agreement as proceeds of an enforcement action against ABL Priority Collateral), (y) such sale, transfer or disposition shall be conducted in a commercially reasonable manner (as such term is used under Section 9-610 of the New York UCC), and (z) each Term Representative shall have received not less than 5 Business Days’ prior written notice thereof.

(b) The Term Administrative Agent agrees to execute and deliver (at the sole cost and expense of the Grantors and without recourse to or warranty by the Term Administrative Agent) all such releases and other instruments as shall reasonably be requested by ABL Agent to evidence and confirm any release of ABL Priority Collateral provided for in this Section 3.4.

(c) The Term Administrative Agent, on behalf of the applicable Term Secured Parties, hereby constitutes and appoints ABL Agent and any officer or agent of ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Administrative Agent or such Term Secured Party or in the Term Administrative Agent’s own name, from time to time in ABL Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 3.4, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4, including any endorsements or other instruments of transfer or release. The foregoing power of attorney is coupled with an interest and irrevocable.

(d) Insurance. Unless and until the Discharge of ABL Obligations has occurred, ABL Agent and the other ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Documents shall be paid first to ABL Agent for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Documents and second, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Term Documents, to the Designated Term Agent for the benefit of the Term Secured Parties to the extent required under the Term Documents and third, if the Discharge of Term Obligations has occurred, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any of the Term Secured Parties shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to ABL Agent in accordance with the terms of Section 3.3.

(e) Amendments to Term Documents.

(i) Without the prior written consent of ABL Agent, no Term Document may be otherwise amended, supplemented or modified or entered into to the extent such amendment, supplement or modification, would (A) contravene the provisions of this Agreement; or (B) be prohibited by the ABL Documents as in effect on the date hereof or, if the ABL Documents are amended after the date hereof to permit additional amendments to Term Documents, as in effect at such time.

(ii) Each Term Representative shall endeavor to give prompt notice of any amendment, waiver or consent of a Term Document to ABL Agent after the effective date of such amendment, waiver or consent; provided, that the failure of any Term Representative to give any such notice shall not affect the priority of the Term Representatives’ Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.

(f) Rights As Unsecured Creditors. Except as otherwise expressly set forth in Sections 3.1, 3.2(a)(i), 3.2(c) and 3.5(a), each Term Representative and the other Term Secured Parties may exercise rights and remedies as unsecured creditors against ARC or any other Grantor that has guaranteed the Term Obligations in accordance with the terms of the Term Documents and applicable law to the extent such exercise of rights and remedies is not in contravention of the terms of this Agreement (including, but not limited to, any of the provisions of Section 3 hereof). In the event that the Designated Term Agent or any Term Secured Party becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) in the same manner as the other Liens securing the Term Obligations are subject to this Agreement. Except as otherwise set forth in Section 3.1, nothing in this Agreement shall prohibit the receipt by the any Term Representative or any other Term Secured Parties of the required payments of interest, principal and other amounts in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by such Term Representative or any other Term Secured Parties of rights or remedies as a secured creditor (including setoff) in respect of the ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Notwithstanding the foregoing, absent exigent circumstances, the Term Secured Parties shall give ABL Agent not less than five Business Days written notice prior to the filing of an involuntary bankruptcy petition against any Grantor.

(g) Bailee for Perfection.

(i) ABL Agent agrees to hold that part of the ABL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or any other applicable law (such ABL Priority Collateral being the “Pledged ABL Priority Collateral”) as collateral agent for the ABL Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the Term Representative (on behalf of the Term Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the ABL Credit Documents and the Term Documents, respectively, subject to the terms and conditions of this Section 3.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, ABL Agent shall be entitled to deal with the Pledged ABL Priority Collateral in accordance with the terms of the ABL Documents as if the Liens of the Term Representatives under the Term Security Documents did not exist. The rights of the Term Representatives shall at all times be subject to the terms of this Agreement and to ABL Agent’s rights under the ABL Documents.

(iii) ABL Agent shall have no obligation whatsoever to the Term Representatives or any other Term Secured Party to ensure that the Pledged ABL Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.4(e). The duties or responsibilities of ABL Agent under this Section 3.4(e) shall be limited solely to holding the Pledged ABL Priority Collateral as bailee or agent in accordance with this Section 3.4(e).

(iv) ABL Agent acting pursuant to this Section 3.4(e) shall not have by reason of the ABL Security Documents, the Term Security Documents, this Agreement or any other document a fiduciary relationship in respect of the Term Representatives or any other Term Secured Party.

(v) Upon the Discharge of the ABL Obligations under the ABL Documents, ABL Agent shall deliver or cause to be delivered the remaining Pledged ABL Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, first, to the Designated Term Representative to the extent Term Obligations remain outstanding, and second, to the applicable Grantor (in each case, so as to allow such Person to obtain control of such Pledged ABL Priority Collateral) and will cooperate with the Designated Term Representative in assigning (without recourse to or warranty by ABL Agent or any other ABL Secured Party or agent or bailee thereof) control over any other Pledged ABL Priority Collateral under its control. ABL Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of Grantors or such Person) in connection with such Person obtaining a first priority interest in the Pledged ABL Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, all rights of ABL Agent hereunder and under the Term Security Documents or the ABL Security Documents (A) with respect to the delivery and control of any part of the ABL Priority Collateral, and (B) to direct, instruct, vote upon or otherwise influence the maintenance or Disposition of such ABL Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Term Representatives or ABL Agent, pass to the Designated Term Representative, who shall thereafter hold such rights for the benefit of the Term Secured Parties. Each of ABL Agent and the Grantors agrees that it will, if any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, take any other action required by any law or reasonably requested by any Term Representative in connection with such Term Representative’s establishment and perfection of a First Priority security interest in the ABL Priority Collateral, at the expense of the Grantors, or, if not paid by the Grantors, such Term Representative, subject in all cases to any Term Permitted Liens and to Section 3.4(f).

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Term Obligations, ABL Agent acquires possession of any Pledged Term Priority Collateral, ABL Agent shall hold the same as bailee and/or agent to the same extent as is provided in the preceding clause (i) with respect to Pledged ABL Priority Collateral, provided that as soon as is practicable ABL Agent shall deliver or cause to be delivered such Pledged Term Priority Collateral to the Designated Term Representative in a manner otherwise consistent with the requirements of the preceding clause (v).

(h) When Discharge of ABL Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if concurrently with or after the Discharge of ABL Obligations ARC or any other Grantor enters into any Permitted Refinancing of any ABL Obligations, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “ABL Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and ABL Agent under such ABL Documents shall be a ABL Agent for all purposes hereof and the new secured parties under such ABL Documents shall automatically be treated as ABL Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that ARC and/or any other Grantor is entering into a new ABL Document in respect of a Permitted Refinancing of ABL Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New ABL Agent”), and delivery by the New ABL Agent of an ABL Intercreditor Agreement Joinder, the Term Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as ARC or any other Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all respects with the terms of this Agreement. The New ABL Agent shall at the time it enters into such Permitted Refinancing agree to be bound by the terms of this Agreement by executing the ABL Intercreditor Agreement Joinder. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other ABL Priority Collateral. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting Term Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other Term Priority Collateral.

(i) Option to Purchase ABL Obligations.

(i) At any time during the exercise period described in clause (iii) below of this Section 3.4(i), any Person or Persons at any time or from time to time designated by the Designated Term Representative or that are the holders of more than twenty percent (20%) in aggregate outstanding principal amount of the Term Obligations (an “Eligible Term Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the ABL Secured Parties), all, but not less than all, of the ABL Obligations (other than the ABL Obligations of a Defaulting ABL Secured Party (as defined below)). Any purchase pursuant to this Section 3.4(i)(i) shall be made as follows:

(A) The purchase price shall be equal to the sum of (1)(I) 100% of the principal amount of all loans, advances or other similar extensions of credit that constitute ABL Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), and all accrued and unpaid interest thereon through the date of purchase, plus (II) 100% of the Cash Management Obligations then owing to the ABL Secured Parties in respect of Cash Management Products pursuant to the terms of the agreements relating to such Cash Management Products, including all amounts owing to the ABL Secured Parties as a result of the termination (or early termination) thereof (in each case, to the extent of their respective interests therein as ABL Secured Parties), plus (III) all accrued and unpaid fees (other than prepayment premiums or similar fees), expenses and other amounts through the date of purchase, plus (2) in the event that the Designated Term Representative receives amounts sufficient to pay such prepayment premium or similar fee, after the payment in full in cash to the Designated Term Representative of the Term Obligations and the ABL Obligations purchased by the Eligible Term Purchasers pursuant to this Section 3.4(g), any prepayment premium or similar fee payable pursuant to the ABL Documents (and the respective Eligible Term Purchasers shall be expressly obligated to pay such premium or fee in the assignment documentation described in Section 3.4(g)(i)(F)), provided that the prepayment giving rise to such premium or fee occurs within one hundred eight (180) days after the effective date of the purchase of the ABL Obligations by the Eligible Term Purchasers. The Eligible Term Purchasers agree not to amend the provisions of the ABL Documents with respect to the payment of any prepayment premium or fee payable pursuant thereto during the period after the effective date of the purchase of the ABL Obligations by the Eligible Term Purchasers. In addition to the payment of the purchase price described above, the Eligible Term Purchasers shall be obligated (which obligation shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any ABL Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit constituting ABL Obligations which remain outstanding after the date of any purchase pursuant to this Section 3.4, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lenders with respect to such letters of credit in each case in accordance with and pursuant to clause (i)(C) below.

(B) The purchase price described in preceding clause (i)(A) shall be payable in cash on the date of purchase against transfer to the respective Eligible Term Purchaser or Eligible Term Purchasers (which purchase shall be allocated on a pro rata basis based on the principal amount of the Term Obligations held by such Eligible Term Purchasers) (without recourse and without any representation’ or warranty whatsoever, whether as to the enforceability of any ABL Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any ABL Obligation or as to any other matter whatsoever, except the representations and warranties by each ABL Secured Party (1) that the debt being transferred by such ABL Secured Party is free and clear of all Liens and encumbrances, (2) as to the amount of its portion of the ABL Obligations being acquired, and (3) that such ABL Secured Party has the right to assign its right, title and interest in and to the ABL Obligations and the commitments of such ABL Secured Party under the ABL Documents); provided that the purchase price in respect of any outstanding letter of credit described in clause (i)(A) above that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon solely from the cash collateral account described in clause (i)(C) below.

(C) Such purchase shall be accompanied by a deposit of cash collateral under the sole dominion and control of ABL Agent or its designee in an amount equal (y) to one hundred five percent (105%) of the sum of the aggregate undrawn amount of all then outstanding letters of credit described in clause (i)(A) above, as security for the respective Eligible Term Purchaser’s or Eligible Term Purchaser’s obligation to pay amounts as provided in preceding clause (i)(A), it being understood and agreed that (1) at the time any facing or similar fees are owing to an issuer with respect to any such letter of credit, ABL Agent may apply amounts deposited with it as described above to pay same and (2) upon any drawing under any such letter of credit, ABL Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (C), those amounts (if any) then on deposit with ABL Agent as described in this clause (C) which exceed one hundred five percent (105%) of the sum of the aggregate undrawn amount of all then outstanding letters of credit described in clause (i)(A) above, shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers (as their interests appear) and (z) one hundred percent (100%) of Cash Management Obligations not paid pursuant to clause (A)(1)(II) above, up to the US Bank Product Reserve Amount (as defined in the ABL Credit Agreement as in effect on the date hereof) (such cash collateral shall be applied to the reimbursement of the Cash Management Obligations as and when such obligations become due and payable and, at such time as all of the Cash Management Obligations are paid in full in cash, the remaining cash collateral held by ABL Agent in respect of Cash Management Obligations shall be remitted to the Designated Term Representative for the benefit of the purchasing Term Secured Parties). Furthermore, at such time as all such letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (C) (and not previously applied or released as provided above) shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers, as their interests appear. ABL Agent and the other ABL Secured Parties agree not to amend, modify, renew or extend any such letters of credit during the period during which such cash collateral is deposited as described above in this clause (C).

(D) The purchase price described in the preceding clause (i)(A) shall be accompanied by a waiver by the Designated Term Representative (on behalf of itself and the other Term Secured Parties that it represents) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.4(g).

(E) All amounts payable to the various ABL Secured Parties in respect of the assignments described above shall be distributed to them by ABL Agent in accordance with their respective ratable shares of the various ABL Obligations.

(F) Such purchase shall be made pursuant to assignment documentation in form and substance reasonably satisfactory to ABL Agent and the Eligible Term Purchasers; it being understood and agreed that ABL Agent and each other ABL Secured Party shall retain all rights to indemnification as provided in the relevant ABL Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.4(g). The relevant assignment documentation shall also provide that, if the Designated Term Representative receives amounts sufficient to pay any prepayment premium or similar fee payable pursuant to the ABL Documents, after the payment in full in cash to the Designated Term Representative of the Term Obligations and the ABL Obligations purchased by the Eligible Term Purchasers pursuant to this Section 3.4(g), then the Eligible Term Purchasers shall pay such prepayment premium or similar fee to ABL Agent within three (3) Business Days after such receipt, provided that the prepayment giving rise to such premium or fee occurs within one hundred eight (180) days after the effective date of the purchase of the ABL Obligations by the Eligible Term Purchasers.

(G) Contemporaneously with the consummation of such purchase, ABL Agent shall resign as the “Agent” under the ABL Documents and the Designated Term Representative, or such other Person as the Eligible Term Purchasers shall designate, shall be designated as the successor “Agent” under the ABL Documents. ABL Agent and each other ABL Secured Party shall, notwithstanding the consummation of such purchase pursuant to this option, retain its respective indemnification rights under the ABL Credit Agreement.

(ii) The Eligible Term Purchasers shall exercise the purchase option described in Section 3.4(g)(i) by providing ABL Agent on behalf of the ABL Secured Parties not less than five (5) Business Days’ prior written notice of their exercise thereof, which notice, (A) once given, shall be irrevocable and fully binding on the respective Eligible Term Purchaser or Eligible Term Purchasers, and (B) shall specify a date of purchase not less than five (5) Business Days, nor more than ten (10) Business Days, after the date of the receipt by ABL Agent of such notice. Neither ABL Agent nor any other ABL Secured Party shall have any disclosure obligation to any Eligible Term Purchaser, the Term Administrative Agent or any other Term Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the ABL Obligations as described in this Section 3.4(g) may be exercised by giving the irrevocable written notice described in preceding clause (ii) at any time during the period that (A) begins on the date of the occurrence of any of the following: (1) an Event of Default has occurred and is continuing under the ABL Documents and the revolving loan commitment under the ABL Credit Agreement has been terminated, (2) the maturity of any ABL Obligations has been accelerated pursuant to a written notice delivered by ABL Agent to ARC or any other Grantor based on an Event of Default under the ABL Documents, (3) ABL Agent shall have commenced, or shall have notified the Designated Term Representative that it intends to commence, the exercise of any of its rights and remedies with respect to any Collateral, or shall have commenced, or shall have notified the Designated Term Representative that it intends to commence, the exercise of any of its rights and remedies with respect to ARC, and/or any other Grantor to collect the ABL Obligations, all in accordance with the ABL Documents, or (4) a payment Event of Default has occurred and is continuing under the Term Documents and has not been waived in accordance with the terms of the Term Documents and, other than with respect to payments of principal (which shall have no grace period), has continued for a period of 3 Business Days and (B) ends on the one hundred eightieth (180th) day after the start of the applicable period described in clause (A) above.

(iv) The obligations of the ABL Secured Parties to sell their respective ABL Obligations under this Section 3.4(g) are several and not joint and several. To the extent any ABL Secured Party breaches its obligation to sell its ABL Obligations under this Section 3.4(g) (a “Defaulting ABL Secured Party”), nothing in this Section 3.4(g) shall be deemed to require ABL Agent or any other ABL Secured Party to purchase such Defaulting ABL Secured Party’s ABL Obligations for resale to the holders of Term Obligations and in all cases, ABL Agent and each other ABL Secured Party complying with the terms of this Section 3.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting ABL Secured Party; provided that nothing in this clause (iv) shall require any Eligible Term Purchaser to purchase less than all of the ABL Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Term Purchasers pursuant to this Section 3.4(g) (so long as they meet all eligibility standards contained in all relevant Term Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Term Documents and such assignment does not violate any applicable federal or state securities laws) for purposes of all Term Documents and hereby agrees that no further consent from such Grantor shall be required.

(vi) In the absence of exigent circumstances, ABL Agent agrees that it will use commercially reasonable efforts to give the Designated Term Representative five (5) Business Days’ prior written notice of its intention to terminate the revolving loan commitment under the ABL Documents or commence the exercise of any of its rights or remedies with respect to the ABL Priority Collateral; provided, that in the event exigent circumstances then exist, ABL Agent agrees that it will use commercially reasonable efforts to give Designated Term Representative concurrent written notice of the termination of the revolving loan commitment or the commencement of the exercise of any of its rights or remedies with respect to the ABL Priority Collateral, but ABL Agent shall have no liability for any failure to provide such notice. In the event that during such five (5) Business Day period, any Eligible Term Purchaser shall send to ABL Agent the irrevocable written notice described in the preceding clause (ii), ABL Agent shall not, absent exigent circumstances, continue or commence any foreclosure or other action to sell or otherwise realize upon the ABL Priority Collateral; provided, that ABL Agent’s forbearance shall terminate if the purchase and sale with respect to the ABL Obligations provided for herein shall not have closed, and ABL Agent shall not have received the purchase price described in the preceding clause (i)(A), within ten (10) Business Days after the date of the receipt by ABL Agent of such irrevocable written notice.

3.5 Insolvency or Liquidation Proceedings.

(a) Finance Issues. Until the payment in full of the ABL Obligations, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and ABL Agent shall desire to permit the use of “cash collateral” constituting ABL Priority Collateral (“ABL Priority Cash Collateral”) or to permit ARC or any other Grantor to obtain financing, whether from the ABL Secured Parties or any other person or entity under Section 364 of the Bankruptcy Code or any comparable provision under any other applicable Bankruptcy Law, secured by a Lien on ABL Priority Collateral (“ABL Priority DIP Financing”), then each holder of Term Obligations shall be deemed to have irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose and shall be deemed to have consented to, such ABL Priority Cash Collateral use or ABL Priority DIP Financing so long as such ABL Priority Cash Collateral use or ABL Priority DIP Financing meets the following requirements: (A) the Term Administrative Agent and the Term Secured Parties retain their respective Liens on the Collateral with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) to the extent that ABL Agent and the ABL Secured Parties are granted adequate protection in the form of (x) a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding and/or (y) a superpriority administrative expense claim against any Grantor, the Designated Term Representative and the Term Secured Parties are permitted to seek adequate protection in the form of Liens and/or superpriority administrative expense claims (without objection from ABL Agent or any ABL Secured Party) (so long as (I) with respect to the ABL Priority Collateral, such Liens are junior to the Liens securing such ABL Priority DIP Financing and any other Liens in favor of ABL Agent securing the ABL Obligations, (II) in the case of the Term Secured Parties with respect to the Term Priority Collateral, such Liens are senior to the Liens securing such ABL Priority DIP Financing and any other Liens in favor of ABL Agent securing the ABL Obligations, and (III) except as otherwise set forth in Sections 2.5(c)(ii) and 3.5(c)(ii) hereof, any superpriority administrative expense claim granted to the Term Secured Parties is pari passu with the superpriority administrative expense claim granted to the ABL Secured Parties), (C) the terms of the ABL Priority Cash Collateral use or the ABL Priority DIP Financing require that any Lien on the Term Priority Collateral to secure such ABL Priority DIP Financing is subordinate to the Lien of the Term Administrative Agent securing the Term Obligations with respect thereto, (D) the terms of such ABL Priority DIP Financing or use of ABL Priority Cash Collateral do not require any Grantor to seek approval for any plan of reorganization that is inconsistent with this Agreement, (E) the aggregate principal amount of the ABL Priority DIP Financing plus the aggregate principal amount of the Term Obligations shall not exceed an amount equal to 120% of (x) the aggregate commitments under the ABL Documents as in effect immediately before the commencement of such Insolvency or Liquidation Proceeding or (y) in the event all commitments under the ABL Documents have been terminated prior to the commencement of such Insolvency or Liquidation Proceeding, the aggregate outstanding principal amount of the ABL Obligations immediately before the commencement of such Insolvency or Liquidation Proceeding, (F) such ABL Priority DIP Financing or ABL Priority Cash Collateral use is subject to the terms of this Agreement, (G) to the extent any holder of unsecured claims could raise an objection on such grounds, such ABL Priority DIP Financing or use of ABL Priority Cash Collateral is on commercially reasonable terms, taken as a whole, and (H) the Liens securing the ABL Priority DIP Financing are senior to or pari passu with the Liens securing the ABL Obligations. With respect to any ABL Priority DIP Financing that satisfies the conditions set forth in this Section 3.5(a), the Term Administrative Agent agrees to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such ABL Priority DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee that is consented to in writing by ABL Agent to be paid prior to the payment in full of the ABL Obligations) and will not request adequate protection or any other relief in connection therewith (except as expressly provided in this Agreement). ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that no such Person shall provide to ARC or any other Grantor any ABL Priority DIP Financing to the extent that ABL Agent or any ABL Secured Party would, in connection with such financing, be granted a Lien on the Term Priority Collateral senior to or pari passu with the Liens of the Term Administrative Agent securing the Term Obligations.

(b) Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees that (i) none of them shall oppose any relief from the automatic stay or other stay in any Insolvency or Liquidation Proceeding sought by ABL Agent in respect of the ABL Priority Collateral, and (ii) except as otherwise set forth in this Section 3.5(b), none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral; provided, however, that if any or all of the ABL Secured Parties or ABL Agent are seeking or have obtained relief from the automatic stay with respect to any ABL Priority Collateral, the Designated Term Representative and the Term Secured Parties may seek corresponding relief from the automatic stay with respect to such ABL Priority Collateral, and, upon obtaining such relief, may join in any foreclosure or other enforcement action commenced by any of the ABL Secured Parties against any ABL Priority Collateral (even if the Term Standstill Period has not expired) so long as such Term Secured Parties otherwise do not act in contravention of the terms of this Agreement in connection with such foreclosure or other enforcement action.

(c) Adequate Protection.

(i) Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees that none of them shall contest or object to (or support any other Person contesting or objecting) (i) any request by ABL Agent or the other ABL Secured Parties for adequate protection with respect to any ABL Priority Collateral, provided, however, that such adequate protection shall otherwise be consistent with the priorities and other provisions of this Agreement, or (ii) any objection by ABL Agent or the other ABL Secured Parties to any motion, relief, action or proceeding based on ABL Agent or the other ABL Secured Parties claiming a lack of adequate protection with respect to the ABL Priority Collateral, as nothing in this Agreement shall restrict ABL Agent from seeking adequate protection in any form with respect to its interest in the ABL Priority Collateral. Notwithstanding the foregoing provisions in this Section 3.5(c)(i), in any Insolvency or Liquidation Proceeding, (A) if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with the ABL Obligations, then the Designated Term Representative, on behalf of itself or any of the other Term Secured Parties, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and (1) to the extent any Lien so granted to the Term Secured Parties (or any subset thereof) in accordance with this clause (A) is on ABL Priority Collateral, such Lien will be subordinated to the Liens securing the ABL Obligations, all adequate protection Liens granted to the ABL Secured Parties, and such ABL Priority DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to the ABL Obligations under this Agreement, and (2) to the extent any Lien so granted to the ABL Secured Parties (or any subset thereof) in accordance with this clause (A) is on Term Priority Collateral, the Term Secured Parties are also granted an additional or replacement Lien thereon, and such Lien of the ABL Secured Parties will be subordinated to the Liens securing the Term Obligations and all adequate protection Liens on the Term Priority Collateral granted to the Term Secured Parties on the same basis as the other Liens on Term Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement; and (B) in the event any Term Representative, on behalf of itself and the other Term Secured Parties that it represents, seeks or requests adequate protection in respect of ABL Priority Collateral securing Term Obligations in connection with such use of ABL Priority Cash Collateral or ABL Priority DIP Financing and such adequate protection is granted in the form of additional or replacement collateral, then such Term Representative, on behalf of itself or any of the other Term Secured Parties it represents, agrees that ABL Agent shall also be granted a senior Lien on such additional or replacement collateral as adequate protection for the ABL Obligations and that any Lien on such additional or replacement collateral securing or granted as adequate protection for the Term Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any such ABL Priority DIP Financing (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to the ABL Obligations under this Agreement. The Designated Term Representative also may seek, without objection from the ABL Secured Parties, adequate protection with respect to the Term Secured Parties’ rights in the ABL Priority Collateral in the form of reports, notices, inspection rights, and similar forms of adequate protection to the extent also granted to the ABL Secured Parties in connection with any use of ABL Priority Cash Collateral or ABL Priority DIP Financing.

(ii) No Term Representative or Term Secured Party shall contest (or support any other Person in contesting) any request by ABL Agent or any ABL Secured Party to obtain as adequate protection an administrative expense claim and/or a superpriority administrative expense claim so long as the Term Administrative Agent and the Term Secured Parties are also granted as adequate protection an administrative expense claim and/or a superpriority administrative expense claim; provided that the administrative expense claims and/or superpriority administrative expense claims granted to ABL Agent and the ABL Secured Parties with respect to the ABL Priority Collateral shall be pari passu with the administrative expense claims and/or superpriority administrative expense claims granted to the Term Administrative Agent and the Term Secured Parties with respect to the Term Priority Collateral. Any administrative expense claims and/or superpriority administrative expense claims granted to ABL Agent and the ABL Secured Parties with respect to the Term Priority Collateral arising from diminution in value of the Term Priority Collateral will be junior to the administrative expense claims and/or superpriority administrative expense claims granted to the Term Administrative Agent and the Term Secured Parties with respect to the Term Priority Collateral.

(iii) Notwithstanding anything herein to the contrary, except as otherwise provided in this Section 3.5(c), no ABL Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Priority Collateral without the prior written consent of the Designated Term Representative; provided, however, ABL Agent and the ABL Secured Parties may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, with respect to their interest in the Term Priority Collateral at any time after the associated Discharge of Term Obligations.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 3.2(a), nothing contained herein shall prohibit or in any way limit ABL Agent or any other ABL Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Term Representative or any of the other Term Secured Parties in respect of the ABL Priority Collateral, including the seeking by such Term Representative or any other Term Secured Parties of adequate protection in respect thereof or the asserting by such Term Representative or any other Term Secured Parties of any of its rights and remedies under the Term Documents or otherwise in respect thereof. Except as otherwise expressly provided in this Agreement, nothing contained herein shall prohibit or in any way limit ABL Agent or any ABL Secured Party from objecting in any Insolvency or Liquidation Proceeding involving a Grantor to any action taken by any Term Representative or any Term Secured Party.

(e) Post-Petition Interest. Neither any Term Representative nor any other Term Secured Party shall oppose or seek to challenge any claim by ABL Agent or any other ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, premiums, fees or expenses.

(f) Waiver. No Term Representative, for itself and on behalf of Term Secured Parties, shall object to, oppose, support any objection, or take any other action to impede, the rights of any ABL Secured Party or ABL Agent to make an election under Section 1111(b)(2) of the Bankruptcy Code (or similar Bankruptcy Law) with respect to the ABL Priority Collateral. Each Term Representative, for itself and on behalf of the other Term Secured Parties that it represents, waives any claim it may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code (or similar Bankruptcy Law) with respect to the ABL Priority Collateral.

(g) Reserved.

(h) Plan of Reorganization. If, in any Insolvency or Liquidation Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(i) Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code (or similar Bankruptcy Law).

(j) Asset Dispositions. Until the Discharge of ABL Obligations has occurred, each Term Representative, for itself and on behalf of the other Term Secured Parties that it represents, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of Term Representatives and the other Term Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition of any ABL Priority Collateral that is the subject of such motion), and shall be deemed to have consented to any such Disposition of ABL Priority Collateral under Section 363(f) of the Bankruptcy Code or any comparable provision of any Bankruptcy Law that has been consented to by ABL Agent; provided, that, (i) the Proceeds of such Disposition of any Collateral to be applied to the ABL Obligations or the Term Obligations are applied in accordance with Section 5.2, (ii) the ABL Agent and the ABL Secured Parties have consented to such Disposition of ABL Priority Collateral and (iii) the Liens of the Term Agent and Term Secured Parties will attach to the Proceeds of the Disposition in the same respective priorities set forth in this Agreement. The Term Secured Parties agree that the ABL Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any sale, transfer, or other disposition of the ABL Priority Collateral, provided that Term Secured Parties shall not be deemed to have agreed to any credit bid by the ABL Secured Parties in connection with the sale, transfer, or other disposition of Collateral consisting of both ABL Priority Collateral and Term Priority Collateral.

3.6 Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, acknowledges that it and such other Term Secured Parties have, independently and without reliance on ABL Agent or any other ABL Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Term Documents and be bound by the terms of this Agreement and they will continue to make their own credit decisions in taking or not taking any action under the Term Documents or this Agreement.

(b) No Warranties or Liability. Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, acknowledges and agrees that ABL Agent and the other ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. ABL Agent and the other ABL Secured Parties shall have no duty to the Term Representatives or any of the other Term Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with one or more of ARC or any other Grantor (including the ABL Documents and the Term Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of ABL Agent, the other ABL Secured Parties or any of them to enforce any provision of this Agreement or any ABL Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of ARC or any other Grantor or by any act or failure to act by ABL Agent or any other ABL Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Term Documents, regardless of any knowledge thereof which ABL Agent or the other ABL Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of ARC and the other Grantors under the ABL Documents and subject to the other provisions of this Agreement), ABL Agent, the other ABL Secured Parties and any of them, may, at any time and from time to time in accordance with the ABL Documents and/or applicable law, without the consent of, or notice to, the Term Representatives or any other Term Secured Party, without incurring any liabilities to the Term Representatives or any other Term Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Administrative Agent or any other Term Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(A) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof and applicable law) and in any order any part of the ABL Priority Collateral or any liability of ARC or any other Grantor to ABL Agent or the other ABL Secured Parties, or any liability incurred directly or indirectly in respect thereof;

(B) settle or compromise any ABL Obligation or any other liability of ARC or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(C) exercise or delay in or refrain from exercising any right or remedy against ARC or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with ARC, any other Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of ARC or any other Grantor to the ABL Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, also agrees that ABL Agent and the other ABL Secured Parties shall have no liability to the Term Representatives or any other Term Secured Party, and each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, hereby waives any claim against ABL Agent and any other ABL Secured Party, arising out of any and all actions which ABL Agent or the other ABL Secured Parties may take or permit or omit to take with respect to:

(A) the ABL Documents (other than this Agreement);

(B) the collection of the ABL Obligations; or

(C) the foreclosure upon, or sale, liquidation or other Disposition of, any ABL Priority Collateral in accordance with this Agreement and applicable law.

(iv) Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees that ABL Agent and the other ABL Secured Parties have no duty to the Term Representative or the other Term Secured Parties in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations or otherwise, except as otherwise provided in this Agreement.

(v) Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a Junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of ABL Agent and the other ABL Secured Parties and the Term Representatives and the other Term Secured Parties, respectively, under this Agreement shall remain in full force and effect irrespective of:

(i) except as otherwise provided this Agreement, any lack of validity or enforceability of any ABL Document or any Term Document;

(ii) except as otherwise provided this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Document;

(iii) any exchange of any security interest in any ABL Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations; or

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of one or more of ARC or any other Grantor.

Section 4. Cooperation with respect to ABL Priority Collateral and Term Priority Collateral.

4.1 Access to Information. If any Representative takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Representative) following the occurrence of an Event of Default, then upon request of the any other Representative and reasonable advance notice, such Representative will permit each other Representative or its representative to inspect and copy such documentation.

4.2 [Reserved].

4.3 Entry Upon Premises by ABL Agent and the ABL Secured Parties.

(a) In the event that, following the occurrence of an Event of Default, any Term Representative shall acquire control or possession of any of Term Priority Collateral or shall, through the exercise of remedies under the Term Security Documents or otherwise, sell any of the Term Priority Collateral to any third party (a “Third Party Purchaser”), such Term Representative shall permit ABL Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit ABL Agent), at ABL Agent’s option and in accordance with applicable law and this Agreement, and at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice to such Term Representative: (i) to enter and use any or all of the Term Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours in order to inspect, remove or take any action with respect to the ABL Priority Collateral or to enforce ABL Agent’s rights with respect thereto, including, but not limited to, the examination and removal of ABL Priority Collateral and the examination and duplication of the books and records of any Grantor related to the ABL Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any ABL Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon (provided that, in the case of any such public or private sale or auction, ABL Agent shall provide such Term Representative with reasonable advance notice and use reasonable efforts to hold such sale or auction in a manner which would not unduly disrupt such Term Representative’s use of the Term Priority Collateral) and (ii) use any of the Term Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment) to handle, deal with or dispose of any Term Priority Collateral pursuant to the rights of ABL Agent and the other ABL Secured Parties as set forth in the ABL Documents, the UCC of any applicable jurisdiction and other applicable law.

(b) The rights of ABL Agent set forth in clause (a) above as to the Term Priority Collateral shall be irrevocable and without charge and shall continue at ABL Agent’s option, with respect to such applicable Term Priority Collateral, until the earliest to occur of (i) the date that is 180 days from the date on which the applicable Term Representative has notified ABL Agent that such Term Representative has either acquired possession or control of such Term Priority Collateral or sold all or any portion of the Term Priority Collateral to a Third Party Purchaser, (ii) the date on which all of the ABL Priority Collateral located on such Term Priority Collateral is removed, sold, collected or liquidated and (iii) the Discharge of ABL Obligations. The time periods set forth herein shall be tolled during the pendency of any Insolvency or Liquidation Proceeding pursuant to which ABL Agent is effectively stayed from enforcing its rights against the ABL Priority Collateral; provided that ABL Agent shall have used its commercially reasonable efforts to have such stay lifted. In no event shall any Term Representative or any of the holders of Term Obligations take any action to interfere, limit or restrict in any material respect the rights of ABL Agent set forth above or the exercise of such rights by ABL Agent pursuant to Section 4.3(a) prior to the expiration of such periods. Without limiting the rights granted in this paragraph, ABL Agent, to the extent that rights have been exercised under this Section 4.3 by ABL Agent, shall cooperate with the Term Secured Parties in connection with any efforts made by the Term Secured Parties to sell the Term Priority Collateral.

(c) ABL Agent shall reimburse each Term Representative for all reasonable, out-of-pocket costs and expenses (including for any physical damage to any Term Priority Collateral) incurred by such Term Representative or any other holders of Term Obligations in connection with or as a direct result of the actions of ABL Agent (or its representatives) in exercising its access and use rights as provided in Section 4.3(a) above (but not any diminution in value of the Term Priority Collateral resulting from ABL Agent so dealing with any ABL First Lien Collateral), and ABL Agent and ABL Secured Parties shall indemnify and hold harmless each Term Representative and the holders of the Term Obligations from any claim, loss, damage, cost or liability arising from any claim by a third party against any or all of such Term Representative and the holders of the Term Obligations as a direct result of any action by ABL Agent (or its representatives) to the extent not covered by insurance or the applicable insurer has denied coverage therefor, and so long as such loss, damage or liability is not caused by the negligent acts or willful misconduct of Term Representative or any Term Secured Parties as determined by a final order of a court of competent jurisdiction. In addition, ABL Agent and the other ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, to the extent such costs would not have been incurred but for the access and use by ABL Agent (or its representatives) pursuant to this Section 4.3, and (ii) be obligated to repair at their expense any physical damage to Term Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Term Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted (and other than any diminution in value of the Term Priority Collateral resulting from ABL Agent removing any ABL First Lien Collateral). The Term Representatives and the holders of the Term Obligations shall not have any responsibility or liability for the acts or omissions of ABL Agent or any of the other ABL Secured Parties, and ABL Agent and the other ABL Secured Parties shall not have any responsibility or liability for the acts or omissions of any Term Representative, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Priority Collateral.

(d) In addition to and not in limitation of Sections 4.3(a), (b) and (c), in connection with any enforcement action by ABL Agent, each Term Representative hereby grants to ABL Agent an irrevocable, non-exclusive, royalty free license with respect to any Term Priority Collateral consisting of trademarks, copyrights, patents, know-how or other intellectual property and pertaining to the ABL First Lien Collateral solely for purposes of processing, producing, completing, disposing, collecting, or otherwise realizing on any of the ABL First Lien Collateral pursuant to the rights of ABL Agent and the other ABL Secured Parties as set forth in the ABL Debt Documents, the UCC of any applicable jurisdiction and other applicable law. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of ABL Priority Collateral pursuant to the exercise by ABL Agent of any of its rights or remedies with respect thereto in accordance with the terms of this Agreement shall have the right to sell or otherwise dispose of any such ABL Priority Collateral to which any such intellectual property is affixed; provided that the Liens of the Term Secured Parties shall remain in place with respect to any such proceeds of such sale, transfer or other disposition of such Collateral and such proceeds shall be applied in accordance with Section 5.2.

(e) Grantor Consent. ARC and the other Grantors consent to the performance by the Term Representatives of the obligations set forth in this Section 4 between the Term Representatives and ABL Agent, and acknowledge and agree that they shall look to ABL Agent (and not to the Term Representatives or any Term Secured Party) for any accountability or liability in respect of any action taken or omitted by ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns in connection with or incidental to or in consequence of the aforesaid obligations under this Section 4, including any improper use or disclosure of any Intellectual Property by ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by ABL Agent or any other ABL Secured Party or any of their officers, employees, agents, successors or assigns, provided that nothing in this Section 4.3(e) shall so limit ARC and the other Grantors if any Term Representative and/or any Term Secured Party participated in any such actions, omission, improper uses or disclosures or in causing any such damages, misuse or losses. Performance by any Term Representative and/or any Term Secured Party of the undertakings in this Section 4 will not be deemed to be participation in any such actions, omissions, improper uses or disclosures or in causing any such damages, misuse or losses referenced in the prior sentence.

Section 5. Application of Proceeds.

5.1 Application of Proceeds in Distributions by the Designated Term Representative.

(a) Prior to the Discharge of Term Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Priority Collateral or proceeds thereof received at any time in connection with the sale or other disposition of, or collection on, such Term Priority Collateral upon any enforcement action or other exercise of remedies by any Secured Party or in any Insolvency or Liquidation Proceeding, shall be delivered to the Designated Term Representative and applied in the following order (except as otherwise required in connection with any DIP Financing under Section 2.5): first, to repay all Term Obligations in such order as is specified in the Term Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred and second, to repay all outstanding ABL Obligations in such order as specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred.

(b) Sale of Non-Cash Proceeds. In connection with the application of Proceeds pursuant to Section 5.1(a), the Designated Term Representative may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) Collections Applicable to ABL Priority Collateral. If the Designated Term Representative or any other Term Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that, if received by ABL Agent or any other ABL Secured Party, should have been applied to the payment of the ABL Obligations in accordance with Section 5.2(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Term Secured Party will forthwith deliver the same to ABL Agent, for the account of the holders of the ABL Obligations, to be applied in accordance with Section 5.2(a). Until so delivered, such Proceeds will be held by that Term Secured Party for the benefit of the holders of the ABL Obligations.

5.2 Application of Proceeds in Distributions by ABL Agent.

(a) (i) Prior to the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or proceeds thereof received at any time in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon any enforcement action or other exercise of remedies by any ABL Agent, Term Representative or any Secured Party or in any Insolvency or Liquidation Proceeding, shall be delivered to ABL Agent and shall be applied in the following order (except as otherwise required in connection with any DIP Financing under Section 3.5): first, to repay all ABL Obligations in such order as is specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred and second, to repay all outstanding Term Obligations in such order as specified in the Term Security Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred.

(ii) In the event that proceeds of Collateral are received by any Secured Party in connection with a sale, transfer or other disposition of Collateral that directly or indirectly involves some or all of the ABL Priority Collateral and some or all of the Term Priority Collateral, the Representatives shall use commercially reasonable efforts in good faith to allocate the proceeds received in connection with such sale, transfer or disposition of such Collateral to the ABL Priority Collateral and the Term Priority Collateral. If the Representatives are unable to agree on such allocation within thirty calendar days (or such other period of time as the Representatives shall reasonably agree) of such sale, transfer or disposition, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral constituting accounts and inventory shall be an amount equal to the lesser of (x) the aggregate amount of all proceeds of Collateral subject to such sale, transfer or disposition and (y) the book value of each such account and item of inventory (determined in accordance with GAAP (A) at the time of such sale, transfer or disposition or (B) in the event of any such sale, transfer or disposition following the commencement of an Insolvency or Liquidation Proceeding, at the time of such commencement).

(b) Sale of Non-Cash Proceeds. In connection with the application of Proceeds pursuant to Section 5.2(a), ABL Agent may sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof.

(c) Collections Applicable to Term Priority Collateral. If ABL Agent or any other ABL Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that, if received by Designated Term Representative or any Term Secured Party, should have been applied to the payment of the Term Obligations in accordance with Section 5.1(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such ABL Secured Party will forthwith deliver the same to the Designated Term Representative, for the account of the holders of the Term Obligations, to be applied in accordance with Section 5.1(a). Until so delivered, such Proceeds will be held by such ABL Secured Party for the benefit of the holders of the Term Obligations.

5.3 Letters of Credit. Any distribution to be made in respect of undrawn amounts of letters of credit (whether by cash collateralization or otherwise) pursuant to Section 5.1 or Section 5.2 shall be made to ABL Agent, to be retained in a separate account, for the ratable portion of the ABL Obligations consisting of such undrawn amounts of outstanding letters of credit, it being understood that (i) if any such letter of credit is drawn upon, ABL Agent shall pay to the relevant ABL Secured Parties, on a ratable basis, the amount of cash held in such separate account in respect of such letter of credit and (ii) if and to the extent that any such letter of credit shall expire or terminate undrawn or drawn only in part, the amount of cash held in such separate account therefor shall be applied as if it were a newly received amount to be applied in accordance with Section 5.1 or Section 5.2 (whichever was the applicable section for the original distribution of such amount to such separate account).

Section 6. Miscellaneous.

6.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Documents or the ABL Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective Term Document or ABL Document.

6.2 Effectiveness; Continuing Nature of this Agreement; Severability.

(a) This Agreement shall become effective when executed and delivered by the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding but, as to any Grantor and the rights of the Secured Parties with respect thereto, shall not survive the effectiveness of any plan of reorganization adopted in connection therewith (subject to Sections 2.5(h) and 3.5(h) hereof). Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to ARC or any other Grantor shall include ARC or such Grantor as debtor and debtor in possession and any receiver or trustee for ARC or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to ABL Agent, the other ABL Secured Parties and the ABL Obligations, upon the Discharge of ABL Obligations, subject to the rights of the ABL Secured Parties under Section 6.17; and

(ii) with respect to the Term Representatives, the other Term Secured Parties and the Term Obligations, upon the Discharge of Term Obligations, subject to the rights of the Term Secured Parties under Section 6.17.

6.3 Amendments; Waivers; Additional Debt.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the Term Representative or ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, ARC or any other Grantor shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to the Grantors’ ability to cause additional obligations to constitute Term Obligations or ABL Obligations as ARC and/or any other Grantor may designate).

(b) To the extent, but only to the extent, permitted by the provisions of the ABL Documents and the Term Documents, any Grantor may incur or issue and sell one or more series or classes of Additional Term Obligations. Any such additional class or series of Additional Term Obligations (the “Term Class Debt”) may be secured by a Lien on the Collateral, in each case under and pursuant to the relevant Term Security Documents for such Term Class Debt, if and subject to the condition that the Representative of any such Term Class Debt (each, a “Term Class Debt Representative”), acting on behalf of the holders of such Term Class Debt (such Representative and holders in respect of any Term Class Debt being referred to as the “Term Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph.

In order for a Term Class Debt Representative to become a party to this Agreement:

(i) such Term Class Debt Representative shall have executed and delivered an ABL Intercreditor Agreement Joinder substantially in the form of Exhibit A (with such changes as may be reasonably approved by the existing Representatives and such Term Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Term Class Debt in respect of which such Term Class Debt Representative is the Representative and the related Term Class Debt Parties become subject hereto and bound hereby;

(ii) ARC shall have delivered to the existing Representatives a certificate of an authorized officer of ARC designating indebtedness as Additional Term Obligations hereunder, certifying that the incurrence of such indebtedness and its designation as such hereunder is permitted by each ABL Document and Term Document and that the conditions set forth in this Section 6.03(b) are satisfied with respect to such Term Class Debt and, true and complete copies of each of the Term Documents relating to such Term Class Debt, certified as being true and correct by an authorized officer of ARC; and

(iii) the Term Documents relating to such Term Class Debt shall provide that each Term Class Debt Party with respect to such Term Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Term Class Debt.

6.4 Information Concerning Financial Condition of ARC and its Subsidiaries. The Term Representatives and the other Term Secured Parties, on the one hand, and ABL Agent and the other ABL Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of ARC and its Subsidiaries and all endorsers and/or guarantors of the Term Obligations or the ABL Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Representatives and other Term Secured Parties shall have no duty to advise ABL Agent or any other ABL Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. ABL Agent and other ABL Secured Parties shall have no duty to advise the Term Representatives or any other Term Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either any Term Representative or any of the other Term Secured Parties, on the one hand or ABL Agent or any of the other ABL Secured Parties, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

6.5 Submission to Jurisdiction; Waivers.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.6; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6 Notices. All notices to the ABL Secured Parties and the Term Secured Parties permitted or required under this Agreement shall also be sent to ABL Agent and the Term Representatives, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in Person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

6.7 Further Assurances. Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, and ABL Agent, on behalf of itself and the other ABL Secured Parties, and each Grantor agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as any Term Representative or ABL Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. The parties hereto agree, subject to the other provisions of this Agreement upon request by any Term Representative or ABL Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Term Priority Collateral and the ABL Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Documents and the ABL Documents.

6.8 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

6.9 Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the Term Secured Parties, the ABL Secured Parties and their respective successors and assigns.

6.10 Specific Performance. Each of the Term Representatives and ABL Agent may demand specific performance of this Agreement. Each Term Representative, on behalf of itself and the other Term Secured Parties that it represents, and ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Term Representative or ABL Agent, as the case may be.

6.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13 Authorization; No Conflict. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

6.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Term Secured Parties, the ABL Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

6.15 Provisions Solely to Define Relative Rights.

(a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Term Secured Parties on the one hand and the ABL Secured Parties on the other hand. None of ARC, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of ARC or any other Grantor, which are absolute and unconditional, to pay the Term Obligations and the ABL Obligations as and when the same shall become due and payable in accordance with their terms.

(b) Nothing in this Agreement shall relieve ARC or any Grantor from the performance of any term, covenant, condition or agreement on ARC’s, ARC’ or such Grantor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Representative to perform or observe any such term, covenant, condition or agreement on ARC’s or such Grantor’s part to be so performed or observed or impose any liability on any Representative for any act or omission on the part of ARC’s or such Grantor relative thereto or for any breach of any representation or warranty on the part of ARC or such Grantor contained in this Agreement or any ABL Document or any Term Document, or in respect of the Collateral pledged by it. The obligations of ARC and each Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of ARC or such Grantor’s other obligations hereunder.

(c) Each of the Representatives acknowledge and agree that none has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any ABL Document or any Term Document. Except as otherwise provided in this Agreement, each of the Representatives will be entitled to manage and supervise their respective extensions of credit to ARC or any of their Subsidiaries in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.16 Additional Grantors. Each ARC will cause each Person that becomes a Grantor or is a Subsidiary required by any Term Document or ABL Document to consent to this Agreement, to execute and deliver to the parties hereto an ABL Intercreditor Agreement Consent, whereupon such Person will be bound by the terms hereof applicable to any of the Grantors in the Sections listed in that ABL Intercreditor Agreement Consent to the same extent as if it had executed and delivered a consent to this Agreement as of the date hereof. ARC shall promptly provide each Representative with a copy of each ABL Intercreditor Agreement Consent executed and delivered pursuant to this Section 6.16.

6.17 Avoidance Issues. If any ABL Secured Party or Term Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of ARC or any other Grantor any amount (a “Recovery”), then such ABL Secured Party or Term Secured Party, as applicable, shall be entitled to a reinstatement of ABL Obligations or Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated and/or the Discharge of ABL Obligations or the Discharge or Term Obligations (as applicable) has occurred prior to such Recovery (except as the result of the effectiveness of a plan of reorganization adopted in an Insolvency or Liquidation Proceeding in a manner consistent with this Agreement), this Agreement shall be reinstated in full force and effect and the Discharge of the ABL Obligations or the Term Obligations (as applicable) shall be deemed not to have occurred, and such prior termination or Discharge shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement and, to the extent the ABL Obligations and Term Obligations were decreased in connection with such payment which gave rise to the Recovery, the ABL Obligations and Term Obligations, as applicable, shall be increased to such extent.

6.18 ABL Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Term Secured Party to receive payment or of any Term Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency or Liquidation Proceeding), it being the intent of the parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness. Each Representative agrees that each security agreement and mortgage securing the ABL Obligations and Term Obligations, respectively, will contain a legend with the following language (or substantially similar language): “The liens and security interests securing the obligations as evidenced hereby are subject to the provisions of the ABL Intercreditor Agreement dated as of             , 2013 (as amended or modified from time to time), by and among Wells Fargo Bank, National Association, as ABL Agent, and JPMorgan Chase Bank, N.A., as Term Administrative Agent. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this agreement, the terms of the ABL Intercreditor Agreement shall govern and control.”

6.19 Separate Grants of Security and Separate Classification. Each Term Representative, for itself and on behalf of the Term Secured Parties, and ABL Agent, for itself and on behalf of the ABL Secured Parties, acknowledges and agrees that the grants of Liens pursuant to the ABL Documents and the Term Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Term Obligations are fundamentally different from, and are not “substantially similar” to (within the meaning of Section 1122 of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law), the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, each Term Representative, for itself and on behalf of the Term Secured Parties, and ABL Agent, for itself and on behalf of the ABL Secured Parties, each agrees that the Term Secured Parties and the ABL Secured Parties will vote as separate classes in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding and that no Representative nor any Secured Party will seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.

6.21 Foreign Insolvency or Liquidation Proceedings. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this ABL Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as ABL Agent
Wells Fargo Bank, National Association
By:
Name:
Attn: Portfolio Manager	Title:
Fax No.: ( ) -

With copies (but which shall not constitute notice) to:

Goldberg Kohn Ltd.

55 East Monroe, Suite 3300

Chicago, Illinois 60603

Attn: Randall Klein

Randall.klein@goldbergkohn.com

Fax No.: (312) 863-3974

[ARC Intercreditor Signature Page]

Address:	JPMORGAN CHASE BANK, N.A.,
as Term Administrative Agent

JPMorgan Chase Bank, N.A.
10 Sout Dearborn, 7th Floor
Suite IL1-0054	By:
Chicago, IL 60603	Name:
Attention: Teresita R. Siao	Title:
Tel. No.: (312) 385-7051
Facsimile: (888) 292-9533
Email: jpm.agency.servicing.4@jpmorgan.com

[ARC Intercreditor Signature Page]

CONSENT

The undersigned hereby (i) acknowledge and consent to the terms of the ABL Intercreditor Agreement, (ii) agree to the terms applicable to any of the Grantors in the ABL Intercreditor Agreement, and (iii) have caused this Consent to be executed by their respective officers or representatives as of December 20, 2013.

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

AMERICAN REPROGRAPHICS COMPANY, L.L.C.

BY:
NAME:
TITLE:

ARC ACQUISITION CORPORATION

BY:
NAME:
TITLE:

ERS DIGITAL, INC.

BY:
NAME:
TITLE:

LICENSING SERVICES INTERNATIONAL, LLC

BY:
NAME:
TITLE:

MIRROR PLUS TECHNOLOGIES, INC.

BY:
NAME:
TITLE:

[ARC Intercreditor Signature Page]

PLANWELL, LLC

BY:
NAME:
TITLE:

REPROGRAPHICS FORT WORTH, INC.

BY:
NAME:
TITLE:

RIDGWAY’S, LLC

BY:
NAME:
TITLE:

EXHIBIT A

to ABL Intercreditor Agreement

[FORM OF] ABL INTERCREDITOR AGREEMENT JOINDER NO. [    ] dated as of [            ], 201[    ] (this “Joinder Agreement”), to the ABL INTERCREDITOR AGREEMENT dated as of December 20, 2013 (the “Intercreditor Agreement”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent, JPMORGAN CHASE BANK, N.A., as Term Administrative Agent, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.

B. As a condition to the ability of the Grantors to incur Additional Term Obligations and to secure such Term Class Debt (and guarantees thereof) with Liens on the Collateral, in each case under and pursuant to the Term Security Documents, the Term Class Representative in respect of such Term Class Debt is required to become a Representative under, and such Term Class Debt and the Term Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 6.3(b) of the ABL Intercreditor Agreement provides that such Term Class Debt Representative may become a Representative under, and such Term Class Debt and such Term Class Debt Parties may become subject to and bound by, the ABL Intercreditor Agreement, pursuant to the execution and delivery by the Term Class Debt Representative of an instrument in the form of this ABL Intercreditor Agreement Joinder and the satisfaction of the other conditions set forth in Section 6.3(b) of the Intercreditor Agreement. The undersigned Term Class Debt Representative (the “New Representative”) is executing this ABL Intercreditor Agreement Joinder in accordance with the requirements of the ABL Documents and the Term Documents.

Accordingly, the existing Representatives and the New Representative agree as follows:

SECTION 1. In accordance with Section 6.3(b) of the ABL Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Term Class Debt and Term Class Debt Parties become subject to and bound by, the ABL Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Term Class Debt Parties, hereby agrees to all the terms and provisions of the ABL Intercreditor Agreement applicable to it as a Term Representative and to the Term Class Debt Parties that it represents as Term Secured Parties. Each reference to a “Representative” or “Term Representative” in the ABL Intercreditor Agreement shall be deemed to include the New Representative. The ABL Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the existing Representatives and the other Secured Parties that (a) it has full power and authority to enter into this ABL Intercreditor Agreement Joinder, in its capacity as [agent] [trustee] under [describe new documents], (b) this ABL Intercreditor Agreement Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such ABL Intercreditor Agreement Joinder and (c) the Term Documents relating to such Term Class Debt provide that, upon the New Representative’s entry into this ABL Intercreditor Agreement Joinder, the Term Class Debt Parties in respect of such Term Class Debt will be subject to and bound by the provisions of the ABL Intercreditor Agreement as Term Secured Parties.

SECTION 3. This ABL Intercreditor Agreement Joinder may be executed by one or more of the parties to this ABL Intercreditor Agreement Joinder on any number of separate counterparts (including by facsimile or other electronic image scan transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this ABL Intercreditor Agreement Joinder signed by all the parties shall be lodged with ARC, ABL Agent and the Designated Term Representative. Delivery of an executed counterpart of a signature page of this ABL Intercreditor Agreement Joinder by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this ABL Intercreditor Agreement Joinder.

SECTION 4. Except as expressly supplemented hereby, the ABL Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS ABL INTERCREDITOR AGREEMENT JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ABL INTERCREDITOR AGREEMENT JOINDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ABL INTERCREDITOR AGREEMENT JOINDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this ABL Intercreditor Agreement Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or in the ABL Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6.06 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative and the existing Representatives have duly executed this ABL Intercreditor Agreement Joinder as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Term Administrative Agent

By:
Name:
Title:

Acknowledged by:

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

[GUARANTORS]

EXHIBIT B

to ABL Intercreditor Agreement

FORM OF

ABL INTERCREDITOR AGREEMENT CONSENT

The undersigned hereby (i) acknowledge and consent to the terms of the ABL Intercreditor Agreement dated as of December 20, 2013 (the “ABL Intercreditor Agreement”) between WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Agent, and JPMORGAN CHASE BANK, N.A., as Term Administrative Agent, as amended, restated, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes on the terms set forth therein, (ii) agree to be bound by the terms of the ABL Intercreditor Agreement applicable to any of the Grantors under the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered a consent to the ABL Intercreditor Agreement as of the date thereof, and (iii) have caused this Consent to be executed by their respective officers or representatives as of the      day of             ,         .

[ ]

By:
Name:
Title:

B-1

EXHIBIT G-1

FORM OF GUARANTY

[See Attached]

Ex. G-1-1

EXECUTION VERSION

GUARANTY AGREEMENT

December 20, 2013

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to ARC DOCUMENT SOLUTIONS, INC. (the “Borrower”) by JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”) and the other Secured Parties, the undersigned Guarantors (whether one or more the “Guarantor”, and if more than one jointly and severally) hereby furnish their guaranty of the Guaranteed Obligations (as hereinafter defined) as set forth below.

Reference is made to that certain Term Loan Credit Agreement dated as of December 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and each lender from time to time party thereto (the “Lenders”). Capitalized terms used and not defined in this Guaranty Agreement (this “Guaranty”) (including, without limitation, the term “Secured Obligations”, as used in Section 1 and elsewhere herein) are used with the meanings assigned to such terms in the Credit Agreement.

1. Guaranty and Keepwell. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising under the Credit Agreement or under any other Credit Document, or under any Secured Interest Rate Protection Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Debtor Relief Laws (as defined below), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations” (which, for the avoidance of doubt, shall not include the Excluded Swap Obligations (as defined below)). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses (other than (i) the defense of payment, (ii) the defense that the Termination Date has occurred and (iii) the defense that such Guarantor has been released from its obligations in accordance with the express terms of the Credit Agreement (the “Specified Defenses”)) it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or the other documents relating to the Secured Obligations, the obligations of each Guarantor under this Guaranty and the other Credit Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Each Credit Party that is a Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 1 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 1, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this paragraph of Section 1 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 7 hereof. Each Qualified ECP Guarantor intends that this Section 1 constitute, and this Section 1 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

As used herein, the following terms shall be defined as follows:

“Debtor Relief Laws” means any proceeding or case commenced under Title 11 of the United States Code, any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation of a Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act, each Credit Party that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the security interest under the Security Documents becomes effective with respect to such Swap Obligation, or such other person that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Termination Date” means the first date on which, with respect to the Guaranteed Obligations: (a) the principal and interest accrued to date on such Obligations shall have been paid in full; (b) all fees, expenses and other amounts then due and payable which constituted Guaranteed Obligations (other than contingent indemnification obligations as to which no claim has been asserted) shall have been paid in full; and (c) the Commitments shall have expired or been irrevocably terminated.

2

2. No Setoff or Deductions; Taxes; Payments. The Guarantor shall make all payments hereunder in accordance with Section 5.04 of the Credit Agreement. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

3. Rights of Lenders. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) subject to the terms of the Credit Documents, apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Termination Date. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

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7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. During the continuance of any Event of Default, (a) the Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether then existing or thereafter arising, including, but not limited to, any obligation of the Borrower to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations and (b) if the Secured Parties so request, any such obligation or indebtedness of the Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

10. Expenses. The Guarantor shall pay all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and any Lender (including the reasonable, documented and invoiced fees, charges and disbursements of any one primary counsel for the Secured Parties, taken as a whole, and of one local counsel in any jurisdiction, solely to the extent that such counsel is necessary), in connection with the enforcement or protection of its rights under this Guaranty, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Lenders in any proceeding under any Debtor Relief Laws. The agreements in this paragraph shall survive the resignation of the Administrative Agent, the replacement of any Lender, and the repayment, satisfaction or discharge of all the other Guaranteed Obligations, until the termination of this Guaranty in accordance with Section 7 hereof.

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11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor (with the consent of the Lenders or the Required Lenders if required under the Credit Agreement). No failure by the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Guarantor Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement substantially in the form attached hereto as Exhibit A (a “Guarantor Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Credit Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Credit Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

13. Other Guarantors. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors (taken together with the aggregate net worth of all other “Guarantors” (as such term is defined in the Credit Agreement) obligated with respect to the Guaranteed Obligations (the “Other Guarantors”)) at the date of enforcement is sought hereunder, then each Other Guarantor shall reimburse such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such Other Guarantors at the date enforcement hereunder is sought.

14. Condition of Borrower. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as the Guarantor requires, and that none of the Secured Parties has any duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

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15. Setoff. If and to the extent any payment is not made when due hereunder, the Administrative Agent may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Administrative Agent.

16. Representations and Warranties. Each of the representations set forth in Sections 8.01, 8.02, 8.03 and 8.04 of the Credit Agreement, insofar as they relate directly to any Guarantor, are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

17. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Administrative Agent under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Secured Parties from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including actual, reasonable fees and disbursements of attorneys’ fees and expenses of one primary counsel, one local counsel in each relevant jurisdiction, solely to the extent that such counsel is necessary, to the Secured Parties and, solely in the case of an actual or potential conflict of interest, one additional primary counsel, one additional local counsel in each relevant jurisdiction to the affected Secured Parties, taken as a whole) that may be suffered or incurred by the Secured Parties in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms; provided, that this indemnification shall not be available if and to the extent it would not be available under Section 13.01(a) of the Credit Agreement mutatis mutandis, as if fully set forth herein. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations until termination of this Guaranty in accordance with Section 7.

18. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. The parties hereto agree that Section 13.08 of the Credit Agreement is incorporated herein, mutatis mutandis, as if fully set forth herein.

[Remainder of Page Intentionally Left Blank]

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Executed as of the first date written above.

AMERICAN REPROGRAPHICS COMPANY, L.L.C

By:
Name:
Title:

ARC ACQUISITION CORPORATION

By:
Name:
Title:

ERS DIGITAL, INC.

By:
Name:
Title:

LICENSING SERVICES INTERNATIONAL, LLC

By:
Name:
Title:

MIRROR PLUS TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

PLANWELL, LLC

By:
Name:
Title:

REPROGRAPHICS FORT WORTH, INC.

By:
Name:
Title:

RIDGWAY’S LLC

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

EXHIBIT A

FORM OF GUARANTY SUPPLEMENT

[•], 20[•]

JPMorgan Chase Bank, N.A., as Administrative Agent

383 Madison Avenue

New York, NY 10017

Term Loan Credit Agreement, dated as of December 20, 2013 (as amended,

restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among ARC DOCUMENT SOLUTIONS, INC.,

a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and

JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty Agreement referred to therein (such Guaranty Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement (the “Guaranty Supplement”), the “Guaranty”). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. The undersigned hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising under the Credit Agreement or under any other Credit Document, or under any Secured Interest Rate Protection Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses (other than any Specified Defenses) it may now have or hereafter acquire in any way relating to any or all of the foregoing.

(b) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty, or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Credit Documents.

(c) To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors (taken together with the aggregate net worth of all other “Guarantors” (as such term is defined in the Credit Agreement) obligated with respect to the Guaranteed Obligations (the “Other Guarantors”)) at the date enforcement is sought hereunder, then each Other Guarantor shall reimburse such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such Other Guarantors at the date enforcement hereunder is sought.

(d) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or the other documents relating to the Secured Obligations, the obligations of the undersigned under this Guaranty Supplement, the Guaranty and the other Credit Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor and, if applicable, a Qualified ECP Guarantor, by all of the terms and conditions of the Guaranty to the same extent as each other Guarantor thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Credit Document to a “Credit Party” or a “Guarantor” shall also mean and be a reference to the undersigned.

Section 3. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 4. Governing Law, Submission to Jurisdiction, etc. The parties hereto agree that Section 18 of the Guaranty is incorporated herein, mutatis mutandis, as if fully set forth herein.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR],

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT G-2

FORM OF COLLATERAL AGREEMENT

[See Attached]

Ex. G-2-1

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of December 20, 2013 among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ARC Document Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, Agent and the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, Agent has agreed to act as collateral agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce Agent and the Lenders to enter into the Credit Agreement and the other Credit Documents, to induce the Hedge Banks to enter into the Secured Interest Rate Protection Agreements, and to induce the Secured Parties to make financial accommodations to the Borrower as provided for in the Credit Agreement, the other Credit Documents and the Secured Interest Rate Protection Agreements, each Grantor has agreed to grant to Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor is a Subsidiary of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Secured Parties.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Account” means an account (as that term is defined in Article 9 of the Code).

(ii) “Account Debtor” means an account debtor (as that term is defined in the Code).

(iii) “Activation Instruction” means any notice to the bank directing disposition of funds in a deposit account.

(iv) “Agent” has the meaning specified therefor in the preamble to this Agreement.

(v) “Agent’s Account” means a deposit account under the sole dominion and control of Agent.

(vi) “Agent’s Lien” means the Liens granted by the Borrower or the other Grantors to Agent under the Credit Documents.

(vii) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(viii) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(ix) “Borrower” has the meaning specified therefor in the recitals to this Agreement.

(x) “Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

(xi) “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(xii) “Claim” has the meaning specified therefor in Section 25(c).

(xiii) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies;

(xiv) “Collateral” has the meaning specified therefor in Section 3.

(xv) “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

(xvi) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(xvii) “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Borrower or one of its Domestic Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

(xviii) “Controlled Account Bank” means any bank or securities intermediary that maintains a Deposit Account or Securities Account required to be subject to a Control Agreement hereunder.

(xix) “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xx) “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.

(xxi) “Court” has the meaning specified therefor in Section 25(f).

(xxii) “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(xxiii) “Credit Document” has the meaning specified therefor in the Credit Agreement.

(xxiv) “Deposit Account” means a deposit account (as that term is defined in the Code).

(xxv) “Equipment” means equipment (as that term is defined in the Code).

(xxvi) “Equity Interests” has the meaning specified therefor in the Credit Agreement.

(xxvii) “Event of Default” has the meaning specified therefor in the Credit Agreement.

(xxviii) “Excluded Property” has the meaning specified therefor in Section 3.

(xxix) “Farm Products” means farm products (as that term is defined in the Code).

(xxx) “Fixtures” means fixtures (as that term is defined in the Code).

(xxxi) “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xxxii) “Grantor” and” Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xxxiii) “Insolvency or Liquidation Proceeding” has the meaning specified therefor in the Credit Agreement.

(xxxiv) “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xxxv) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Credit Documents; provided, however, that “Intellectual Property Licenses” shall not include any license that is excluded from the definition of Collateral as set forth in the last paragraph of Section 3 of this Agreement.

(xxxvi) “Intercreditor Agreement” has the meaning specified therefor in the Credit Agreement.

(xxxvii) “Inventory” means inventory (as that term is defined in the Code).

(xxxviii) “Investment Property” means (A) any and all investment property (as that term is defined in the Code), and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(xxxix) “Joinder” means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xl) “Lender” and” Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

(xli) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(xlii) “Obligations” has the meaning specified therefor in the Credit Agreement.

(xliii) “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xliv) “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.

(xlv) “Permitted Investments” means any of the Investments that the Borrower and/or its Restricted Subsidiaries are authorized to make pursuant to Section 10.05 of the Credit Agreement.

(xlvi) “Permitted Liens” has the meaning specified therefor in the Credit Agreement.

(xlvii) “Person” has the meaning specified therefor in the Credit Agreement.

(xlviii) “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company,” together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Effective Date; provided, however, that Pledged Companies shall not include any company whose stock (or portion thereof) is excluded from the definition of Collateral as set forth in the last paragraph of Section 3 of this Agreement.

(xlix) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, however, that with respect to the Equity Interests in ARC Canada, or any other Foreign Subsidiary or foreign joint venture, such Pledged Interests shall be limited to 65% of the outstanding voting Equity Interests of ARC Canada, or any other Foreign Subsidiary or foreign joint venture; and provided, further, that Pledged Interests shall not include any Equity Interests excluded from the definition of Collateral as set forth in the last paragraph of Section 3 of this Agreement.

(l) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(li) “Pledged Notes” has the meaning specified therefor in Section 6(l).

(lii) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(liii) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(liv) “Pro Rata Share” means, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Secured Obligations and the denominator of which is the then outstanding amount of all Secured Obligations.

(lv) “Proceeds” has the meaning specified therefor in Section 3(r).

(lvi) “PTO” means the United States Patent and Trademark Office.

(lvii) “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

(lviii) “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(lix) “Representative” has the meaning specified therefor in Section 18(a).

(lx) “Rescission” has the meaning specified therefor in Section 7(k).

(lxi) “Secured Obligations” means all Obligations (as defined in the Credit Agreement) and all obligations of the Grantors under the Secured Interest Rate Protection Agreements (including any interest, fees and expenses accruing subsequent to the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the Credit Agreement, the other Credit Documents or Secured Interest Rate Protection Agreements, as applicable, whether or not such interest, fees or expenses are allowed claims under any such proceeding or under applicable state, federal or foreign law).

(lxii) “Secured Parties” means, collectively, the Lenders, the Hedge Banks and Agent.

(lxiii) “Securities Account” means a securities account (as that term is defined in the Code).

(lxiv) “Security Interest” has the meaning specified therefor in Section 3.

(lxv) “Specified Party” has the meaning specified therefor in the definition of Intellectual Property Licenses.

(lxvi) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(lxvii) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.

(lxviii) “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D .

(lxix) “URL” means “uniform resource locator,” an internet web address.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean (i) termination of all Commitments, (ii) the payment or repayment in full in cash or immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all expenses of Secured Parties in connection with the Credit Documents and the Secured Interest Rate Protection Agreements that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Credit Document, (iii) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations, and (iv) the payment or repayment in full in immediately available funds of all other Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Secured Interest Rate Protection Agreements provided by Hedge Banks) other than (A) unasserted contingent indemnification obligations and (B) any obligations under Secured Interest Rate Protection Agreements that, at such time, are allowed by the applicable Hedge Bank to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Credit Document shall be satisfied by the transmission of a Record.

(c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. Reserved.

3. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) all of such Grantor’s Commercial Tort Claims;

(e) all of such Grantor’s Deposit Accounts;

(f) all of such Grantor’s Equipment;

(g) all of such Grantor’s Farm Products;

(h) all of such Grantor’s Fixtures;

(i) all of such Grantor’s General Intangibles;

(j) all of such Grantor’s Inventory;

(k) all of such Grantor’s Investment Property;

(l) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(m) all of such Grantor’s Negotiable Collateral (including all of such Grantor’s Pledged Notes);

(n) all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(o) all of such Grantor’s Securities Accounts;

(p) all of such Grantor’s Supporting Obligations;

(q) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any Lender; and

(r) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include (collectively, “Excluded Property”): (i) Investment Property or General Intangibles constituting the voting Equity Interests of a Grantor in or to any foreign joint venture or any Foreign Subsidiary, except solely to the extent that such Equity Interests represent 65% or less of the outstanding voting Equity Interests of ARC Canada or any other Foreign Subsidiary directly owned by a Grantor; (ii) any property subject to any negative pledge clauses or other restrictions on assignment pursuant to Capitalized Lease Obligations, Synthetic Lease Obligations or documentation regarding purchase money Indebtedness or other purchase money security interests or other property as contemplated under Section 10.04(iii) of the Credit Agreement, if the Liens granted pursuant to such Capitalized Lease Obligations, Synthetic Lease Obligations or documentation regarding purchase money Indebtedness or other purchase money security interests or documentation are Permitted Liens and the Indebtedness incurred thereunder is permitted to be incurred under Section 10.04(iii) of the Credit Agreement (provided that such property shall be considered Collateral immediately and automatically when such property is not subject to such documentation); (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor (including any Investment Property constituting Equity Interests of Unis Document Solutions Co., Ltd to the extent a pledge thereof would violate any organizational documents of such Person) if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein would result in the abandonment, invalidation, unlawfulness or unenforceability of any right or interest of any Grantor therein or is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s, any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iv) any fee or leasehold interests in Real Property prior to Agent’s request for a Mortgage; or (v) any motor vehicles.

4. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency or Liquidation Proceeding involving any Grantor due to the existence of such Insolvency or Liquidation Proceeding.

5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Credit Document, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Credit Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.

6. Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Effective Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Loan made thereafter, as though made on and as of the date of such Loan (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Credit Documents).

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Credit Documents).

(c) Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Credit Documents).

(d) As of the Effective Date, no Grantor holds any commercial tort claims that exceed $500,000 in amount, except as set forth on Schedule 1.

(e) Set forth on Schedule 9 (as such Schedule may be updated from time to time subject to Section 7(k)(iii) with respect to Controlled Accounts and provided that Grantors comply with Section 7(c) hereof) is a listing of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(f) Schedule 8 sets forth all Real Property owned by any of the Grantors as of the Effective Date.

(g) As of the Effective Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(h) (i) (A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality, in each case, except where failure to do so either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(ii) to each Grantor’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii) (A) to each Grantor’s knowledge after reasonable inquiry, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor’s knowledge after reasonable inquiry, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iv) to each Grantor’s knowledge after reasonable inquiry, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, except where the failure to do so either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect; and

(v) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in the conduct of the business of such Grantor, except where the failure to do so either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(i) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 11. Upon the making of such filings, Agent shall have a perfected security interest in the Collateral of each Grantor (prior to all other Liens, except for Liens having priority pursuant to the Intercreditor Agreement and Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or, the interests of lessors under Capitalized Lease Obligations or permitted pursuant to Section 10.01 of the Credit Agreement) to the extent such security interest can be perfected by the filing of a financing statement under the Code. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11, all actions necessary or desirable to protect and perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor to the extent the Security Interest in such Patents, Trademarks and Copyrights are able to be perfected by such filings. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(j) (i) Except for the Security Interest created hereby, (A) each Grantor has good and marketable title to (with respect to personal property) its portion of the Collateral, free and clear of all Liens other than Permitted Liens, and (B) each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Effective Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect and establish the priority (set forth in Section 6.(i)) under the Code of, or otherwise protect, any Agent’s Liens in the Investment Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates or which are represented by certificates but are not securities pursuant to Article 8 of the Uniform Commercial Code in effect in any jurisdiction; and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, except for consents, approvals, authorizations, orders, other actions, notices and filings that (A) by their nature can only be obtained or made after the date hereof, (B) the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect, or (C) as may be required by foreign laws affecting the pledge of the Pledged Interests of Foreign Subsidiaries or foreign joint ventures, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force or (B) as may be required by foreign laws affecting the pledge of the Pledged Interests of Foreign Subsidiaries or foreign joint ventures. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(l) There is no default, breach, violation, or event of acceleration existing under any promissory note (as defined in the Code) constituting Collateral and pledged hereunder (each a “Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(m) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

7. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $250,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after receipt thereof) notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five (5) Business Days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent that does not constitute ABL Priority Collateral (as defined in the Intercreditor Agreement), together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein;

(b) Chattel Paper.

(i) Subject to the terms of the Intercreditor Agreement, promptly (and in any event within five (5) Business Days) after request by Agent, each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $250,000;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of JPMorgan Chase Bank, N.A., as Agent for the benefit of the Secured Parties”;

(c) Control Agreements.

(i) Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement from each bank maintaining a Deposit Account or Securities Account for such Grantor;

(ii) Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor; and

(iii) Except to the extent delivered to the possession of Agent or otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor’s investment property that constitutes Collateral hereunder;

(d) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days after becoming a beneficiary) notify Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Agent, use its or their commercially reasonable efforts to enter into a tri-party (or, subject to the terms of the Intercreditor Agreement, a four-party) agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account or an account of the ABL Agent (as defined in the Intercreditor Agreement), all in form and substance reasonably satisfactory to Agent;

(e) Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $250,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days of obtaining such Commercial Tort Claim), notify Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days) after request by Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent a perfected security interest in any such Commercial Tort Claim with the priority required by Section 6(i);

(f) Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $500,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Agent if and to the extent required in order to establish the priority required by Section 6(i), execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law; provided that, so long as no Event of Default shall have occurred, Agent shall not require the Grantors to execute any such instruments or take any such steps with respect to such contracts;

(g) Intellectual Property.

(i) Upon the request of Agent, in order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence any Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Subject to such Grantor’s past business practice and reasonable business judgment regarding the appropriate use of its resources, each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Subject to such Grantor’s past business practice and reasonable business judgment regarding the appropriate use of its resources, each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii) The Grantors acknowledge and agree that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), the Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall constitute Secured Obligations;

(iv) On each date on which a Compliance Certificate is to be delivered pursuant to Section 9.01(f) of the Credit Agreement in respect of a fiscal quarter (or, if an Event of Default has occurred and is continuing, more frequently if requested by Agent), each Grantor shall provide Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Credit Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(v) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 7(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 7(g)(v)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect its Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect its Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi) Subject to such Grantor’s past business practice and reasonable business judgment regarding the appropriate use of its resources, each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(vii) No Grantor shall enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent).

(h) Investment Property.

(i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Effective Date, it shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Credit Documents;

(v) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof;

(vi) As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i) Real Property; Fixtures. No Grantor shall (i) grant, assign, or pledge to any Person security interest in all or any portion of such Grantor’s right, title, and interest in and to its Real Property, or (ii) create or permit to exist any Lien upon or with respect to any of the Real Property of any Grantor, except for Permitted Liens. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s or any other Lender’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Credit Documents;

(k) Controlled Accounts; Controlled Investments.

(i) [Reserved].

(ii) Agent agrees not to issue an Activation Instruction with respect to any account subject to a Control Agreement unless an Event of Default has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if, after the occurrence of such Event of Default, thirty (30) consecutive days have passed during which no Event of Default has occurred and is continuing.

(iii) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 9 and Schedule 10 to add or replace a Controlled Account Bank or an account and shall upon such addition or replacement provide to Agent an amended Schedule 9 and Schedule 10; provided, however, except as provided in Section 7(k)(iv), that (A) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (B) prior to the time of the opening of such account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Control Agreement.

(iv) Starting 60 days (or such later date as Agent may agree to in its sole and absolute discretion) after the Effective Date, other than (i) an aggregate amount of not more than $500,000 for any overnight balances, in the case of Grantors and their Domestic Subsidiaries, or (ii) amounts deposited into Deposit Accounts specially and exclusively used for (x) payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s or its Domestic Subsidiaries’ employees, or (y) disbursements other than the master disbursement account identified on Schedule 9 (to the extent such other disbursement accounts are linked to a master disbursement account (subject to a Control Agreement) as zero balance accounts), no Grantor will, and no Grantor will permit its Subsidiaries to, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor or its Domestic Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) any Agent’s Liens in such Permitted Investments (or, with respect to newly opened Deposit Accounts or Securities Accounts opened for the sole purpose of effectuating a repurchase of Equity Interests of the Borrower permitted under the Credit Agreement and containing less than $2,000,000, within ten (10) Business Days after opening such account).

(l) Name, Etc. Except as otherwise provided in Section 10.02 of the Credit Agreement, no Grantor will change its legal name, chief executive office, tax identification number, organizational identification number (if any), jurisdiction of organization or organizational identity except upon at least 10 days’ prior written notice to Agent of such change.

(m) Reserved.

(n) Pledged Notes. Grantors (i) without the prior written consent of Agent, with respect to Pledged Notes with an original principal amount of $1,000,000 in the aggregate by any Person, will not (A) waive or release any material obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any material right of offset against sums payable under the Pledged Notes, or (C) other than as permitted under the Credit Agreement, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

Notwithstanding anything in this Agreement or any other Credit Document to the contrary, no Grantor shall be required to execute and deliver any pledge agreement, charge, or similar agreement governed by any law other than the laws of the United States or a political subdivision thereof.

8. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Credit Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

9. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral in a manner that is consistent with the priority required to be established pursuant to Section 6(i).

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

10. Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Agent or any of its nominees.

11. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

13. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

14. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Secured Parties, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Credit Documents.

15. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

16. Voting and Other Rights in Respect of Pledged Interests.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other Secured Parties, or the value of the Pledged Interests.

17. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days’ notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c) Agent may, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which any Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor’s Securities Accounts in which any Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

18. Application of Proceeds and Remedies Cumulative.

(a) Application of Proceeds:

(i) After the exercise of remedies provided for in Section 17 above and irrespective of any other provisions of any Credit Document to the contrary, any amounts (including cash, equity securities, debt securities or any other property; provided that if any such amounts are not in the form of cash, then the amount of such securities or other property applied to each of clause (i) through (vi) below shall be an amount with a fair market value equal to the stated amount required to be applied pursuant to each such clause) received on account of the Secured Obligations (whether as a result of a payment under a Guaranty, any realization on the Collateral, any setoff rights or any distribution in connection with any Insolvency or Liquidation Proceeding (including, without limitation, payments (I) in respect of “adequate protection” for the use of Collateral during such proceeding, (II) in respect of post-petition interest, fees or expenses, (III) in respect of any waiver of any rights to receive distributions in any Insolvency or Liquidation Proceeding, (IV) under any Plan of Reorganization or (V) on account of any liquidation of any Credit Party or otherwise)) shall be turned over by the Grantors and any Secured Party to the Agent (to the extent not received directly by the Agent) and applied by the Agent in the following order:

(1) first, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by, and all documented indemnity and fee obligations owed to, the Agent and the Administrative Agent in connection with such collection or sale or otherwise in connection with, or pursuant to, this Agreement, any other Credit Document or any of the Secured Obligations, in each case, to the extent reimbursable under the Credit Agreement, including all court costs and the reasonable and documented fees and documented out-of-pocket expenses of its agents, advisors, consultants and Cahill Gordon & Reindel LLP (including one local counsel to the Administrative Agent in each relevant jurisdiction and one regulatory counsel to the Administrative Agent in each relevant jurisdiction), the repayment of all advances made by the Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(2) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Secured Obligations shall be paid to the Secured Parties as provided in Section 18(a)(iii) hereof, with each Secured Party receiving an amount equal to its outstanding Secured Obligations or, if the proceeds are insufficient to pay in full all such Secured Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(3) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

(ii) If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Secured Obligations of the other Secured Parties, with each Secured Party whose Secured Obligations not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Secured Obligations of such Secured Party and the denominator of which is the unpaid Secured Obligations of all Secured Parties entitled to such distribution.

(iii) All payments required to be made hereunder shall be made (x) if to the Secured Parties (other than the Hedge Banks), to the Administrative Agent for the account of the Secured Parties and (y) if to the Hedge Banks, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Hedge Banks or, in the absence of such a Representative, directly to the Hedge Banks.

(iv) For purposes of applying payments received in accordance with this Section 18(a), the Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Hedge Banks for a determination (which the Administrative Agent, each Representative and the Hedge Banks agree (or shall agree) to provide upon request of the Agent) of the outstanding Secured Obligations owed to such Secured Parties. Unless it has received written notice from a Secured Party to the contrary, the Administrative Agent, each Representative and each Hedge Bank, in furnishing information pursuant to the preceding sentence, and the Agent, in acting hereunder, shall be entitled to assume that no Secured Obligations are outstanding.

(v) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

(vi) Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

(v) If any Secured Party collects or receives any amounts on account of the Secured Obligations to which it is not entitled under this Section 18(a), such Secured Party shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Agent, for the account of the Secured Parties, to be applied in accordance with this Section 18(a).

(b) Remedies Cumulative: Each right, power, and remedy of Agent or, any other Secured Party as provided for in this Agreement, the other Credit Documents or any Secured Interest Rate Protection Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Credit Documents and the Secured Interest Rate Protection Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or such other Secured Party of any or all such other rights, powers, or remedies.

19. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Credit Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence, bad faith, willful misconduct or material breach of the Credit Documents of or by the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent all the expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Credit Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

21. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.

22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23. Continuing Security Interest: Assignments under Credit Agreement.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Credit Agreement, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon the Borrower’s request, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest. Upon (i) the consummation of any sale, transfer or other disposition of Collateral to any Person other than a Grantor pursuant to a transaction permitted by the Credit Agreement, and (ii) delivery by such Grantor of a certificate to Agent certifying that such sale, transfer or other disposition is permitted by the Credit Agreement, the Security Interest granted hereby with respect to such Collateral shall terminate (but shall attach to the proceeds or products thereof) and Agent shall provide evidence of such termination. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Credit Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any loans made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

(b) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any other Lender to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

24. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid.

25. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 13.08 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

26. New Subsidiaries. Pursuant to Section 9.12(e) of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

27. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each of the Secured Parties.

28. Miscellaneous.

(a) This Agreement is a Credit Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Credit Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Lender or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto

(e) IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL EXCEPT WITH RESPECT TO ANY TERMS NOT CONSENTED TO BY THE BORROWER THAT, PURSUANT TO THE INTERCREDITOR AGREEMENT, REQUIRES THE CONSENT OF THE BORROWER.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	ARC DOCUMENT SOLUTIONS, INC.

BY:
NAME:
TITLE:

AMERICAN REPROGRAPHICS COMPANY, L.L.C.

BY:
NAME:
TITLE:

ARC ACQUISITION CORPORATION

BY:
NAME:
TITLE:

ERS DIGITAL, INC.

BY:
NAME:
TITLE:

LICENSING SERVICES INTERNATIONAL, LLC

BY:
NAME:
TITLE:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

MIRROR PLUS TECHNOLOGIES, INC.

BY:
NAME:
TITLE:

PLANWELL, LLC

BY:
NAME:
TITLE:

REPROGRAPHICS FORT WORTH, INC.

BY:
NAME:
TITLE:

RIDGWAY’S, LLC

BY:
NAME:
TITLE:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT:	JPMORGAN CHASE BANK, N.A.

BY:
NAME:
TITLE:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ANNEX 1 TO SECURITY AGREEMENT

FORM OF JOINDER

Joinder No. (this “Joinder”), dated as of             20     , to the Security Agreement, dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Credit Agreement dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ARC Document Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis; and

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Secured Parties to make certain financial accommodations to the Borrower as provided for in the Credit Agreement, the other Credit Documents and the Bank Product Agreements; and

WHEREAS, pursuant to Section 9.12(e) of the Credit Agreement and Section 26 of the Security Agreement, certain Subsidiaries of the Credit Parties must execute and deliver certain Credit Documents, including the Security Agreement, and the joinder to the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor (a) is [an Affiliate] [a Subsidiary] of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Secured Parties and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Credit Documents;

Annex 1-1

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 26 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, each New Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Agreement is incorporated herein by reference.

2. Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 7, Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers, Schedule 8, “Owned Real Property”, Schedule 9, “Deposit Accounts and Securities Accounts”, Schedule 10, “Controlled Account Banks”, and Schedule 11, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 9, Schedule 10, and Schedule 11, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement.

3. Each New Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Credit Documents.

4. Each New Grantor represents and warrants to Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Annex 1-2

5. This Joinder is a Credit Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6. The Security Agreement, as supplemented hereby, shall remain in full force and effect.

7. THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Annex 1-3

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:	[NAME OF NEW GRANTOR]

By:
Name:
Title:

[NAME OF NEW GRANTOR]

By:
Name:
Title:

AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 1

Commercial Tort Claims

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 2

Copyrights

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 3

Intellectual Property Licenses

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 4

Patents

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 5

Pledged Companies

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 6

Trademarks

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 7

Legal Names; Chief Executive Offices

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 8

Real Property

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 9

Deposit Accounts and Securities Accounts

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 10

Controlled Account Banks

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

SCHEDULE 11

Filing Offices

[SIGNATURE PAGE TO JOINDER NO. TO SECURITY AGREEMENT]

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this day of             , 20    , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Term Loan Credit Agreement dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ARC Document Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Secured Parties are willing to make the financial accommodations to the Borrower as provided for in the Credit Agreement, the other Credit Documents and the Secured Interest Rate Protection Agreements, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 20, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Copyright Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

A-1

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a) all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I ;

(b) all renewals or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement is a Credit Document. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement. Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

A-2

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

A-3

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this day of             , 20    , by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Term Loan Credit Agreement dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ARC Document Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Secured Parties are willing to make the financial accommodations to the Borrower as provided for in the Credit Agreement, the other Credit Documents and the Secured Interest Rate Protection Agreements, but only upon the condition, among others, that the Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 20, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Patent Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each of the Lenders and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give ten (10) Business Days’ notice in writing to Agent after acquisition of any such new patent rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement is a Credit Document. This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement. Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement. Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:
By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO PATENT SECURITY AGREEMENT]

SCHEDULE I

to

PATENT SECURITY AGREEMENT

Patents

Grantor	Country	Patent	Application / Patent No.	Filing Date

Patent Licenses

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of             , 20     (this “Pledged Interests Addendum”), is delivered pursuant to Section 7 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to JPMORGAN CHASE BANK, N.A., as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or, if not defined therein, in the Credit Agreement (as defined in the Security Agreement), and this Pledged Interests Addendum shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to Agent in the Security Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

This Pledged interests Addendum is a Credit Document. Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum. If the undersigned delivers an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission, the undersigned shall also deliver an original executed counterpart of this Pledged Interests Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 6 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

THIS PLEDGED INTERESTS ADDENDUM SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

C-1

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGED INTERESTS ADDENDUM]

SCHEDULE I

to

PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this day of             , 20    , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan Credit Agreement dated as of December 20, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among ARC Document Solutions, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, the Secured Parties are willing to make the financial accommodations to the Borrower as provided for in the Credit Agreement, the other Credit Documents and the Secured Interest Rate Protection Agreements, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of December 20, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give notice in writing to Agent within ten (10) Business Days after the acquisition of any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement is a Credit Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application / Registration No.	App / Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT H

SOLVENCY CERTIFICATE

December 20, 2013

To the Administrative Agent and

each of the Lenders party to the

Term Loan Credit Agreement referred to below:

This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.12(i) of the Term Loan Credit Agreement, dated as of December 20, 2013 among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

For purposes of this Certificate, the terms below shall have the following definitions:

(a)	“debt” means any liability on a claim.

(b)	“claim” means right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

I, the undersigned, the Chief Financial Officer of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify on behalf of Borrower as of the date hereof that, based upon current assumptions which I do not believe to be unreasonable in light of the circumstances applicable thereto, on and as of the date hereof and after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith on the date hereof, it is my opinion that: (i) the sum of the assets, at a fair valuation, of the Borrower and its Restricted Subsidiaries taken as a whole will exceed their respective debts; (ii) the Borrower and its Restricted Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond its or their respective ability to pay such debts as such debts mature in the ordinary course of business; and (iii) the Borrower and its Restricted Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses.

Ex. H-1

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the Chief Financial Officer of the Borrower as of the date first listed above.

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title: Chief Financial Officer

Ex. H-2

EXHIBIT I

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 9.01(f) of the Term Loan Credit Agreement, dated as of December 20, 2013 (as amended, restated, supplemented and/or modified, extended or replaced from time to time, the “Credit Agreement”), by and among ARC Document Solutions, Inc. (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

1. I am the duly elected, qualified and acting [Insert title of the Authorized Financial Officer] of the Borrower and deliver this Compliance Certificate solely in such capacity and not in my individual capacity.

2. I have reviewed and am reasonably familiar with the contents of this Compliance Certificate. The matters set forth herein are true to the best of my knowledge after due inquiry.

3. I have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements described in ANNEX 1 hereto and delivered in accordance with Section 9.01 of the Credit Agreement (the “Financial Statements”). Such review did not disclose the existence at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default[, except as set forth below].

4. Attached hereto as ANNEX 2 is the information required by Section 9.01(f)(ii) of the Credit Agreement as of the date of this Compliance Certificate and the Borrower and its Subsidiaries have taken all actions required to be taken by them pursuant to the respective Security Documents in connection with the information set forth on ANNEX 2.

5. Attached hereto as ANNEX 3 is the information required by Section 9.01(f)(i) of the Credit Agreement as of the date of this Compliance Certificate.1

6. The Borrower and its Restricted Subsidiaries are in compliance with the financial covenants contained in Section 10.13 of the Credit Agreement as shown on such ANNEX 4.

IN WITNESS WHEREOF, I have executed this Compliance Certificate this             day of             , 20    .

ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title:

[1]	Excess Cash Flow to be calculated for the respective Excess Cash Flow Payment Period and, to the extent utilized pursuant to Sections 10.03(viii), 10.08(i)(A) or 10.05(xix) of the Credit Agreement, Cumulative Retained Excess Cash Flow Amount to be calculated as of the Excess Cash Flow Payment Date in respect of the respective Excess Cash Flow Payment Period.

Ex. I-1

ANNEX 1

[Describe applicable financial statements]

Ex. I Annex 1

ANNEX 2

1. It is hereby certified that no changes are required to be made pursuant to the terms of the Security Documents to any of Schedule 1 through Schedule 11, inclusive, in each case of the Collateral Agreement so as to make the information set forth therein accurate and complete as of date of this Certificate[, except as specifically set forth below:]

Ex. I Annex 2

ANNEX 3

1. For the applicable Excess Cash Flow Payment Period, (i) the Excess Cash Flow (See Schedule 1) is $            , and (ii) the Applicable Excess Cash Flow Repayment Percentage is %            .

2. As of the Computation Date, the Cumulative Retained Excess Cash Flow Amount (See Schedule 2) is $            .

Ex. I Annex 3

Schedule 1

to Annex 3 o

fCompliance Certificate

	Excess Cash Flow	Fiscal Year Ended

Consolidated EBITDA (see Schedule I to Annex 4)

+	The amount, if any, by which the Consolidated Net Working Capital decreased

-	Consolidated Interest Expense

-	Payments of Indebtedness permitted to be deducted under clause (d) of the defintion of Excess Cash Flow

-	Amounts paid to make Investments permitted to be deducted under clause (e) of the defintion of Excess Cash Flow

-	Amounts paid to make Capital Expenditures permitted to be deducted under clause (f) of the defintion of Excess Cash Flow

-	Restricted Payments permitted to be deducted under clause (g) of the defintion of Excess Cash Flow

-	All Taxes actually paid in cash by the Borrower or its Restricted Subsidiaries

-	Any earn-out, indemnification, purchase price or similar adjustments paid in cash in connection with any disposition or Investment permitted under the Credit Agreement (including any Permitted Acquisition)

-	The amount paid in cash during such period on account of (A) items that were accounted for as non-cash reductions of Consolidated Net Income or Consolidated EBITDA and (B) reserves or amounts established in purchase accounting

-	The aggregate amount of all costs, fees and expenses (including prepayment premiums) incurred in connection with the Transactions and other transactions for which expenses are permitted to be deducted under clause (k) of the definition of Excess Cash Flow

Schedule 1

	Excess Cash Flow	Fiscal Year Ended

-	An amount equal to the amount of extraordinary, unusual or non-recurring cash losses, charges or expenses and cash losses during such period

-	The amount, if any, by which the Consolidated Net Working Capital increased

+	An amount equal to the amount of extraordinary, unusual or non-recurring cash gains and cash gains during such period

Total

Applicable Excess Cash Flow Repayment Percentage: [ ]%

Schedule 1

Schedule 2

to Annex 3

of Compliance Certificate

	Cumulative Retain Excess Cash Flow Amount	Fiscal Year Ended

$5,000,000

+	(a) The cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal quarter) generated from and after December 31, 2013 to the last day of the most recently completed fiscal year to the extent such Excess Cash Flow was not applied in accordance with Section 5.02(d) of the Credit Agreement

+	(b) To the extent not (A) included in clause (a) above or clause (c) below or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any minority investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date

+	(c) To the extent not (A) included in clauses (a) or (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any minority investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such minority investments or Unrestricted Subsidiaries

Schedule 2

	Cumulative Retain Excess Cash Flow Amount	Fiscal Year Ended

+	(d) (i) To the extent not (A) included in clause (a) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 5.02(c) of the Credit Agreement, the aggregate amount of all Net Sale Proceeds received by the Borrower or any Restricted Subsidiary in connection with any Asset Sale permitted under Section 10.02 of the Credit Agreement of its ownership interest in any minority investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date; plus (ii) any Declined Proceeds of a prepayment of Term Loans in accordance with Section 5.02(c) or (e) of the Credit Agreement

+	(e) In the event any Unrestricted Subsidiary originally designated as such pursuant to Section 10.05(xix) of the Credit Agreement becomes a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the lesser of (a) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by the Borrower in good faith

-	(f) Any Restricted Payments made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.03(vii) of the Credit Agreement, voluntary or optional repayments of Junior Indebtedness made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.08(i)(A) of the Credit Agreement or Investments made utilizing a portion of the Cumulative Retained Excess Cash Flow Amount pursuant to Section 10.05(xix) of the Credit Agreement, in each case, during the period commencing on the Effective Date and ending on the Reference Date (and, for purposes of this clause (f), without taking account of the intended usage of the Cumulative Retained Excess Cash Flow Amount on such Reference Date in the contemplated trans-action)

Total

Schedule 2

ANNEX 4

For the trailing four consecutive fiscal quarters             (the “Statement Date”)

A. Section 10.13(a) Interest Expense Coverage Ratio of the Borrower and its Restricted Sub- sidiaries
(I	)	Consolidated EBITDA for the period of four (4) consecutive
fiscal quarters ending on or immediately prior to the Statement
		Date (See Schedule 1 below)	$
(II	)	Consolidated Cash Interest Expense	$
(III	)	Line A.(I) divided by Line A.(II)		to 1.00
(IV	)	Maximum permitted Interest Expense Coverage Ratio
		as set forth in Section 10.13(a) of the Credit Agreement		to 1.00
(V	)	In Compliance?		Yes/No
B. Section 10.13(b) Total Leverage Ratio of the Borrower and its Restricted Subsidiaries
(I	)	Consolidated Indebtedness as of the Statement Date	$
(II	)	Consolidated EBITDA for the last period of four (4) consecutive fiscal quarters ending on or before the Statement
		Date (See Schedule 1 below)	$
(III	)	Line B.(I) divided by Line B.(II)		to 1.00
(IV	)	Maximum permitted Total Leverage Ratio as set
		forth in Section 10.13(b) of the Credit Agreement		to 1.00
(V	)	In Compliance?		Yes/No

Ex. I Annex 4

Schedule 1

to Annex 4 of

Compliance Certificate

	Consolidated EBITDA	Quarter 1 ended / /	Quarter 2 ended / /	Quarter 3 ended / /	Quarter 4 ended / /	Total (Quarters 1-4)

Consolidated Net Income

+	Consolidated Interest Expense

+	Provisions for taxes based on income

+	Total depreciation expense

+	Total amortization expense

+	any non-cash non-recurring costs and expenses related to any transaction permitted under this Agreement or the issuance of Equity Interests of the Borrower

+	restructuring and severance expenses disclosed in the Borrower’s periodic reports filed with the SEC

+	other non-cash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that were paid in a prior period)

-	other non-cash items increasing Consolidated Net Income for such Test Period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period)

-	All cash interest income

Total

Schedule 1

EXHIBIT J

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below, and is entered into by and between [the] [each] Assignor identified in item [1] [2] below ([the] [each, an] “Assignor”) and [[the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, restated, supplemented, modified, extended or replaced from time to time, the “Credit Agreement”). The Standard Terms and Conditions for this Assignment set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the] [each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the respective Assignor’s outstanding rights and obligations under the respective Tranches identified below ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1.	Assignor:
2.	Assignee:	][2]
[1.][3.]	Credit Agreement:	Term Loan Credit Agreement, dated as of December 20, 2013, among ARC Document Solutions, Inc. (the “Borrower”), the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]	If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignees should be listed in the table under bracketed item 2 below.

Ex. J-1

[2.	Assigned Interest:[3]

		Tranche Assigned[4]	Aggregate Amount of Commitment/Loans under Relevant Tranche for all Lenders	Amount of Commitment/Loan under Relevant Tranche Assigned
[Name of Assignor]	[Name of Assignee]		$	$
[Name of Assignor]	[Name of Assignee]		$	$

[4.	Assigned Interest:[5]

Tranche Assigned	Aggregate Amount of Commitment/Loans under Relevant Tranche for all Lenders	Amount of Commitment/Loan under Relevant Tranche Assigned
Term Loans[6]	$	$

Effective Date                 ,             , 20

[3]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.
[4]	For complex multi-Tranche assignments a separate chart for each Tranche should be used for ease of reference.
[5]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.
[6]	Insert rows for additional Tranches of Term Loans as needed.

Ex. J-2

Assignor[s] Information		Assignee[s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE [NAME OF ASSIGNEE][1]

By:		By:
	Name:		Name:
	Title:		Title:

[Consented to and][2] Accepted:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[ARC DOCUMENT SOLUTIONS, INC.

By:
Name:
Title: ][3]

[1]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.
[2]	Insert to the extent required by Section 13.04 of the Credit Agreement.
[3]	Insert to the extent required by Section 13.04 of the Credit Agreement.

Ex. J-3

ANNEX A

to

ASSIGNMENT AND ASSUMPTION AGREEMENT

ARC DOCUMENT SOLUTIONS, INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower or any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the] [each] Assignor which is at least 50% owned by [the][each] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an affiliate of such investment advisor, or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision, and (v) it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [each] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Ex. J Annex A -1

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the] [each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed electronic copy hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy (or other form of electronic transmission permitted under the Credit Agreement) shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Ex. J Annex A-2

EXHIBIT K

FORM OF

SELLER SUBORDINATION AGREEMENT

[See attached]

Ex. K-1

EXHIBIT K

SELLER SUBORDINATION AGREEMENT

This Seller Subordination Agreement (this “Agreement”), dated as of [            , 20    ] is entered into by and between [Name of Entity], a [jurisdiction] [type of entity] (the “Company”), [Name of Entity], a [jurisdiction] [type of entity] (“Seller”), and [Name of Entity], a [jurisdiction] [type of entity], and [Name of Entity], a [jurisdiction] [type of entity], collectively constituting all of the [members or shareholders] of Seller (collectively, “Seller Members”1), for the benefit of the Senior Lenders (as defined herein).

WHEREAS, the Company, Seller and Seller Members have entered into that certain Asset Purchase Agreement dated as of [            ,20    ] (the “Asset Purchase Agreement”), whereby the Company agrees to pay to the Seller at the Closing and thereafter, in the aggregate, an amount up to [            ] Dollars ($[            ]) for substantially all of the assets of Seller used in connection with Seller’s business by delivery to Seller of: (A) cash in the amount of [            ] Dollars ($[            ]), payable to Seller by wire transfer or delivery of other immediately available funds (the “Cash Payment”) at the Closing, and (B) a subordinated promissory note from the Company, as Maker (the “Subordinated Note”), in the principal amount of [            ] Dollars ($            ), all as subject to adjustment as set forth in the Asset Purchase Agreement; and

WHEREAS, Seller has agreed to subordinate the Subordinated Obligations (as defined below) to the Senior Indebtedness (as defined below) on the terms and subject to the conditions hereof;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Seller agree as follows;

1. Definitions. As used herein, the following terms shall have the following meanings:

“Bankruptcy Event” has the meaning provided in Section 2(b) hereof.

“Holdings” ARC Document Solutions, Inc., a Delaware corporation.

“Paid in Full,” “Payment in Full,” “paid in full” or “payment in full” shall mean, as of any date of determination with respect to the Senior Indebtedness, that: (a) all of such Senior Indebtedness (other than (i) contingent indemnification obligations not yet due and payable or with respect to which a claim has not been asserted has been paid in full in cash and (ii) Secured Interest Rate Protection Agreement Obligations not yet due and payable); (b) no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Senior Debt Documents; (c) any and all Secured Interest Rate Protection Agreement Obligations have been cancelled (or backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to the Senior Agent); and (d) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by Senior Agent or a Senior Lender, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to Senior Agent) or cash collateralized, in each case in an amount reasonably estimated by Senior Agent to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

[1]	If Seller is a corporation, this should be changed to “Seller Shareholders”.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Secured Interest Rate Protection Agreement Obligations” means Obligations (as defined in the Senior Credit Agreement) under Secured Interest Rate Protection Agreements (as defined in the Senior Credit Agreement).

“Senior Agent” shall mean JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Senior Lenders under the Senior Credit Agreement, and its successors and assigns in such capacities, or if there is then no acting administrative agent or collateral agent under the Senior Credit Agreement, financial institutions or other Persons holding a majority in principal amount of the outstanding Senior Indebtedness under the Senior Credit Agreement.

“Senior Credit Agreement” shall mean the Credit Agreement dated December 20, 2013, by and among Holdings, the financial institutions and other Persons listed therein as lenders, JPMorgan Chase Bank, N.A., as Senior Agent, as amended, restated, modified or supplemented from time to time, together with any credit agreement or similar document from time to time executed by Holdings and/or any of their respective subsidiaries to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.

“Senior Debt Documents” shall mean the “Credit Documents” (as defined in the Senior Credit Agreement).

“Senior Indebtedness” shall mean (i) all Obligations (as defined in the Senior Credit Agreement) now or hereafter incurred pursuant to and in accordance with the Senior Debt Documents relating to the Senior Credit Agreement, including any principal, prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under title 11 of the United States Code, whether or not allowed as a claim in such proceeding), fees, Secured Interest Rate Protection Agreement Obligations, indemnities and reimbursement of fees, expenses and other amounts, and (ii) any indebtedness and other obligations incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, “Refinancing”) the obligations of Holdings under the Senior Credit Agreement as set forth in clause (i) above.

“Senior Lenders” shall mean the financial institutions and/or other Persons party to, or holders of any Indebtedness outstanding under, the Senior Credit Agreement as “Lenders” from time to time.

“Subordinated Obligations” has the meaning provided in Section 2(a) hereof.

“Transferee” has the meaning provided in Section 2(m) hereof.

Capitalized terms not otherwise defined herein shall have the meanings given in the Asset Purchase Agreement.

2. Subordination.

(a) Agreement to Subordinate. The Company and Seller (each for itself and each future holder of Subordinated Obligations) hereby agree that the indebtedness of the Company and any of its subsidiaries and affiliates evidenced by the Asset Purchase Agreement and the Subordinated Note and all rights or claims arising out of or associated with such indebtedness (the “Subordinated Obligations”), shall be junior and subordinate in right of payment to the prior Payment in Full of all Senior Indebtedness, in accordance with the provisions of this Section 2; provided, however, that except as provided in Sections 2(b) and 2(c) below, the Company may pay and Seller may receive and retain scheduled payments which are currently due under the Subordinated Obligations. Each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Company and the Seller contained in this Section 2. The provisions of this Section 2 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such Seller upon the insolvency, bankruptcy or reorganization of the Company or any affiliate of the Company. In no event shall the Seller commence any action or proceeding to contest the provisions of this Section 2 or the priority of the Liens (as defined in the Senior Credit Agreement) granted to the holders of the Senior Indebtedness by the Company. Seller shall not take, accept or receive any collateral security from the Company for the payment of the Subordinated Obligations.

(b) Liquidation, Dissolution, Bankruptcy. In the event of any insolvency, bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Company, its debts, its property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a “Bankruptcy Event”), all Senior Indebtedness shall first be Paid in Full before Seller shall be entitled to receive or retain any payment or distribution of assets of the Company with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Seller would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section 2, whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by Seller if received by it, directly to the Senior Agent on behalf of the holders of the Senior Indebtedness (subject to any intercreditor agreement or arrangement among such holders) for application to the payment of the Senior Indebtedness remaining unpaid, to the extent necessary to make Payment in Full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

(c) No Payments with Respect to Subordinated Obligations in Certain Circumstances.

(i) In circumstances in which Section 2(b) is not applicable, no payment of any nature (including, without limitation, any distribution of assets) in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto or on account of the purchase or redemption or other acquisition of Subordinated Obligations, by setoff, prepayment, exchange or other manner) shall be made by or on behalf of the Company if, at the time of such payment, (x) the Company shall have received notice from the Senior Agent of the occurrence of one or more “Events of Default” (as defined in the Senior Credit Agreement) in respect of the Senior Indebtedness and (y) any such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents.

The Company may resume payments (and may make any payments missed due to the application of Section 2(c)(i)) in respect of the Subordinated Obligations or any judgment with respect thereto upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents.

(ii) Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be Paid in Full before any payment is made on account of or applied on the Subordinated Obligations.

(iii) The Company shall give prompt written notice to Seller of (i) any Event of Default in respect of Senior Obligations.

(d) When Distribution Must Be Paid Over. In the event that Seller shall receive any payment or distribution of assets that it is not entitled to receive or retain under the provisions of this Agreement in respect of the Subordinated Obligations, Seller shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Seller and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness (subject to any intercreditor agreement or arrangement among such holders) in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.

(e) Exercise of Remedies. So long as any Senior Indebtedness is outstanding (including any loans, any commitments to lend or any lender guarantees), Seller shall not exercise any rights or remedies in respect of the Subordinated Obligations, including, without limitation, any action (1)to demand or sue for collection of amounts payable under any Purchase Document in respect of the Subordinated Obligations or (2) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event prior to the earliest of:

(A) the Payment in Full in cash or other immediately available funds of all Senior Indebtedness;

(B) the initiation of a proceeding (other than a proceeding prohibited by clause (2) of this Section 2(e)) in connection with or premised upon the occurrence of a Bankruptcy Event; and

(C) the acceleration of the maturity of all of the Senior Indebtedness;

provided, however, that if, with respect to (B) and (C) above, such proceeding or acceleration, respectively, is rescinded, the prohibition against taking the actions described in this Section 2(e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable.

(f) Amending Senior Indebtedness. Any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Seller, (i) modify or amend the terms of the Senior Indebtedness, (ii)sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, the Senior Indebtedness, (iii)release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against the Company, Holdings or any other Person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or (vi)take any other action that might be deemed to impair in any way the rights of Seller. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Seller and without impairing or releasing the obligations of Seller to the holders of Senior Indebtedness.

(g) Certain Rights in Bankruptcy. In order to enable each holder of Senior Indebtedness to enforce their rights hereunder in any bankruptcy, insolvency or similar proceeding, Seller hereby irrevocably authorizes and empowers the Senior Agent (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions in respect of the Subordinated Obligations, to file and prove all claims (including claims in bankruptcy) relating to the Subordinated Obligations, to exercise any right to vote arising with respect to the Subordinated Obligations and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Seller, as the Senior Agent determines to be necessary or appropriate.

(h) Subrogation. No payment or distribution to any holder of Senior Indebtedness pursuant to the provisions of this Agreement shall entitle Seller to exercise any right of subrogation in respect thereof until (i) all Senior Indebtedness shall have been Paid in Full or (ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.

(i) Obligations Hereunder Not Affected. All rights and interest of the holders of Senior Indebtedness hereunder, and all agreements and obligations of Seller Members and the Company hereunder, shall remain in full force and effect irrespective of:

(A) any lack of validity or enforceability of any Senior Debt Document;

(B) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents;

(C) any exchange, subordination, release or non-perfection of any collateral for all or any of the Senior Indebtedness;

(D) any failure of any holder of Senior Indebtedness to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document [other than this Agreement];

(E) any reduction, limitation, impairment or termination of the Senior Indebtedness for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Company and Seller Members hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Indebtedness; and

(F) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company or its subsidiaries or affiliates in respect of the Senior Indebtedness or Seller Members in respect of this Agreement.

Seller Members acknowledge and agree that the holders of Senior Indebtedness may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing Seller Members’ obligations hereunder: (i) modify the Senior Debt Documents; (ii) take or hold security for the payment of the Senior Indebtedness and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Senior Agent and Senior Lenders, in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against the Company, Holdings or any other Person. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Agent and Senior Lenders on the one and hand and Seller Members on the other hand, even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided, invalidated or disallowed.

(j) Subordination of Liens and Security Interests; Agreement to Release Liens.

Until the Senior Indebtedness has been Paid in Full, any liens and security interests of any Seller Member in any collateral which may exist shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Agent in such Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that any Seller Member obtains any liens on or security interests in the collateral securing the Senior Indebtedness or any portion thereof, (i) Senior Agent shall be deemed authorized by Seller Members to file Uniform Commercial Code termination statements necessary to terminate such liens and security interests and (ii)Seller Members shall promptly execute and deliver to Senior Agent such releases and terminations as Senior Agent shall reasonably request to effect the release of such liens and security interests.

(k) Modifications to Seller Documents. Until the Senior Indebtedness has been Paid in Full, and notwithstanding anything to the contrary contained in the Seller Note or the Asset Purchase Agreement, Seller Members shall not, without the prior written consent of Senior Agent, amend, modify or supplement the Seller Note or Asset Purchase Agreement.

(l) Relative Rights. The provisions of this Section 2 are for the benefit of the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Seller. Seller acknowledges and agrees that any breach of the provisions of this Section 2 will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Seller agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section 2 and/or to compel specific performance of such provisions. The provisions of this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this Section 2 are not intended to impair and shall not impair, as between the Company and Seller, the obligation of the Company to pay Seller all amounts owing under the Asset Purchase Agreement in respect of the Subordinated Obligations, which obligation is absolute and unconditional.

(m) Transfers. Seller agrees that it will not (a)sell, assign or otherwise transfer, in whole or in part, the Subordinated Obligations owed to it or any interest therein to any other person or entity (a “Transferee”) or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon any Subordinated Obligations owed to it in favor of any Transferee unless, in either case, such Transferee expressly acknowledges to the Senior Lenders in writing the subordination provided for herein and agrees to be bound by all of the terms hereof.

(n) Amendment. So long as any Senior Indebtedness (including any lender guarantee) is outstanding or there is a commitment to lend any Senior Indebtedness (including any commitment under the Senior Debt Documents), the terms of this Agreement may be amended only with the consent of the Senior Agent.

(o) Acknowledgment of Security Interest. Seller hereby acknowledges, and agrees to, the Company’s grant of its interest herein to the Senior Lenders to collaterally secure the Company’s obligations under the Senior Credit Agreement.

(p) Governing Law. The construction, validity and interpretation of the provisions of Section 2 of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signatory Page to Follow]

IN WITNESS WHEREOF, the Company, Seller and Seller Members have executed and delivered this Agreement on the date first written above.

COMPANY:

[ARC Entity], a [jurisdiction] [type of entity]

By:
Name:
Title:

SELLER:

[Entity Name], a [jurisdiction] [type of entity]

By:
Name:
Title:

SELLER MEMBERS:

[Entity Name], a [jurisdiction] [type of entity]

By:
Name:
Title:

[Entity Name], a [jurisdiction][type of entity]

By:
Name:
Title:

[SIGNATORY PAGE FOR SELLER SUBORDINATION AGREEMENT]]

EXHIBIT L

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

[See attached]

Ex. L-1

EXHIBIT L

EXECUTION VERSION

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of December 20, 2013 is made among the Credit Parties (as defined hereinafter) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, together with its successors, if any, in such capacities, “Agent”) for the Secured Parties.

ARC Document Solutions, Inc., a Delaware corporation (“Borrower”), Agent (for itself and on behalf of the Secured Parties) and the Lenders are parties to that certain Term Loan Credit Agreement dated as of even date herewith (as amended, modified, renewed, extended, or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Credit Parties;

WHEREAS, American Reprographics Company, L.L.C., a California limited liability company, ARC Acquisition Corporation, a California corporation, ERS Digital, Inc., a Minnesota corporation, Licensing Services International, LLC, a California limited liability company, Mirror Plus Technologies, Inc., a California corporation, Planwell, LLC, a California limited liability company, REPROGRAPHICS FORT WORTH, INC., a Delaware corporation, and Ridgway’s, LLC, a Texas limited liability company (each a “Guarantor” and collectively, “Guarantors”; Borrower and Guarantors are each a “Credit Party” and collectively, “Credit Parties”) have each executed and delivered to Agent a guaranty of the obligations of Borrower to Agent and the Secured Parties;

WHEREAS, ARC REPROGRAPHICS CANADA CORP., a British Columbia corporation, ARC DIGITAL CANADA CORP., a British Columbia corporation, AMERICAN REPROGRAPHICS COMPANY INDIA PRIVATE LIMITED, a company organized under the laws of India, UNIS Document Solutions Co., Ltd., a company organized under the laws of China, Henan UNIS Waytron Document Technology Co., Ltd., a company organized under the laws of China, Shanghai UNIS––Printing Technology Co., Ltd., a company organized under the laws of China, Shenzhen UNIS—Printgnl Document Solutions Co., Ltd., a company organized under the laws of China, ARC DOCUMENT SOLUTIONS AUSTRALIA PTY LIMITED, a company organized under the laws of Australia, ARC Reprographics Hong Kong, Limited, a company organized under the laws of Hong Kong, ARC Technology Bermuda, Ltd., a company organized under the laws of Bermuda, and ARC—UK TECHNOLOGIES LIMITED, a company organized under the laws of England and Wales (each a “Foreign Subsidiary, and collectively, the “Foreign Subsidiaries”; the Credit Parties and the Foreign Subsidiaries are herein referred to collectively as the “Company Entities”, and each a “Company Entity”), are each a Foreign Subsidiary of Borrower;

WHEREAS, each Company Entity has made or may make from time to time certain loans or advances (the “Intercompany Loans”) to one or more other Company Entities; and

WHEREAS, each Company Entity has agreed to the subordination of the Intercompany Loans, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.	Definitions; Interpretation.

(a) Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Subordinated Debt” means, with respect to each Company Entity, all indebtedness, liabilities, and other obligations of any Credit Party owing to such Company Entity in respect of any and all loans or advances made by such Company Entity to such other Credit Party whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Credit Party to such Company Entity under or in connection with any documents or instruments related thereto, and including, without limitation, the Intercompany Loans.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Credit Party, directly or indirectly, of assets of such Credit Party of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(b) Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2.	Subordination to Payment of the Secured Obligations.

As to each Credit Party, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash of the Secured Obligations.

SECTION 3.	Subordination Upon Any Distribution of Assets of Company Entities.

As to each Company Entity, in the event of any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property, or securities, upon an Insolvency or Liquidation Proceeding relating to such Credit Party or its property: (i) all amounts owing on account of the Secured Obligations shall first be paid, in full, in cash, before any Subordinated Debt Payment is made; and (ii) any Subordinated Debt Payment to which such Company Entity would be entitled, except for the provisions hereof, shall, subject to the Intercreditor Agreement, be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Agent for application to the payment of the Secured Obligations in accordance with clause (i) and the terms of the Credit Agreement, after giving effect to any concurrent payment or distribution or provision therefor to Agent in respect of such Secured Obligations.

SECTION 4.	Payments on Subordinated Debt.

(a) Permitted Payments. So long as no Event of Default has occurred and is continuing, each Credit Party may make, and each other Company Entity shall be entitled to accept and receive, payments on account of the Subordinated Debt in the ordinary course of business, to the extent such payments are permitted under the Credit Agreement.

(b) No Payment Upon Default of the Secured Obligations. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Credit Party shall make, and no other Company Entity shall accept or receive, any Subordinated Debt Payment; provided, however, that a Credit Party may continue to make Subordinated Debt Payments to any other Credit Party until Agent has provided the Credit Parties with notice that Credit Parties shall not make any Subordinated Debt Payments.

SECTION 5.	Subordination of Remedies.

As long as any Secured Obligations shall remain outstanding and unpaid, no Company Entity shall, without the prior written consent of Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any Credit Party owing to such Company Entity;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt made by a Credit Party, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of a Credit Party to any other Company Entity against any of the Subordinated Debt, other than netting of payments between the Company Entities in the ordinary course of business so long as no Event of Default shall have occurred; or

(d) commence, or cause to be commenced, or join with any creditor other than Agent on behalf thereof in commencing, any bankruptcy, insolvency, or receivership proceeding against the other Credit Party.

SECTION 6.	Payment Over to Agent.

In the event that, notwithstanding the provisions of Sections 3, 4, and 5 any Subordinated Debt Payments shall be received in contravention of any such Sections 3, 4, or 5 by any Company Entity before all Secured Obligations are paid in full, in cash, such Subordinated Debt Payments shall be held in trust for the benefit of Agent and shall be paid over or delivered to Agent for application to the payment, in full, in cash, of all Secured Obligations remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, the application thereof to be in Agent’s sole discretion (in accordance with the Credit Agreement) and after giving effect to any concurrent payments or distributions to Agent in respect of the Secured Obligations.

SECTION 7.	Authorization to Agent.

If, while any Subordinated Debt is outstanding, any Insolvency or Liquidation Proceeding shall occur and be continuing with respect to an obligor Credit Party or its property (except with respect to obligations of a Foreign Subsidiary to another Foreign Subsidiary): (i) Agent is hereby irrevocably authorized and empowered (in the name of the applicable obligee Company Entity or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties; and (ii) such obligee Company Entity shall promptly take such action as Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Agent such powers of attorney, assignments, and other instruments as it may reasonably request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8.	Certain Agreements of Each Company Entity.

(a) No Benefits. Each Company Entity understands that there may be various agreements between Agent, the Secured Parties and the Credit Parties evidencing and governing the Secured Obligations, and each Company Entity acknowledges and agrees that such agreements are not intended to confer any benefits on such Company Entity (unless such Company Entity is party thereto) and that the Secured Parties and Agent, on behalf thereof, shall have no obligation to such Company Entity or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Company Entity acknowledges that each Credit Party has granted to Agent, for itself and for the benefit of the Secured Parties, security interests in certain of such Credit Party’s assets as set forth in the Credit Agreement and the other Credit Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Lenders. Each Company Entity acknowledges and agrees that the Secured Parties will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Credit Documents and making or issuing the Loans thereunder, and in entering into the Hedge Agreements and providing any Swap Obligations.

(d) Waivers. Each Company Entity hereby waives any and all notice of the incurrence of the Secured Obligations or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Company Entity Not Affected. Each Company Entity hereby agrees that at any time and from time to time, without notice to or the consent of such Company Entity, without incurring responsibility to such Credit Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Agent or the Secured Parties hereunder: (i) the time for any Credit Party’s performance of or compliance with any of its agreements contained in the Credit Documents may be extended or such performance or compliance may be waived by the Lenders or Agent on behalf thereof; (ii) the agreements of any Credit Party with respect to the Credit Documents may from time to time be modified by such Credit Party and the Secured Parties or Agent on behalf thereof, in each case, pursuant to the terms of the applicable Credit Document; (iii) the manner, place, or terms for payment of the Secured Obligations or any portion thereof may be altered or the terms for payment extended, or the Secured Obligations may be renewed in whole or in part; (iv) the maturity of the Secured Obligations may be accelerated in accordance with the terms of any present or future agreement by any Credit Party and the Secured Parties or Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Agent for the benefit of the Secured Parties may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for the Secured Obligations may be discharged, released, or substituted; and (vii) all other rights against any Credit Party, any other Person, or with respect to any Collateral may be exercised (or the Secured Parties or Agent, on behalf thereof, may waive or refrain from exercising such rights).

(f) Rights of the Lenders Not to Be Impaired. No right of the Secured Parties or Agent, on behalf thereof, to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Company Entity, the Secured Parties or Agent hereunder or under or in connection with the other Credit Documents or by any noncompliance by any other Company Entity with the terms and provisions and covenants herein or in any other Credit Document, regardless of any knowledge thereof that the Secured Parties or Agent may have or otherwise be charged with.

(g) Financial Condition of Company Entities. Except as expressly permitted under the Credit Agreement, no Company Entity shall have a right to require the Secured Parties to obtain or disclose any information with respect to: (i) the financial condition or character of any Credit Party or the ability of such Credit Party to pay and perform the Secured Obligations; (ii) the Secured Obligations; (iii) the Collateral or other security for any or all of the Secured Obligations; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Secured Obligations; (v) any action or inaction on the part of the Secured Parties or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. Except as otherwise permitted by the Credit Documents, no Company Entity shall, without the prior written consent of Agent, acquire any right or interest in or to any Collateral not owned by such Company Entity or accept any guaranties for the Subordinated Debt.

SECTION 9.	Subrogation.

Until the payment and performance in full of all Secured Obligations and the termination of the Credit Agreement, no Company Entity shall have, or shall directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Secured Parties hereunder or otherwise. Upon the payment and performance in full of all Secured Obligations and termination of the Credit Agreement, each Company Entity shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Secured Parties to receive payments or distributions applicable to the Secured Obligations until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to the Secured Parties of any cash, property, or securities to which any Company Entity would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Company Entity, its creditors (other than the Secured Parties), and the other Company Entity, be deemed to be a payment by the other Company Entity to or on account of the Secured Obligations.

SECTION 10.	Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Company Entity until the Secured Obligations are paid and performed in full and the Credit Agreement is terminated in accordance with its terms. The subordination, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Company Entities.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Secured Obligations by or on behalf of any Credit Party shall be rescinded or must otherwise be restored by Agent or the Secured Parties, whether as a result of an Insolvency or Liquidation Proceeding or otherwise.

SECTION 11.	Transfer of Subordinated Debt.

Except as expressly permitted under the Credit Agreement, no Company Entity may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of Agent and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt, shall agree to be bound hereby, in form and substance reasonably satisfactory to Agent.

SECTION 12.	Obligations of Credit Parties Not Affected.

The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Company Entity against the other Company Entities, on the one hand, and of the Secured Parties and Agent on behalf thereof against the other Company Entities, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Company Entity and the other Company Entities, the obligation of the other Company Entities to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Company Entity against the other Company Entities, on the one hand, and of the creditors (other than the Secured Parties) of the other Company Entities against the other Company Entities, on the other hand.

SECTION 13.	Endorsement of Company Entity Documents; Further Assurances and Additional Acts.

(a) Endorsement of Credit Party Documents. At the request of Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Company Entity shall promptly deliver to Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Company Entity shall execute, acknowledge, deliver, file, notarize, and register, at its own expense, all such further agreements, instruments, certificates, financing statements, documents and assurances, and perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Agent with evidence of the foregoing in form and substance reasonably satisfactory to Agent.

SECTION 14.	Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered, in the case of a notice or communication to a Company Entity, to such Company Entity in care of Borrower in accordance with the notice provisions contained in the Credit Agreement, and in the case of a notice or communication to Agent, to Agent in accordance with the notice provisions contained in the Credit Agreement.

SECTION 15.	No Waiver; Cumulative Remedies.

No failure on the part of the Secured Parties or Agent on behalf thereof to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Secured Parties or Agent.

SECTION 16.	Costs and Expenses.

Each Credit Party jointly and severally agrees to pay to Agent, for itself and for the benefit of the Secured Parties, upon demand by Agent, or the Secured Parties, all costs and expenses of Agent and the Secured Parties, and the reasonable fees and disbursements of counsel to Agent and the Secured Parties, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof and (ii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by Agent or the Secured Parties as a result of any failure by any Company Entity to perform or observe its obligations contained in this Agreement.

SECTION 17.	Survival.

All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Secured Obligations remain unpaid. Without limiting the generality of the foregoing, the obligations of each Credit Party under Section 16 shall survive the satisfaction of the Secured Obligations.

SECTION 18.	Benefits of Agreement.

This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19.	Binding Effect.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Company Entity, Agent and the Lenders and their respective successors and permitted assigns.

SECTION 20.	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 21.	SUBMISSION TO JURISDICTION.

EACH PARTY HERETO HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22.	Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Agreement constitutes the entire agreement of each of the Company Entities, Agent and the Secured Parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Company Entities and Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Company Entity therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23.	Conflicts.

In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 24.	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25.	Interpretation.

This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, Company Entities and Agent and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any of Agent or the Secured Parties merely because of their involvement in the preparation hereof.

SECTION 26.	Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 27.	Termination of Agreement.

Upon payment and performance in full of the Obligations and the termination of Credit Agreement, this Agreement shall terminate and Agent, on behalf of the Secured Parties, shall promptly execute and deliver to each Company Entity such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of each Company Entity under Section 16 shall survive such termination.

SECTION 28.	Future Subsidiaries.

Any Subsidiary of the Borrower acquired or created after the date hereof may become a party hereto by signing a joinder agreement in the form reasonably acceptable to Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

ARC DOCUMENT SOLUTIONS, INC.,
a Delaware corporation

By:
Name:
Title:

ARC REPROGRAPHICS CANADA CORP., a British Columbia corporation

By:
Name:
Title:

ARC DIGITAL CANADA CORP., a British Columbia corporation

By:
Name:
Title:

AMERICAN REPROGRAPHICS COMPANY, L.L.C.

By:
Name:
Title:

ARC ACQUISITION CORPORATION

By:
Name:
Title:

Signature Pages to Intercompany Subordination Agreement

ERS DIGITAL, INC.

By:
Name:
Title:

LICENSING SERVICES INTERNATIONAL, LLC

By:
Name:
Title:

MIRROR PLUS TECHNOLOGIES, INC.

By:
Name:
Title:

PLANWELL, LLC

By:
Name:
Title:

REPROGRAPHICS FORT WORTH, INC.

By:
Name:
Title:

Signature Pages to Intercompany Subordination Agreement

RIDGWAY’S, LLC

By:
Name:
Title:

AMERICAN REPROGRAPHICS COMPANY INDIA PRIVATE LIMITED

By:
Name:
Title:

UNIS DOCUMENT SOLUTIONS CO., LTD.

By:
Name:
Title:

HENAN UNIS WAYTRON DOCUMENT TECHNOLOGY CO., LTD.

By:
Name:
Title:

SHANGHAI UNIS PRINTING TECHNOLOGY CO., LTD.

By:
Name:
Title:

SHENZHEN UNIS — PRINTGNL DOCUMENT SOLUTIONS CO., LTD.

By:
Name:
Title:

Signature Pages to Intercompany Subordination Agreement

ARC DOCUMENT SOLUTIONS AUSTRALIA PTY LIMITED

By:
Name:
Title:

ARC TECHNOLOGY BERMUDA, LTD.

By:
Name:
Title:

ARC - UK TECHNOLOGIES LIMITED

By:
Name:
Title:

ARC REPROGRAPHICS HONG KONG, LIMITED

By:
Name:
Title:

Signature Pages to Intercompany Subordination Agreement

AGENT:

JPMORGAN CHASE BANK, N.A., on behalf of the Secured Parties

By:
Name:
Title:

Signature Pages to Intercompany Subordination Agreement